Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED.
INFORMATION FOR WHICH CONFIDENTIAL
TREATMENT HAS BEEN REQUESTED IS OMITTED
AND MARKED WITH "[***]". AN UNREDACTED
VERSION OF THIS DOCUMENT HAS ALSO BEEN
FURNISHED SEPARATELY TO THE SECURITIES AND
EXCHANGE COMISSION AS REQUIRED BY RULE
24B-2 UNDER THE SECURITIES EXCHANGE ACT OF
1934, AS AMENDED.

TRANSITION AND OPERATIONS SUPPORT AGREEMENT

Relating to the Transfer of Kaplan University

Dated as of March 22, 2018

TABLE OF CONTENTS

Page

1.	Defined Terms; Interpretation.		2
	1.1.	Terminology.	2
	1.2.	Interpretation.	2
	1.3	Transition Support.	4
2.	Control of New University; Responsibilities of the Parties.		4
	2.1.	New University Board of Trustees.	4
	2.2.	New University Obligations.	4
	2.3.	New University Operating Policies.	6
	2.4.	Contributor’s Support Functions.	6
	2.5.	Support Function Standards.	8
	2.6.	Root Cause Analysis	11
	2.7.	Excused Performance; Force Majeure	11
	2.8.	Reports.	12
	2.9.	Access.	12
3.	Coordination of Functions.		12
	3.1.	Advisory Activities - Cooperation.	12
	3.2.	Relationship Managers; Advisory Committee.	12
4.	New University Budgets.		14
	4.1.	New University Budget and Line Items.	14
	4.2.	Line Items.	15
5.	Marketing Plan.		15
6.	Compliance with Laws and Policies.		15
	6.1.	FERPA; GLB.	15
	6.2.	Compliance with Law; Changes in Law.	15
	6.3.	Policies.	16
7.	Confidentiality.		16
	7.1.	Definition.	16
	7.2.	Obligations.	16
	7.3.	Exclusions.	17
	7.4.	Requests for Documents.	17
	7.5.	Loss of Confidential Information.	17
	7.6.	Period of Confidentiality.	17
	7.7.	Return of Confidential Information.	18
8.	Proprietary Rights.		18
	8.1.	Licenses.	18
	8.2.	Third Party Materials.	19
	8.3.	Reservation.	19
	8.4.	Residuals.	19
9.	Reimbursements and Payments.		19
10.	Books and Records; Audited Financial Statements; Examination.		19
	10.1.	Books and Records; Audited Financial Statements.	19
	10.2.	Examination.	20
11.	Tax Matters.		21
	11.1.	Tax.	21

i

	11.2.	Tax Withholding.	21
	11.3.	Tax Treatment.	22
12.	Representations and Warranties; Covenants.		22
	12.1.	Representations and Warranties; Covenants - Purdue and New University.	22
	12.2.	Representations and Warranties; Covenants - Contributor	22
	12.3.	Performance Warranties.	23
	12.4.	Disclaimer.	23
13.	Certain Covenants.		23
	13.1.	Restrictive Covenants.	23
	13.2.	Transfer of Revenue Generating Assets	24
14.	Term; Termination.		25
	14.1.	Term.	25
	14.2.	Early Termination.	25
	14.3.	Non-Renewal by New University.	26
	14.4.	Termination for Certain Financial Results.	26
	14.5.	Termination of Agreement for Material Breach.	26
	14.6.	Reports; Unpaid Fees.	28
	14.7.	Teach-Out Period.	28
	14.8.	Buyout Option.	29
	14.9.	Transfer of Certain Support Functions and Related Assets.	32
	14.10.	Elections and Options.	33
	14.11.	Survival.	33
15.	Limitation of Liability.		34
16.	Management Escalation; Choice of Law; Available Remedies.		34
	16.1.	Management Escalation.	34
	16.2.	Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.	34
	16.3.	Certain Remedies.	35
17.	Duty to Cooperate.		35
18.	Insurance.		35
19.	Accreditation and Licenses.		35
20.	Miscellaneous.		36
	20.1.	Third Party Servicer Requirements.	36
	20.2.	Relationship of the Parties.	36
	20.3.	Expenses.	37
	20.4.	Notices.	37
	20.5.	Amendment; Waiver.	38
	20.6.	Successors and Assigns.	38
	20.7.	Third Party Rights.	38
	20.8.	Public Announcements.	38
	20.9.	Entire Agreement.	39
	20.10.	Severability.	39
	20.11.	Counterparts.	39
	20.12.	Further Assurances.	39

ii

TABLE OF EXHIBITS

Exhibit A Definitions

Exhibit B NU Policy Guide

Exhibit C Support Functions - Additional Detail

Exhibit D NU Policy Guide Departures

Exhibit E Initial Budget

Exhibit E-1 New University Academic Cost Line Items

Exhibit E-2 Contributor Support Cost Line Items

Exhibit F Reimbursements and Payments

Exhibit G Agreed Principles

Exhibit H Deposit Credits

Exhibit I-1 Form of Early Termination Note

Exhibit I-2 Form of Post-Initial Term Note

Exhibit I-3 Terms of Security Interest Grant

Exhibit J Transfer - Examples
iii

TRANSITION AND OPERATIONS SUPPORT AGREEMENT

This Transition and Operations Support Agreement (together with the Exhibits hereto, this “Agreement”), dated March 22, 2018 (the “Effective Date”), is made by and among Kaplan Higher Education, LLC, a Delaware limited liability company (“KHE”), Iowa College Acquisition, LLC, a Delaware limited liability company (“ICA”) (KHE and ICA, collectively, “Contributor”), and Purdue University Global, Inc. (f/k/a Purdue NewU, Inc.), an Indiana nonprofit, public benefit corporation (“New University”). The Trustees of Purdue University, an Indiana body corporate that manages and conducts Purdue University, the State of Indiana’s land-grant university (“Purdue”), joins as a Party to this Agreement solely for the purpose of being bound by the Purdue Provisions. The term “Party” refers to Contributor, New University, or Purdue, and the term “Parties” refers collectively to Contributor, New University and Purdue; provided that, each of “Party” and “Parties” applies to Purdue only to the extent applicable pursuant to the Purdue Provisions. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in Exhibit A (Definitions).

RECITALS:

            A.             Prior to the Effective Date, Contributor owned and operated an accredited, Title IV-participating, post-secondary educational institution (“ED Institution”) known as “Kaplan University” or “KU”, which consisted of seven schools and colleges offering more than 100 diplomas, certificates, associates, bachelors, masters and doctoral degrees, as well as fifteen campus and learning center locations and three military base locations.

            B.             Prior to the Effective Date, Purdue had contemplated ways in which it could expand its academic services and offerings for the benefit of the State of Indiana and its citizens.

            C.             Based on their mutual interests and goals, Contributor and Purdue proposed an agreement between Contributor and New University to enable New University to acquire the ED Institution and the institutional assets and operations of Kaplan University. The intent of Contributor and Purdue in proposing this acquisition was to enable New University to deliver a broad range of educational offerings in support of the efforts of Purdue, as the State of Indiana’s land-grant university, to: (i) expand access to higher education for adult learner and other non-traditional students, (ii) enhance and accelerate online and hybrid online/ground higher education offerings aimed at workforce and economic development goals within and for the State of Indiana, and (iii) extend those same offerings to a national and international student audience, thereby expanding access to education while also building Purdue’s higher education brand nationally and internationally and providing a source of incremental revenue for the advancement of Purdue’s missions of learning, discovery and engagement.

            D.            Toward these ends, New University intends to utilize the ED Institution and assets acquired from Contributor, together with other assets owned by Contributor or its Affiliates, including, among others, test preparation, professional education and international student recruitment businesses, to advance and deliver its educational offerings.

            E.            To enable the establishment of New University, Contributor, Purdue and New University entered into a Contribution and Transfer Agreement, dated April 27, 2017 (the “Transfer Agreement”), pursuant to which, among other things, Contributor agreed to contribute to New University the ED academic operations of Kaplan University (as defined in the Transfer Agreement, the “Institutional Assets”). That transfer is being consummated concurrently with the execution of this Agreement.

            F.            The Transfer Agreement specifies that the consideration for Contributor’s irrevocable transfer of the Institutional Assets is the execution and delivery of this Agreement by the Parties hereto at the time of consummating such transfer, and performance of this Agreement in accordance with its terms. The terms of this Agreement, and the Transfer Agreement, provide financial guarantees and priorities to New University that create significant economic risk to Contributor. Contributor’s willingness to irrevocably transfer its Institutional Assets without any upfront consideration or payment was based upon the following, each of which Contributor has relied upon in consummating such transfer: (i) the Parties’ belief that Contributor’s support of New University pursuant to this Agreement would create the best opportunity for New University to succeed and fulfill the goals described in Recital C above, thereby benefitting not only the Parties, but also Contributor’s students and academic faculty and (ii) New University’s agreement to perform pursuant to the terms of this Agreement, including the economic benefits allocated to Contributor (which benefits reflect the assumptions made by, and the expectations of, the Parties in entering into this Agreement). Following extensive due diligence of Contributor and its Institutional Assets, Purdue and New University have determined that these economic terms represent a fair market value for the Support Functions New University will receive hereunder, the Institutional Assets being contributed to New University and the financial guarantees provided herein.

            G.            In order to perform the terms and obligations of this Agreement, and to ensure that the Parties’ respective rights and obligations under this Agreement are aligned with the economic assumptions made by them, and their expectations, in entering into the Transfer Agreement and this Agreement, the Parties wish to set forth, among other things, the manner in which the Support Functions will be provided, including advice and consultation by Contributor to support the following: (i) the strategies and objectives of New University and the performance of activities designed to implement them, (ii) the financial terms of this Agreement, including allocation of expenses of both New University and Contributor, and compensation to Contributor for its operational support and other efforts, and (iii) all other rights and obligations of Contributor and New University in respect of the functions to be performed by each as detailed in this Agreement.

AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Defined Terms; Interpretation.

1.1.	Terminology.

If this Agreement does not define a particular term, it will have its generally understood meaning (e.g., in the information technology or education industries) based on the context in which it is used.

1.2.	Interpretation.

(a)            Generally. Unless the context requires otherwise:

(i)           all references herein to Articles, Sections or Exhibits are to Articles, Sections or Exhibits to this Agreement;

(ii)          the headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions of this Agreement;

(iii)        each term defined in this Agreement has the meaning assigned to it;

(iv)         each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP;

(v)           words in the singular include the plural and vice versa;

(vi)         all references to “$” or “dollar” amounts will be to lawful currency of the United States;

(vii)       unless the context implies otherwise to the extent the term “day” or “days” is used, it will mean calendar day(s);

(viii)    all references to “year” means a calendar year; all references to “quarter” means a calendar quarter; and all references to “month”, unless the expressly indicated otherwise, means a calendar month;

(ix)        references to the masculine, feminine or neuter gender include each other gender;

(x)         the words “herein,” “hereby,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(xi)        the terms “including” and “includes” mean “including” or “includes without limitation;”

(xii)      reference to, and the definition of, any document shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified, in writing, from time-to-time;
(xiii)     the Recitals and Exhibits are deemed a part of this Agreement and are incorporated by reference herein;

(xiv)     whenever payments are to be made or an action is to be taken on a day which is not a Business Day, such payment shall be made or such action shall be taken on or no later than the next succeeding Business Day; and

(xv)      the term “New University” shall include any subsidiaries formed by it consistent with the terms of this Agreement and the ED Institution. If any subsidiaries are so formed, “Revenue” and all other accounting terms with respect to New University shall mean “on a consolidated basis” unless otherwise expressly provided.

(b)            Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(c)            Exhibits. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the Parties, shall (without affecting the rights or obligations of any Party hereunder in respect of such agreement) constitute a document independent of this Agreement.

(d)            Precedence. If there is a conflict between or among this Agreement (other than the Exhibits), any of the Exhibits, any Amendment to this Agreement and any other document incorporated by reference into this Agreement (if any), then such conflict will be resolved by giving precedence to such different parts of this Agreement in the following order: (i) first, any Amendment executed by the Parties; (ii) then, this Agreement (other than the Exhibits); (iii) then, the Exhibits; and (iv) then, any other documents incorporated by reference (if any).

(e)            Changes. The Parties anticipate that the specific services, duties, functions and responsibilities included as Academic Functions or Support Functions will evolve and change over time depending on the needs of New University and its students, and they agree that all such amendments shall be in writing and made pursuant to Section 20.5 (Amendment; Waiver). New University and Contributor shall periodically evaluate changes to this Agreement (including following any Transfer pursuant to Section 13.2 (Sale of Revenue Generating Assets)), including the definitions of those terms which are needed or desirable in order to improve the academic quality, student outcomes, efficiency and performance of New University. The Parties shall conduct such ongoing evaluation of this Agreement through the work of the Advisory Committee, subject to the Evaluation Process and to Section 1(e) (Changes in Costs) of Exhibit F, if and as applicable, all as described below.

1.3.	Transition Support.

            In support of NewU's operation of the Academic Programs as of the Effective Date, the Parties will agree upon a plan that contains the deliverables and milestones which must be completed for the full performance of the Academic Services and Support Services.

2.	Control of New University; Responsibilities of the Parties.

2.1.	New University Board of Trustees.

            The operation and control of New University shall at all times be subject to the oversight and exclusive control of the New University Board of Trustees, the members of which shall be appointed by Purdue. The New University Board of Trustees shall have ultimate approval (including veto power) and decision-making authority with respect to all functions of New University, all pursuant to New University’s organizational authority.

2.2.	New University Obligations.

            Without limiting the powers of the New University Board of Trustees to oversee the institution’s academic policies and practices and ensure it meets its legal and fiduciary responsibilities, New University shall have sole responsibility for, and oversight and control over, its operations, including development and delivery of its Academic Programs and performance of Academic Functions in alignment with academic and financial policies approved by the New University Board of Trustees from time-to-time. The term “Academic Functions” means the functions, responsibilities and duties performed in the ordinary course of business in support of the academic operations of New University, including:

(a)            Student Admissions. Establishment of standards for: (i) the selection and admission of students to New University and (ii) oversight of student admission process and enrollment services. Oversight and ultimate authority with respect to review of application material and admissions determinations.

(b)            Academic Standards. Establishment for each Academic Program of: (i) applicable standards, prerequisites, requirements, and measures of student performance; (ii) standards for the evaluation of the performance of students enrolled in each Academic Program; and (iii) processes for the evaluation of each such student’s performance.

(c)            Curriculum. Creation and maintenance of course materials for approximately 1,000 online and blended courses (including competency-based material), and systems and processes to manage learning outcomes at the course and program level, including general education literacies and professional competencies. Management, design, development and quality control of all curriculum resources. Adoption and determination of the quality of each Academic Program and the curricula and course materials therefor, including approval of the courses to be offered, the nature and level of the credit ascribed thereto and establishing the modalities by which to deliver the courses.

(d)            Student Records. Student records management through an office of the registrar, including setting appropriate standards for processing and maintaining all academic and administrative records of students who are enrolled, have graduated or are seeking enrollment in Academic Programs; prior learning assessment and transcript evaluation; degree planning and audit; and competency reporting.

(e)            Academic Reporting and Analysis Management reporting to meet regulatory and accreditation requirements, to support academic quality control, and to understand and help improve student success, persistence and completion. Assessment management, internal and external surveying of students, faculty and alumni, and the research pipeline (the systemic use of learning engineering to conduct 20 to 50 controlled trials annually exploring all aspects of learning and student support).

(f)            Faculty and Faculty Support. Final hiring and management of full-time and part-time faculty. Creating, maintaining and implementing standards for the appointment, supervision and evaluation of faculty and other instructional staff for the Academic Programs (“HR Evaluation Standards”), and the supervision and management of such faculty, staff and personnel. Operating the Center for Teaching and Learning, which provides a comprehensive array of opportunities to enhance expertise in teaching adult learning and innovation, including a required orientation, live events, professional development workshops and an annual conference.

(g)            Student Support Services. Management of all general administrative and operational services related to the Academic Programs, including the following:

(i)           Library. Maintaining extensive online collection, including the ability to open and search the full text of thousands of subscribe journals and magazines relevant to degree programs as well as numerous e-book titles, newspapers, reports and other publications, completely integrated into the curriculum and accessible from each classroom and including a web-scale search engine allowing users to search library materials through a single point. Management of professional library staff to answer reference and research questions by e-mail, instant message and telephone.

(ii)          Academic Success Centers. Oversight of personalized academic support for increased student success and engagement in business, math, science, technology and writing as well as recorded webinars, video tutorials, interactive quizzes, and downloadable resources as well as synchronous workshops and seminars each month.

(iii)       Educational Advising. Following a student’s first academic year, provision of educational student services, student advisement and retention services and student completion, satisfaction and monitoring services.

(iv)        Center for Disability Services. Maintaining a comprehensive array of services to support disabled students including a Student Assistance Program for all students experiencing such life challenges.

(v)         Student and Alumni Clubs and Organizations. Overseeing and supporting honor societies, clubs, and professional groups.

(h)            Degree Granting. Establishment of procedures and requirements for the awarding of academic degrees and other credentials to students enrolled in the Academic Programs, and awarding, in accordance with such procedures, all academic degrees and other credentials to such students who have qualified to receive them.

(i)             Career Services. Operation and oversight of career support services, programs and activities, including identification of employment opportunities, the CareerNetwork (a comprehensive resource providing 24/7 support for job seekers and answers to career-related questions, a real-time customized job feed based on program of study and geographic area, resume-building tools, and social media profile review), employer spotlights, and individualized support for interviewing confidently.

(j)             Educational Approvals. Procurement and maintenance of all necessary Educational Approvals for the Academic Programs and the locations at which such programs are offered, including state agency approvals, regional accreditation, and programmatic accreditation. To the extent applicable, coordinating accreditation with the Higher Learning Commission through 2025-2026 on an open pathway and programmatic accreditation and affiliation from organizations such as ACBSP, MAERB, CODA, CCNE, GAC/PMI, IFSAC, NASAC, SHRM, and NAADAC; provided however, New University may elect, as part of the Support Functions performed by Contributor under this Agreement, to seek assistance from Contributor for such procurement and maintenance of these Educational Approvals.

(k)            Office of the Chancellor. Establish and maintain an Office of Chancellor of New University, which includes the Chief Academic Officer, VP of Finance, and an academic operations management team.

(l)             Compliance. Subject to Section 6.2(a) (Compliance with Law), maintaining processes and procedures designed to ensure compliance with Laws applicable to New University’s businesses, including the Academic Programs, including Department of Education and state agency regulations and accreditation and programmatic accreditation requirements.

2.3.	New University Operating Policies.

            New University shall perform its Academic Functions in accordance with applicable Laws and Educational Approvals. The New University Board of Trustees has also adopted the Key Academic and Operating Policy Guide, attached as Exhibit B, under which New University operates (the “NU Policy Guide”). New University promptly shall provide the Advisory Committee with copies of each amendment to the NU Policy Guide.

2.4.	Contributor’s Support Functions.

            During the Term, Contributor will perform, on behalf of New University, and subject to the ultimate control of New University and its Board of Trustees, the following support functions (collectively referred to as the “Support Functions”), which functions are critical to the performance of the Academic Functions by New University and will be subject to oversight by the New University Board of Trustees.

(a)            Editorial Services, Marketing and Advertising. Contributor will perform Support Functions relating to the marketing of Academic Programs to the general public and the identification, application and enrollment of qualified students, as such Support Functions are further described on Exhibit C.

(b)            Front-End Student Advising. During the student’s first academic year, Contributor will provide educational student services, student advisement and retention services and student completion, satisfaction and monitoring services, such as answering questions, resolving issues, providing advice and monitoring and supporting the progression of students towards degree completion and graduation.

(c)            Admissions Support Services. All student admissions decisions and policies shall be made by New University, with Contributor providing admissions Support Functions, described in more detail on Exhibit C, in each case, pursuant to New University’s codes of conduct and other policies (delivered to Contributor in writing).

(d)            Financial Aid and Student Finance. The Financial Aid team provides services and administration related to the qualification of New University students for, and distribution to New University students of, federal financial aid under the Title IV Program, including maintenance of New University’s eligibility to participate in the Title IV Program. Contributor also shall provide services and administration related to student and New University qualification and access to any other federal aid programs run through the Department of Defense, Department of Veterans Affairs, or any other federal department or agency, state run financial aid or loan programs, third party financial aid or loan programs, or scholarship programs provided by New University. Specific areas of responsibility are set forth on Exhibit C.

(e)            International Student Recruitment. Contributor has a team of marketing, admissions and operations personnel dedicated to the recruitment of and provision of support services to international students, and will continue to provide such services to New University. Contributor will provide, at New University’s election and on terms the Parties agree from time-to-time, additional international student recruitment efforts by leveraging the international student recruiting network and capabilities of its Affiliated companies to endeavor to attract additional international students to New University in the U.S. and abroad.

(f)            Test Preparation. Contributor provides test preparation services to students in certain programs that lead to standardized licensure or admission tests, using proprietary materials and approaches developed within Contributor and its Affiliated companies. Contributor will continue to provide such services for New University. Contributor (or its Affiliate(s)) will provide, at New University’s election and on terms the Parties agree to from time to time, additional test preparation for college and professional services to students and graduates of New University

(g)            Business Office. Contributor will perform Support Functions related to Business Office functions consisting of: (i) billing of tuition and fees to the student ledgers; (ii) calculation and application of drop and refund amounts to be applied to student ledgers; (iii) stipend and credit balance processing and payments; (iv) processing of write offs; (v) application of scholarship and discounts; and (vi) daily cash application of receipts to student ledgers.

(h)           Technology Support. Contributor will provide the Contributor Platform to host New University’s online course offerings, and provide access to the Contributor Platform(s) that support the student experience and Academic Functions of New University, including learning management, content management, student management, and financial aid processing. The Contributor Platforms are proprietary or may be hosted by a third party. In addition, support related to the Contributor Platforms, including IT “help desk”, will be provided, comprised of the technology, hardware and support functions relating to the hardware infrastructure, computer systems, software systems, telecommunications systems, internet and other technology necessary for the operation of the academic institution of New University.

(i)             Human Resources. Contributor will provide to New University certain Support Functions related to human resources functions. Contributor’s human resources department provides human resource management by developing policies, programs and services that are designed to contribute to the attainment of New University institutional and employee goals. Specifically for New University, the Human Resources department will work toward the goals of engagement by faculty, staff and administration in their work. Specific areas of responsibility are set forth on Exhibit C.

(j)             Facilities and Property Management. Contributor will deliver certain property management and Support Functions related to facilities where New University operates.

(k)            Finance and Accounting. Contributor will deliver certain Support Functions related to finance and accounting functions, comprised of month end closing of accounts, assistance in the preparation of New University Budgets, and financial reporting, to support New University in maintaining accurate and compliant financial reporting and internal mechanisms to assist in maintaining the financial health of the institution.

(i)            Account Management: Contributor will assist New University in managing the NU Account, including calculations and processing of any set off, credit, and payments to or from New University or Contributor under this Agreement, and preparation of Reconciliation Statements.

(ii)          No Practice of Accountancy: In no event shall the Support Functions include, or the Agreement be construed as requiring that Contributor: (1) perform any services reserved to a licensed or certified public accountant pursuant to the Law of any applicable jurisdiction (“Accountancy”), or (ii) provide, or be deemed or construed to have provided, any Attestation or Opinion in connection with the Support Functions or with respect to any financial statements or disclosures made by New University or any of its Affiliates. “Opinion” means a statement or other form of language on a financial statement or report that purports to be expressed in accordance with any AICPA standards, as to the fairness of presentation of certain information that is used for guidance in financial transactions, for accounting, for assessing the status of the performance of an enterprise, or as to the reliability of any financial statements or information.

(l)            General Administrative Functions. Contributor will provide to New University Support Functions related to general administrative functions comprised of:

(i)           Communications: Contributor will work with New University’s communications team to, as reasonably requested, provide professional communications services for consistent New University messaging internally and externally.

(ii)          Default Management: Contributor will provide debt management services on behalf of New University to current and former New University students to assist in the management of debt load.

(iii)       Training: Contributor will provide centralized training services to New University employees as requested and defined by New University.

(iv)         Advanced Analytics: Contributor will provide certain data analytics support to New University.

(v)          Operations Support and Project Management: Contributor will provide project management support to New University as reasonably requested.

(vi)        Compliance. Upon request, provide compliance audit services, and will provide assistance to New University in connection with New University’s procurement and maintenance of Educational Approvals, or procure on behalf of New University such Educational Approvals. Subject to Section 6.2(a) (Compliance with Law), maintain processes and procedures designed to ensure compliance with Law applicable to Contributor’s obligations under the Agreement, including the Support Functions.

            The obligations of Contributor under Section 2.4(e) and Section 2.4(f) shall continue only so long as Contributor or any of its Affiliates own such businesses.

2.5.	Support Function Standards.

            Subject to Section 2.7 (Excused Performance; Force Majeure), Contributor will deliver the Support Functions, in accordance with the Service Levels. “Service Levels” means the service levels and standards for the performance of the Support Functions in the categories set forth in Sections 2.5(a) through (j), which levels and services are agreed upon by New University and Contributor in writing annually in connection with the development of, and conditioned upon the adoption of, a mutually approved Annual New University Budget. New University and Contributor agree that such Service Levels (including the budgeted line items reflecting Support Costs to deliver such Service Levels) shall substantially represent, and be consistent in all material respects with, the manner in which Contributor and its Affiliates have performed Support Functions for Kaplan University prior to the Effective Date. If Contributor and New University do not agree on the line items costs in the Annual New University Budget that relate to Support Costs to deliver Service Levels, New University and Contributor shall revise the Service Levels to conform with the line item costs so approved. To the extent Contributor’s collective ongoing failure to meet Service Levels directly causes a material adverse effect on the operations and results of New University taken as a whole (“Critical Service Level Failure”), then such Critical Service Level Failure, and no other Service Level failure or failures, may be a material breach under this Agreement under Section 14.5(c) (Termination for Contributor Material Breach).

(a)            Editorial Support Functions, Marketing and Advertising.

(i)           Requests for editorial services or for legal, regulatory and compliance services shall be completed in a number of Business Days as agreed by the Parties from time-to-time. Such completion times will take into consideration the nature of the item for review and the volume of items in the queue.

(ii)         Content development projects shall be completed in the number of Business Days agreed by the Parties from time-to-time for a standard request; depending on the project scope and complexity. The Parties also shall agree on shorter completion time frames for priority requests. Both are subject to adjustment based on the nature of the projects/initiatives under development and the volume of projects/initiatives in the content development queue.

(iii)       Creative and production projects shall be completed in the number of Business Days as agreed by the Parties from time-to-time. Such completion times will take into consideration the nature of the item for review and the volume of items in the queue.

(iv)        Maintain agreed-upon quality standards for any outside vendors, including advertising and marketing agencies, lead aggregators, communication specialists, etc.

(v)          Diligently monitor the activities of outside vendors via third party compliance intelligence firms, mystery shopping aggregator call centers, leveraging fraud detection technologies and big data analytics so as to adhere to all applicable New University practices and policies delivered to Contributor in writing.

(b)            Admissions Support Functions (Core Admissions).

(i)           Students enrolled at New University must be enrolled based on the specific enrollment requirements as set forth in the NU Policy Guide and in compliance with applicable Law, including Educational Law.

(ii)         Students enrolled at New University must complete a New University enrollment agreement and all other documentation as required by the NU Policy Guide.

(iii)       Students must complete an informational interview and attest to certain technological competencies.

(iv)       Seek improvement in the Net Promoter Score (“NPS”).

(c)            Admissions Support Functions (Military Affairs).

(i)           All military-affiliated students enrolled at New University must be enrolled based on the specific enrollment requirements as set forth in the NU Policy Guide and in compliance with applicable Law, including Educational Law.

(ii)         Students enrolled at New University must complete a New University enrollment agreement and all other documentation as required by the NU Policy Guide.

(iii)       Students also must complete an informational interview and attest to certain technological competencies.

(iv)        Seek improvement in the NPS.

(d)            Financial Aid/Student Finance.

(i)           Credit balance processing within ED guidelines.

(ii)         Agreed-upon Contact Center metrics on call and email turnaround times.

(iii)       Adherence to established turnaround times for packaging students once the ISIR imports into the New University systems.

(iv)        Satisfactory internal audit compliance score.

(v)          Seek improvement in the NPS.

(e)            Business Office.

(i)          Calculations relating to the student ledgers (including tuition billing; drop and refund calculations; stipends; scholarships and discounts) must be performed in a timely and accurate manner in accordance with generally accepted guidelines.

(ii)         Internal activities such as cash applications; and credit balance processing shall be performed in a timely and accurate manner in keeping with internal practices.

(iii)       Satisfactory internal audit compliance score.

(iv          Processes must be in accordance with applicable Law, including Educational Law.

(f)            Technology Support.

(i)           Timely delivery of technology services that meet the specifications agreed by the Parties.

(ii)         Regular and periodic meetings to review status of outstanding projects.

(iii)       Support Functions delivered within agreed-upon budgetary requirements.

(iv)        Maintaining relationships with technology vendors and holding same accountable for agreed-upon technology services.

(v)          Maintaining up-time system availability for both outward and inward facing technology consistent with industry standards.

(g)            Human Resources.

(i)            Employee engagement (measured annually by institution-wide survey).

(ii)         Staff retention.

(iii)        Time to fill open positions.

(iv)        Utilization of employee LMS.

(v)          Successful outcome of employment litigation and charges.

(h)            Facilities and Property Management.

(i)           Periodic and routine maintenance of the facilities and other maintenance services as are commonly provided, or as generally accepted, in the operations of similar facilities and property under similar circumstances.

(ii)         Facilities with be maintained commensurate with standards of safety, performance, dependability, efficiency, and economy, and in accordance with generally accepted standards of professional care under similar circumstances.

(iii)       Provide services related to the expansion, contraction and re-configuration of existing and future sites.

(i)            Finance and Accounting.

(i)           Timely and accurate payroll processing and support to employees and adjunct faculty. Timely accounts payable processing and payments.

(ii)         Month-end close of accounts and records within agreed-upon timeframe.

(iii)       Generation of monthly and periodic financial statements.

(iv)        Analytical review of monthly results.

(v)          Oversee internal audit compliance function and prepare monthly reporting to New University executive team.

(vi)        Develop/generate weekly and monthly financial forecasts.

(vii)      Provide financial analysis support to New University.

(viii)    Support New University in the development of the New University Budget and long-term financial planning.

(j)            General Administrative Support Functions.

(i)           All general administrative Support Functions will be provided in accordance with applicable Law.

(ii)         Internal and external communication Support Functions will be provided in a manner consistent with the style and messaging as agreed by the Parties.

(iii)       Other administrative Support Functions will be delivered in an agreed-to timeframe and within the guidelines as determined by the Parties, including assistance in procuring and maintaining Educational Approvals, if requested by New University pursuant to Section 2.2(j) above.

2.6.	Root Cause Analysis

(i)            If Contributor does not provide the Support Functions in accordance with the applicable Service Levels, Contributor shall, after using commercially reasonable efforts to restore the Support Function or otherwise resolve any immediate problem, and unless New University agrees in writing to waive the Contributor obligations set forth in this Section: (a) promptly investigate and report on the causes of the problem; (b) provide a Root Cause Analysis of such failure within the number of days designated in the applicable Service Level; (c) use commercially reasonable efforts to implement remedial action and begin meeting the Service Level as soon as practicable, but in any event within the target resolution times designated in the applicable Service Level if Root Cause Analysis has indicated the problem is the fault, or otherwise under the control, of Contributor; (d) advise New University of the status of remedial efforts being undertaken with respect to such problem; and (e) demonstrate that Contributor has a solution or work-around that corrects the causes of such problem and that allows Contributor to provide the Support Functions in accordance with the applicable Service Levels. Nothing in this Section 2.6 shall limit New University’s rights under this Agreement based upon a Critical Service Level Failure. “Root Cause Analysis” means the formal process to be used by Contributor to diagnose problems at the lowest reasonable level so that corrective action can be taken that will eliminate repeat failures.

2.7.	Excused Performance; Force Majeure

(a)            Excused Performance. The Parties agree that a Party (such Party, the “non-performing Party”) shall not have liability for any failure to perform, or for the late performance of, any such non-performing Party’s obligation to the extent: (i) such non-performing Party’s non-performance is caused, directly or indirectly, by the failure of the other Party, or any of their respective Affiliates or third party providers, to perform its obligations under this Agreement; (ii) such non-performing Party’s obligations require possession of or Access to personnel or data, information or other materials possessed, prepared or generated or otherwise accessible by, the other Party (or its Affiliates or third party providers), or otherwise, and such other Party has failed to provide or grant Access to the same or to cause the same to be timely provided or Access to be given to the non-performing Party in accordance this Agreement or otherwise upon the non-performing Party’s reasonable written or oral requests; or (iii) the other Party interferes with the non-performing Party’s performance of its obligations under this Agreement.

(b)            Force Majeure. Neither Party shall be liable, or in breach of this Agreement, for any delay or failure to perform under this Agreement, including, in the case of Contributor, any interruption of the provision of Support Functions, to the extent such interruption, delay or failure results from causes beyond that Party’s reasonable control (other than financial inability in and of itself), including as a result of strikes, lock-outs or other labor difficulties; riot, insurrection, acts of terrorism or other hostilities; embargo, fuel or energy shortage; fire, flood, acts of God, wrecks or transportation delays; or the inability to obtain necessary labor, materials or utilities from usual sources. In such event, the Party suffering the force majeure event shall promptly notify the other Party in writing and use commercially reasonable efforts to resume performance. The obligations of the Party subject to the force majeure event shall be postponed for such time as its performance is suspended or delayed on account thereof. Upon the cessation of the force majeure event, each Party will use commercially reasonable efforts to resume its performance with the least possible delay.

2.8.	Reports.

            Each Party will produce (“Reporting Party”) and provide to the other Party such reports as are agreed by the Parties, or that are required by applicable Law, in the form and timeframe, and using the delivery method, agreed by the Parties, including the Financial Reports (collectively, the “Reports”). Disputes regarding the matters addressed in the Financial Reports will be addressed pursuant to Section 10.2(d) (Examination Notice; Disputes) and Section 10.2(e) (Resolution), and disputes regarding the matters addressed in the Reports other financial Reports (if any) will be addressed pursuant to Section 16.1 (Management Escalation).

2.9.	Access.

            Each Party shall provide the other Party with reasonable and necessary Access, as necessary for such other Party to perform its obligations under the Agreement. In furtherance of the foregoing, and subject to Contributor’s compliance with the terms of this Agreement, New University shall provide Contributor with immediate and ongoing Access to the Campuses and to New University’s systems as necessary to facilitate the performance of the Support Functions.

3.	Coordination of Functions.

3.1.	Advisory Activities - Cooperation.

            The Parties agree to cooperate and perform all functions contemplated in this Agreement in good faith and in accordance with the terms and conditions set forth in this Agreement. Without limiting the foregoing, the Parties agree that the economic terms of this Agreement and Contributor’s willingness to enter into this Agreement are based upon the assumption that New University will operate in a manner consistent with its NU Policy Guide, which policies are designed to ensure institutional success.

3.2.	Relationship Managers; Advisory Committee.

(a)            Relationship Managers. New University will appoint an individual who will serve as the day-to-day primary New University representative under this Agreement (the “NewU Relationship Manager”). The NewU Relationship Manager will: (i) have overall responsibility for managing and coordinating the performance of New University’s obligations under this Agreement, and (ii) be authorized to act for and on behalf of New University with respect to all matters relating to this Agreement. Contributor will appoint an individual who will serve as the primary Contributor representative under this Agreement (the “Contributor Relationship Manager”). The Contributor Relationship Manager will: (i) have overall responsibility for managing and coordinating the performance of Contributor’s obligations under this Agreement, and (ii) be authorized to act for and on behalf of Contributor to address day-to-day issues related to the Support Functions. The NewU Relationship Manager and Contributor Relationship Manager will meet regularly to discuss the operations of New University and the performance of Contributor’s Support Functions.

(b)            Advisory Committee Make-Up and Meetings. The New University Board of Trustees shall form a committee consisting of two (2) representatives of New University designated by Purdue and two (2) representatives designated by Contributor (“Advisory Committee”), who will meet from time-to-time (but no less than quarterly). A representative of each Party must be present for a meeting to be held. Each Party’s representatives to the Advisory Committee need not be employees of such Party, and can be any person who, in such Party’s sole discretion, is best suited to serve as its representative on the Advisory Committee. Either Party may call a special meeting of the Advisory Committee upon delivery of prior written notice to the other Party no less than five (5) Business Days prior to the date of such special meeting. Meetings may be held in person, or by teleconference, videoconference or similar communication technologies. Each Party may change one or more of its designated representatives on the Advisory Committee from time-to-time, effective upon notice to the other Party of such change. Each Party shall bear its own expenses related to the attendance of Advisory Committee meetings.

(c)            Advisory Committee Activities. Subject to the ultimate authority of the New University Board of Trustees over the operation and control of New University and its policies and procedures, and without limiting the powers of New University Board of Trustees, the Advisory Committee shall meet to coordinate on developing strategies, objectives, and make recommendations to the New University executive leadership and Board of Trustees on topics or issues including:

(i)           development of the New University Budget, including amounts budgeted for Academic Functions and Support Functions thereunder;

(ii)         development of and modifications to the Marketing Plan;

(iii)       development of Service Levels;

(iv)      timing of implementation of Academic Functions and Support Functions, and Marketing Plan performance tracking;

(v)          increase or decrease in the tuition or fees, or changes in grants or relationship discounts, for any of the Academic Programs; provided that the Parties shall develop an expedited review process for proposed discounts in connection with strategic business opportunities and will seek to develop pre-approved frameworks under which Contributor can offer discounts to secure strategic business relationships for New University;

(vi)        the increase of any Cost in, or the implementation or roll out of, any Academic Programs, or the reduction or elimination of any Academic Program;

(vii)      material changes to the NU Policy Guide, including policies relating to New University admissions standards, student advancement or academic term structure; and

(viii)   any defense, settlement or prosecution of any legal action against or in the name of or on behalf of New University that could: (1) result in financial liability to either Party or (2) reasonably be expected to adversely affect: (A) the Support Functions, (B) the respective rights or expectations of the Parties under this Agreement, or (C) in any material respect, the tax liabilities or tax and financial reporting position of either Party.

(d)            Advisory Committee Recommendations. Prior to submitting to the New University Board of Trustees for approval a Marketing Plan or New University Budget, or any other recommendation, strategy or objective, and subject always to the authority of the New University Board of Trustees to act in the absence of a consensus proposal received from the Advisory Committee, the members of the Advisory Committee shall seek consensus among all members and will work in good faith to resolve any matter with respect to which all members of the Advisory Committee have not agreed.

(e)            Material Departures from NU Policy Guide. Actions taken by New University which are outside the parameters of the NU Policy Guide (whether by amendment to the NU Policy Guide or otherwise) could change the assumptions on which the Parties based the economic terms in this Agreement and cause Contributor material financial harm. Accordingly, if New University, or the New University Board of Trustees, uses its authority to: (i) materially change the NU Policy Guide; or (ii) take an action that is, or allow an omission that results in being, outside of the parameters the NU Policy Guide as described in Part B of Exhibit D (NU Policy Guide Departures), in each case, in a manner not previously agreed by Contributor, and Contributor believes that there is, or is likely to be, a Significant Adverse Impact, then the Parties shall follow the evaluation process set forth in set forth in Part C of Exhibit D (the “Evaluation Process”) to determine whether such action or omission has had, or is likely to have, a Significant Adverse Impact and, if so, whether and to what extent Contributor is to be compensated for such Significant Adverse Impact. “Significant Adverse Impact” means the effect of an act or omission that Contributor believes in good faith has, or is likely to have, the effect of decreasing either or both of then-current and/or future Revenues by $5 Million or more.

4.	New University Budgets.

4.1.	New University Budget and Line Items.

(a)            Initial Budget. As of the Effective Date, and through the end of Fiscal Year 2018, the Parties shall perform their respective functions pursuant to the initial budget (“Initial Budget”), which shall be developed by the Advisory Committee and subject to approval by the New University Board of Trustees. Set forth in Exhibit E is a preliminary initial budget based upon information, principles and assumptions of New University as of the date of execution of the Transfer Agreement. New University, with input from Contributor, shall develop and finalize the Initial Budget no later than ten (10) days after the Effective Date using Exhibit E  as the basis of such Initial Budget, but containing such changes and updates as are appropriate to project the operations of New University as of the Effective Date and for the remainder of the Fiscal Year.

(b)            Annual New University Budget. During the Term, the Advisory Committee will prepare by May 15th of each Fiscal Year, a budget for the next Fiscal Year for New University, and present such budget to the New University Board of Trustees for approval (each, an “Annual New University Budget”; the Initial Budget and the Annual New University Budgets are sometimes referred to individually as a “New University Budget” and collectively as the “New University Budgets”). On at least a quarterly basis, New University shall consider the need to, and as appropriate, revise forecasted Revenues based upon historical performance and applicable trends and/or upon recommendation of the Advisory Committee.

(c)     Budget Approval. The Advisory Committee shall work in good faith to recommend an annual New University Budget to the New University Board of Trustees at least six weeks prior to end of each Fiscal Year. Until the Advisory Committee recommends, and the New University Board of Trustees approves, the Annual New University Budget for a new Fiscal Year, New University shall operate pursuant to the New University Budget for the Fiscal Year just-ended. New University shall provide to the members of the Advisory Committee the Annual New University Budget within three days after the New University Board of Trustees’ approval of the Annual New University Budget. If the approved New University Budget differs in any material way from the New University Budget recommended by the Advisory Committee, the New University Board of Trustees shall explain in writing within three-days from the date of approval the reasons for the difference(s) and why its determination deviated from the Advisory Committee recommendation.

4.2.	Line Items.

            Each New University Budget recommended by the Advisory Committee and/or approved by the Board of Trustees shall include at least the following line items:

(a)           projected Revenue, on a line item basis;

(b)           projected student enrollment numbers for the Academic Programs and any other additional data reasonably necessary for budgetary planning purposes;

(c)           costs related to completion and implementation of the Marketing Plan, and creation of marketing materials and other New University brand promotion;

(d)           costs incurred by New University in performing its obligations hereunder in the line item categories set forth on Exhibit E-1 (New University Academic Cost Line Items);

(e)           costs incurred by Contributor in connection performing its obligations hereunder in the line item categories set forth on Exhibit E-2 (Contributor Support Cost Line Items);

(f)             lease payments and license payments;

(g)           capital expenditure amounts;

(h)           maintenance and purchase requirements for technology;

(i)             costs for fees of attorneys, accountants, consultants and advisors engaged by the Advisory Committee or either Party in connection with the functions performed under this Agreement; and

(j)             other items reasonably requested by either Party, and agreed upon by the Parties;

provided that, in no event shall costs include Losses arising from or related to a Party’s failure to comply with applicable Law, including Educational Law, or Educational Approvals.

5.	Marketing Plan.

            The Parties shall develop and finalize an initial Marketing Plan no later than ten (10) days after the Effective Date. Thereafter, the Parties shall consult with each other on an annual basis or more frequently as the Parties may agree, to develop a Marketing Plan for upcoming periods, or to modify the then existing Marketing Plan. The Parties shall use commercially reasonable efforts to conduct the activities set forth in the Marketing Plan, and shall operate within the constraints of the marketing budget set forth in the applicable New University Budget. Any use of a Party’s trademarks or logos contemplated by a Marketing Plan shall be done in accordance with the provisions of Article 8 of this Agreement and such Party’s brand usage guidelines.

6.	Compliance with Laws and Policies.

6.1.	FERPA; GLB.

            New University acknowledges that, in order to perform certain of the Support Functions requested under this Agreement, it will be necessary and desirable for Contributor to have Access to personally identifiable information of students and prospective students of New University, and of New University employees, that is subject to the provisions of the Family Educational Privacy & Rights Act (“FERPA”), 20 U.S.C. § 1232g, the Gramm Leach Bliley Act, 15 U.S.C. § 6801 et seq. (the “GLB”) and/or any other applicable Laws. New University and Contributor agree to maintain and use all such information in material compliance with the requirements of all such Laws, including taking required steps to comply with the requirements of 34 C.F.R. 99.31(a)(1) with respect to information protected by FERPA that may be disclosed to a party to whom an institution has outsourced institutional services or functions.

6.2.	Compliance with Law; Changes in Law.

(a)            Compliance with Law. Each Party will be responsible for compliance with: (i) Law applicable to such Party and its business and operations; and (ii) with respect to Contributor, Law applicable to the performance and delivery of the Support Functions and, with respect to New University, Law applicable to performance and operation of the university. Each Party also will comply with the specific requirements of any Law, which is primarily applicable to the other Party (“Primary Party”), to the extent: (1) compliance by such Party in connection with the performance of its obligations under this Agreement is necessary for the Primary Party to remain in compliance with such Law and (2) the Primary Party specifically identifies such specific requirements in writing to such other Party, including through this Agreement.

(b)     Changes in Law. The Parties will work together to identify the effect of changes in Law on New University and Support Functions performed under this Agreement, and the respective operations and businesses of each Party, and each Party will give notice to the other Parties of any such change in Law. With respect to any change in Law that affects any of the Academic Functions or Support Functions performed under this Agreement, the Advisory Committee will discuss, and recommend to New University for consideration, modifications to the Academic Functions or Support Functions necessary to comply with such change in Law, and modifications to the New University Budget to allocate costs associated with actions necessary to comply with such changes in Law. Subject to the consent of the New University Board of Trustees, the applicable Party will implement in a timely manner any modifications necessary to comply with such change in Law.

            Neither Contributor nor its Affiliates (nor third party service providers) shall be required to provide any Support Functions to the extent that providing such Support Functions would require Contributor or its Affiliates (or the third party service providers) to violate any Law; provided, however, that promptly upon learning of such circumstance, Contributor shall deliver to New University written notice of such potential violation, and Contributor and the Parties shall reasonably cooperate to mitigate the impact of Contributor being unable to provide such Support Functions, including the development and implementation of a reasonable work-around.

6.3.	Policies.

            New University will access and use the Contributor Platform and any Contributor Confidential Information in compliance with the Contributor policies and procedures delivered to New University in writing (as modified from time-to-time, the “Contributor Policies”); provided that, subject to Section 6.2(b) (Changes in Law) and changes in data security or privacy measures responsive to market conditions, Contributor shall not modify the Contributor Policies in a way that prevents, in any material respect, New University’s use of or access to the Contributor Platform in connection with the Academic Functions for which the Contributor Platform is used.

7.	Confidentiality.

7.1.	Definition.

            “Confidential Information” shall mean: (a) the terms of this Agreement; (b) any non-public, proprietary information, intellectual property and other confidential information, including any technical and non-technical information regarding current, future and proposed business operations, products and services, including for example, information concerning research and development, financial information, procurement requirements, student and customer information and lists, business forecasts, sales information and marketing plans, descriptions, specifications and the like of a Disclosing Party, and (c) any information the Disclosing Party has received from its Affiliate(s) or a third party, which the Disclosing Party is obligated to treat as confidential or proprietary, that is provided or communicated by the Disclosing Party to the Receiving Party in connection with this Agreement, including pursuant to Article 17 (Duty to Cooperate).

7.2.	Obligations.

            Each Party (in such capacity, the “Receiving Party”) acknowledges that Confidential Information may be disclosed to it by another Party (in such capacity, the “Disclosing Party”) in connection with this Agreement, and agrees to: (a) use, with respect to the Confidential Information of the Disclosing Party, the same care and discretion to prevent such Confidential Information from being disclosed, published or disseminated as it employs to avoid disclosure, publication or dissemination of its own similar Confidential Information (but in no event less than reasonable care); (b) use the Disclosing Party’s Confidential Information only for the purpose for which it was disclosed; and (c) not disclose, disseminate or provide access to the Disclosing Party’s Confidential Information to any person other than to those Affiliates, employees and agents who: (i) have a need to know it in order to assist the Receiving Party in performing its obligations hereunder, or to permit the Receiving Party to exercise its rights under this Agreement, and (ii) are legally bound by substantially the same obligations regarding Confidential Information as the Parties under this Article 7; provided that, the Receiving Party assumes full responsibility for any failure by such Affiliates, employees and agents to abide by the confidentiality obligations under this Article 7. In addition, each of the Parties shall take commercially reasonable steps by agreement or otherwise so that their respective Affiliates, employees, and agents comply with these confidentiality provisions.

7.3.	Exclusions.

            Notwithstanding anything to the contrary in the foregoing, Confidential Information does not include, and this Article 7 will not apply to, any information that the Receiving Party can demonstrate was:

(a)           at the time of disclosure of such information to the Receiving Party, in the public domain through no unauthorized act of the Receiving Party;

(b)           after disclosure of such information to the Receiving Party, published or otherwise became part of the public domain through no fault of the Receiving Party or its directors, trustees, officers, employees and agents;

(c)           rightfully in the possession of the Receiving Party at the time of disclosure of such information to the Receiving Party, free of any obligation of confidentiality;

(d)           received after disclosure of such information to the Receiving Party from a third party who had a lawful right to disclose such information to the Receiving Party; or

(e)           independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party.

7.4.	Requests for Documents.

            If any Receiving Party is presented with a request for documents: (a) by any Governmental Entity or Accrediting Body, or (b) by any other Person pursuant to applicable public records laws or (c) pursuant to a subpoena duces tecum regarding any records, data or documents of a Disclosing Party, which may be in such Receiving Party’s possession by reason of this Agreement, such Receiving Party must immediately give notice to the Disclosing Party, and the Disclosing Party will have the opportunity to contest such process by any means available to it, or to redact Confidential Information as provided below in this Section, before the records, data or documents are submitted to such Governmental Entity, Accrediting Body, court or other Person. The Receiving Party, however, is not obligated to withhold the delivery beyond the time ordered by the Governmental Entity, Accrediting Body or court, or pursuant to applicable public records laws, unless the subpoena or request is quashed or the time to produce is otherwise extended. In the event documents are requested pursuant to applicable public records laws, the Parties shall cooperate in producing a redacted version of the requested document(s) that is in conformance with requirements under the applicable public records law, with the Disclosing Party having the right to produce the first draft of such redacted documents.

7.5.	Loss of Confidential Information.

            In the event of any disclosure or loss of, or inability to account for, or unauthorized use of, Confidential Information, the Receiving Party will notify the Disclosing Party immediately in writing, and shall reasonably assist the Disclosing Party in remedying the unauthorized disclosure or use.

7.6.	Period of Confidentiality.

            Confidential Information will be subject to the terms of this Agreement until such time as it ceases to be characterized as Confidential Information under one or more provisions of this Article 7.

7.7.	Return of Confidential Information.

            Each Party will, upon expiration or termination of this Agreement or otherwise upon demand, at the Disclosing Party’s option, either return to the Disclosing Party or destroy (and certify in writing to the Disclosing Party the destruction of), any and all documents (including any writing, instrument, agreement, letter, memorandum, chart, graph, blueprint, photograph, financial statement or data, telex, facsimile, cable, tape, disk or other electronic, digital, magnetic, laser or other recording or image in whatever form or medium), papers and materials and notes thereon in the Receiving Party’s possession, including copies or reproductions thereof, to the extent they contain Confidential Information of the Disclosing Party. All records in Contributor’s possession pertaining to the Title IV, HEA program funds received from or on behalf of New University shall be returned to New University pursuant to Section 20.1(e). Notwithstanding the foregoing, each Party shall have the right to retain archival copies of the Confidential Information required for compliance with applicable Law; provided, however, that any use of such Confidential Information shall be restricted to uses that are required by applicable Law.

8.	Proprietary Rights.

8.1.	Licenses.

            In addition to the License Agreement - Academic Content, dated the date of this Agreement, between KHE, ICA and New University, the Parties grant the following licenses under this Agreement.
(a)           New University License. New University hereby grants Contributor a limited, nonexclusive, nontransferable, royalty-free, fully paid-up, and non-assignable license to use, during the Term, any New University trademarks and logos listed in the Marketing Plan, in each case, as directed by New University or in the manner set forth in the Marketing Plan, solely in connection with the exercise of Contributor’s rights and performance of its obligations under the Marketing Plan.

(b)           Purdue License to Contributor. Purdue hereby grants Contributor a limited, nonexclusive, nontransferable, royalty-free, fully paid-up, and non-assignable license to use, during the Term, the Purdue trademarks and logos listed in the Marketing Plan, in each case, as directed by Purdue or in the manner set forth in the Marketing Plan, solely in connection with the exercise of Contributor’s rights and performance of its obligations under the Marketing Plan.

(c)           Purdue License to New University. Purdue hereby grants New University a limited, nonexclusive, nontransferable, royalty-free, fully paid-up, and non-assignable license to use, during the Term, the Purdue trademarks and logos listed in the Marketing Plan, in each case, as directed by Purdue or in the manner set forth in the Marketing Plan, solely in connection with the exercise of New University’s rights and performance of its obligations under the Marketing Plan.

(d)           Kaplan License to New University and Purdue. KHE hereby grants to New University and Purdue a limited, nonexclusive, nontransferable, royalty-free, fully paid-up, and non-assignable license to use, during the Term, the Kaplan trademarks and logos as approved by Contributor and listed in the Marketing Plan, in each case, as directed by Contributor or in the manner set forth in the Marketing Plan, solely in connection with the exercise of New University’s and Purdue’s respective rights and performance of its obligations under the Marketing Plan.

(e)           Trademark Provisions. Each of the Parties to the above license agreements agrees, as applicable, to the following: (i) each Party, which is a licensor above (each, a “Licensor”), owns and will continue to own all right, title and interest in and to the trademarks such Licensor is licensing, and all Parties agree that any goodwill in such Licensor’s trademarks that may arise in connection with this Agreement shall vest in such Licensor immediately upon its coming into existence; (ii) each of the Parties above, which is a licensee (each a “Licensee”), shall execute, at no charge or expense to the applicable Licensor, any documents necessary in the reasonable judgment of the Licensor to vest all rights described in clause (i) in the applicable Licensor; (iii) each Licensee agrees that, during the Term and after the expiration or termination of this Agreement, it will not directly or indirectly contest, or aid in contesting, the validity or ownership rights of the Licensor in its trademarks or take any action whatsoever in derogation of the property rights in such trademark; (iv) each Licensee agrees to observe all such requirements with respect to trademark notices, fictitious name registrations, and the display of the legal name or other identification of the trademark as the applicable Licensor may direct; and (v) each Licensee agrees that it will promptly inform the applicable Licensor of any action by third parties, which comes to its attention, which in any way infringes or is reasonably likely to infringe a Licensor’s rights, or impair the validity, scope or title of such Licensor, in its trademarks. NO PARTY SHALL TAKE ACTION AGAINST SUCH THIRD PARTIES WHICH IS NOT DIRECTED IN WRITING, OR APPROVED IN ADVANCE BY THE APPLICABLE LICENSOR.

8.2.	Third Party Materials.

            To the extent a Party provides to the other Party access to, or use of, or uses in connection with meeting such Party’s obligations under this Agreement (“Supplier Party”), any third party Materials, such Supplier Party shall be responsible for obtaining any Consent or other rights with respect to such third party Materials, necessary to allow such Supplier Party to sublicense to the other Party the rights necessary for the other Party to perform its obligations under this Agreement, and to receive the benefits to which such Party is entitled under this Agreement. In addition, each Party shall comply with any applicable third party restrictions or limitations regarding such third party materials made known to such Party.

8.3.	Reservation.

            Each Party retains all rights in its owned materials and third party Materials not expressly granted or licensed pursuant to this Agreement. Notwithstanding anything to the contrary, no Party shall resell or distribute the other Party’s owned Materials or third party Materials other than as permitted under this Agreement. For the avoidance of doubt, marketing and other data that is generated in connection with the provision of the Support Functions, including data relating to inquiries from individuals who do not enroll as students within 60 days of initial inquiry, as between the Parties, shall be owned by Contributor. Upon the request of New University or Purdue, made with reasonable advance notice, Contributor will afford New University or Purdue reasonable access to such marketing and other data (on an aggregated, anonymized basis) for the purpose of conducting analytics designed to evaluate and improve New University’s performance in such areas as student access, recruitment and retention.

8.4.	Residuals.

            Nothing contained in this Agreement shall restrict either Party from the use of any general ideas, concepts or know-how which either Party, individually or jointly, develops or discloses under this Agreement, provided that in doing so such Party does not breach its obligations regarding confidentiality, or infringe or misappropriate the Intellectual Property Rights of any of the other Parties or any third party.

9.	Reimbursements and Payments.

            In order to provide financial protection and certain financial incentives to New University, while compensating Contributor fairly for its original contribution of the Institutional Assets to New University under the Transfer Agreement and its performance of the Support Functions hereunder, the Parties have agreed that, in addition to the payments required under Article 14 and all other covenants of New University and Purdue in this Agreement, the Revenue that New University generates each Fiscal Year shall be applied in the order of the priorities set forth in Sections 2 and 3 of Exhibit F, as applicable (the “Distribution Waterfall”), and Contributor will not be reimbursed its costs or paid its Contributor Fee (as defined in Exhibit F) unless and until New University costs and fees with priority under the Distribution Waterfall have been paid. In order to establish a mechanism to ensure the efficient day-to-day academic operations of New University and related Support Functions, the Parties have agreed on procedures for the timely payment of such expenses from cash in the NU Account, as described in Exhibit F. In addition, to ensure that the Distribution Waterfall is given effect as intended, the Parties have established the Reconciliation procedures set forth in Exhibit F to reconcile the amounts paid under this Agreement with the priorities under the Distribution Waterfall.

10.	Books and Records; Audited Financial Statements; Examination.

10.1.	Books and Records; Audited Financial Statements.

(a)           Books and Records. Each Party shall maintain consistently applied, accurate and complete Books and Records, including as are necessary: (i) to substantiate the Support Costs and Academic Costs, including supporting documentation; (ii) to substantiate the information in Reports, including Financial Reports, and (iii) to perform the Reconciliation process. Each Party shall maintain such Books and Records in conformance with GAAP at or accessible from such Party’s principal place of business for the period of time required under applicable Law, but not less than seven (7) years after creation.

(b)           Audited Financial Statements. New University shall deliver to Contributor each year, promptly upon completion thereof, its Audited Financial Statements.

10.2.	Examination.

            During the twelve (12) month period following receipt of any Financial Report, including Fiscal Year End Reconciliation Statement, each Party shall have the right to examine and audit (or cause its external auditors to examine and audit) the Books and Records of the other Party as necessary to verify the examined Party’s compliance with the terms of this Agreement, including the calculation of any of the information required to be included in the Reconciliation Statements and any other Financial Reports. All examinations shall be performed in accordance with the following terms:

(a)           Limitations and Cooperation. The examined Party shall reasonably cooperate with the examining Party in conducting any such examination. The examining Party and its representatives (including third party accountants) shall keep all information obtained during any such examination confidential pursuant to and in accordance with Article 7 (Confidentiality).

(b)           Frequency. Examinations shall: (i) be performed, upon not less than five (5) Business Day’s advance written notice to the examined Party, at the examined Party’s principal place of business (or other location mutually agreed by the Parties in writing) during normal business hours, (ii) be performed no more frequently than twice during each Fiscal Year (or portion thereof) by any Party (except for examinations to ensure that a previously discovered problem is not reoccurring), (iii) not be conducted in a manner that unreasonably interferes with the audited Party’s course of business, and (iv) subject to delays outside the control of the Parties, be concluded within one hundred and eighty (180) days of commencement of the examination.

(c)           Third Party Auditors. The examining Party may perform examinations hereunder using an independent third party accounting firm, in which case the examined Party shall permit entry of the examining Party’s third party auditor to its principal place of business to perform inspections of the examined Party’s Books and Records.

(d)           Examination Notice; Disputes. If any examination made pursuant to this Section 10.2 reveals that any calculation, or any set off or credit, or payments to or from New University or Contributor under this Agreement have not been made in accordance with the terms of this Agreement, the examining Party shall promptly deliver to the examined Party written notice specifying the nature of any miscalculation or the disputed amount of such underpayment or overpayment and providing the data and information necessary, or requested, to support such claim (an “Examination Notice”). Following its receipt of any such Examination Notice, the examined Party will have a period of thirty (30) days to dispute in writing to the examining Party any of the findings contained in the Examination Notice. If the examined Party fails to dispute the findings in the Examination Notice during such thirty (30) day period, then the results of the examination set forth in the Examination Notice shall become final and binding on the Parties. If the examined Party disputes any findings in the Examination Notice within the applicable thirty (30) day period in accordance with this Section, then the Parties will work together in good faith for a period of up to thirty (30) days to seek to resolve the disputed matter, including the exchange of underlying information and records as reasonably requested. Should no resolution be reached within the first fifteen (15) days of said period, such efforts to resolve the disputed matter shall include escalating the matter to the Parties’ respective chief executives. If the Parties agree in writing to the resolution of any disputed matters during the thirty (30) day negotiation period described above, then the terms of such written agreement shall be final and binding on the Parties with respect to such resolved matters.

(e)           Resolution. If any of the disputed matters remain unresolved at the end of the thirty (30) day negotiation period described in Section 10.2(d) or in the case of any disagreements between the Parties regarding any Reconciliation or related payments, or any Financial Reports, then such disputed matters shall be resolved by an Independent Accounting Firm in accordance with this Section 10.2(e).

            For purposes of this Agreement, “Independent Accounting Firm” means either: (i) a nationally recognized independent chartered accounting firm mutually agreed upon and engaged by Contributor and New University within twenty (20) days after the expiration of the applicable time period for the Parties to resolve their disputes through negotiations, or (ii) if Contributor and New University are unable to mutually agree upon and engage the Independent Accounting Firm during such twenty (20) day period, then, no later than twenty (20) days thereafter, each of Contributor and New University shall select and engage a nationally recognized independent chartered accounting firm and those two accounting firms will promptly, but in no event more than twenty (20) days later, select and engage a third nationally recognized independent chartered accounting firm, which third accounting firm shall serve as the Independent Accounting Firm. Notwithstanding the foregoing, in the case of the application of clause (ii) of this definition, if either Contributor or New University fails to timely engage an accounting firm, then the Independent Accounting Firm will be the accounting firm timely engaged by the non-defaulting Party.

            Within thirty (30) days after the Independent Accounting Firm has been engaged, Contributor and New University shall each submit a written statement to the other Party and the Independent Accounting Firm identifying in reasonable detail such Party’s calculation of each disputed amount. If either Party fails to timely submit its written statement to the other Party and the Independent Accounting Firm, or if either Party fails to timely provide records requested by the other Party, then the Independent Accounting Firm shall resolve such disputed matters in accordance with the written statement of the Party that was timely submitted. Otherwise, the Independent Accounting Firm shall resolve each disputed amount by selecting either the calculation submitted by Contributor or the calculation submitted by New University, based on which calculation the Independent Accounting Firm determines to be more accurate. The Independent Accounting Firm shall submit its final written report to the Parties within sixty (60) days (or such other time period as the Parties mutually agree in writing) after the deadline for the Parties to submit their written statements to the Independent Accounting Firm. For the avoidance of doubt, the Independent Accounting Firm shall only decide the specific items under dispute by the Parties and its decision for each disputed amount must be either the calculation submitted by Contributor or New University and not a different calculation it performs. In connection with the resolution of the disputes, each of the Parties shall make available to the other Parties and the Independent Accounting Firm, as the case may be, such Books and Records, documents, work papers, facilities and other information as such Party or the Independent Accounting Firm may reasonably request to resolve the dispute. The Independent Accounting Firm determination made in accordance with this Section will be final and binding upon the Parties and will not be subject to appeal, absent fraud or manifest error.

            Each Party shall be responsible for its own costs and fees relating to any dispute resolution pursuant to this Section 10.2(e) except that the cost and fees of the Independent Accounting Firm shall be the responsibility of the Party that fails to prevail in any such dispute.

11.	Tax Matters.

11.1.	Tax.

            The Contributor Fees are exclusive of all Tax. New University will pay and be liable for any and all Tax imposed on, sustained, incurred, levied and measured by the cost, value or price of the Support Functions; provided, however, that in no event shall New University be liable for any Taxes that are imposed on or calculated by reference to the net income received or receivable by Contributor. All such Taxes for which New University is liable will be New University Costs. Notwithstanding anything to the contrary contained in this Agreement, in the event that any applicable Taxing Authority imposes a transaction privilege, sales or similarly denominated Tax on the delivery of the Support Functions, the responsibility for such Tax shall be borne by New University. The Parties shall cooperate in obtaining any available exemption from, or reduction of, any Taxes for which New University is liable.

11.2.	Tax Withholding.

            New University shall: (a) make all payments of Contributor Fees to Contributor without any Tax withholding, unless, based on either the written notice of any Taxing Authority or the Contributor’s Tax opinion, a Tax withholding is required by applicable Law and (b) promptly upon becoming aware that New University must make a Tax withholding (or that there is any change in that rate or the basis of a Tax withholding) notify Contributor accordingly. If any such withholding is so required, New University shall increase the amount payable such that the amount that Contributor receives, net of such withholding, shall equal the amount Contributor would have received had no such withholding been made. The Parties shall cooperate in obtaining any available exemption from, or reduction of, any withholding Taxes, including by completing any procedural formalities necessary for New University to obtain authorization to make payment without a Tax withholding.

11.3.	Tax Treatment.

            The Parties intend that, for U.S. federal income tax purposes, the payment of the Contributor Fees constitutes service fee income and agree to treat such payments consistent with the foregoing unless required to do otherwise by a change in applicable Tax Law or pursuant to the good faith resolution of any action with an applicable Taxing Authority.

12.	Representations and Warranties; Covenants.

12.1.	Representations and Warranties; Covenants - Purdue and New University.

(a)            Representations and Warranties - Purdue and New University. Purdue and New University represent and warrant, jointly and severally, as of the Effective Date as follows:

(i)            Purdue is a state chartered, land-grant institution authorized by legislative authority of the State of Indiana; and New University is a nonprofit, public benefit corporation duly organized and validly existing under the Laws of the State of Indiana, authorized by legislative authority, and of a controlled Affiliate of Purdue authorized pursuant to an Indiana State statute.

(ii)         The execution, delivery and performance of this Agreement have been duly authorized by Purdue and New University, respectively, and this Agreement constitutes a valid, legal and binding obligation of Purdue (to the extent of the Purdue Provisions) and New University, and assuming the due execution by KHE and ICA, is enforceable against each in accordance with the term of this Agreement. Without limiting the foregoing, the New University Board of Trustees has authorized the execution, delivery and performance of this Agreement by New University intending that both it and New University shall comply with this Agreement.

(iii)       New University has obtained or will obtain all Consents (including Educational Approvals), including those set forth on Exhibit C to the Transfer Agreement and provided thereunder, necessary for it to perform its obligations and exercise its rights under this Agreement and to satisfy all material legal and regulatory requirements under applicable Law.

(b)            Covenants - Purdue and New University. Neither Purdue nor New University shall take, or permit any other Person to take, directly or indirectly, any act or omission that results in any of the representations and warranties in Section 12.1(a) being untrue or inaccurate during the Term.

12.2.	Representations and Warranties; Covenants - Contributor

(a)            Representations and Warranties - Contributor. KHE and ICA represent and warrant, jointly and severally, as of the Effective Date as follows:

(i)           KHE is a limited liability company, and ICA is a limited liability company, and each is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(ii)         The execution, delivery and performance of this Agreement have been duly authorized by KHE and ICA, respectively, and this Agreement constitutes a valid, legal and binding obligation of each, and assuming due execution by Purdue and New University, is enforceable against each in accordance with the terms of this Agreement.

(iii)       Each of KHE and ICA has obtained, or will obtain, all Consents necessary for each to perform their respective obligations and exercise their respective rights under this Agreement and to satisfy all material legal and regulatory requirements under applicable Law, except for those Consents New University is obligated to obtain.

(b)            Covenants - Contributor. None of KHE or ICA shall take, or permit any other Person to take, directly or indirectly, any act or omission that results in any of the representations and warranties in Section 12.2(a) being untrue or inaccurate during the Term.

12.3.	Performance Warranties.

            Without limiting Section 2.5 (Support Function Standards) or the Service Levels established by the Parties from time-to-time, each of the Parties agrees that, in performing their respective Academic Functions or Support Functions, as the case may be, it shall:

(a)           allocate the performance of activities related to such functions to sufficient personnel with appropriate experience, knowledge and competence;

(b)           perform such activities in a workmanlike manner; and

(c)           have responsibility for, and complete discretion with respect to, supervision and management of its employees and third party contractors providing support in connection with such activities.

12.4.	Disclaimer.

            EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION, NEITHER KHE NOR ICA MAKES ANY REPRESENTATIONS OR WARRANTIES IN RESPECT OF THE SUPPORT FUNCTIONS OR ANY ITEMS TO BE DELIVERED OR PROVIDED TO NEW UNIVERSITY OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, OR ANY WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE, AND CONTRIBUTOR HEREBY DISCLAIMS THE SAME.

13.	Certain Covenants.

13.1.	Restrictive Covenants.

(a)           Discontinued Courses. During the Term, if New University or the New University Board of Trustees decides to discontinue an online or hybrid online/ground Course or program that is part of the Academic Programs offered by New University, neither Purdue nor any of its Affiliates shall offer such online or hybrid online/ground course or program in substantially the same manner, targeting the same student profile and using substantially the same content for at least three (3) years following such discontinuance.

(b)           New Online Institution. During the Term, none of Purdue, KHE, ICA nor any of their respective Affiliates shall create a new U.S degree-granting online institution designed specifically to serve non-traditional students, except with the written consent of the other Parties hereto; provided that nothing herein shall prevent Purdue from offering its programs online or engaging an online program management provider to assist them in doing so.

(c)            Non-Solicitation; Non-Hire. During the Term, and for one (1) year following expiration or termination of this Agreement, (i) without the approval of a Party (“Employer Party”), the other Party will not, directly or indirectly, solicit for employment any directors, officers, management level employees, or other employees of the Employer Party (collectively “Employee Group”); and (ii) will not hire any member of the other Party’s Employee Group who serves as a director or management level employee or who interfaces with the other Party under this Agreement or possesses specialized skill or know-how required by the Employer Party to operate its business, whether in connection with this Agreement or otherwise, without first notifying, consulting with and receiving, prior approval from, the other Party. Notwithstanding the foregoing, the consideration of persons responding to classified advertisements in newspapers, periodicals, Internet bulletin boards, or other publications (print or electronic) of general availability or circulation shall not be deemed a breach of the prohibition on solicitation under this Section, unless the advertisement and solicitation is undertaken as a means to circumvent or conceal a violation of this provision; but in no event shall the other Party be permitted to hire any member of such Party’s Employee Group except as authorized by this Section. If New University exercises the Buyout Option, the restriction on solicitation under this Section shall cease to apply to Exclusive Employees once they have been mutually identified by the Parties following New University’s delivery of the related Buyout Notice, and the restriction on hiring shall cease to apply upon consummation of the Buyout in accordance with the terms of this Agreement.

13.2.	Transfer of Revenue Generating Assets

            The assumptions and expectations which the Parties made in entering into this Agreement included, among other things, the continued operation and growth of New University’s ED Institution and Academic Programs. Accordingly, without limiting Section 13.1(b), during the Term, any sales, assignments, licenses or other transfers (whether by merger, consolidation, sale of equity, sale of assets, joint venture or otherwise), of any Revenue generating assets or Academic Programs by New University (collectively, a “Transfer”), shall be made on an arm’s length basis in exchange for cash consideration, payable at the consummation of the Transfer, representing the fair market value of such transferred assets or Academic Programs. New University shall pay to Contributor (without regard to any of the priorities set forth in Exhibit F), at the closing of any such Transfer, an amount in cash equal to (i) the Fee Based Product if such Transfer has not resulted in the Material Sales Threshold being exceeded or such Transfer occurs after the Initial Term, or (ii) the Revenue Based Product for all other Transfers.

            For purposes hereof:

(a)            “Material Sales Threshold” means an amount of Revenue associated with the assets or Academic Programs transferred in a Transfer that, when aggregated with the Revenue associated with the assets or Academic Programs transferred in all prior Transfers during the Term, represents twenty percent (20%) of New University’s Revenues, with the latter such Revenues for this purpose being equal to: (i) Revenues earned during the twelve (12) month period prior to the month in which New University provides Contributor with notice of Transfer as required below, plus (ii) the Revenue associated with the assets or Academic Programs transferred in all prior Transfers;

(b)            “Fee Based Product” means the product of 0.75 multiplied by the Revenue earned from the transferred assets or Academic Programs during the twelve (12) month period prior to the month in which such Transfer was consummated; and

(c)            “Revenue Based Product” means the product of 1.25 multiplied by the Revenue earned from the transferred assets or Academic Programs during the twelve (12) month period prior to the month in which such Transfer was consummated.

            Any dispute between the Parties relating to payment under this Section 13.2, including the calculation of Revenues and Contributor Fees, shall be resolved by the Financial Expert pursuant to Section III of Part C of Exhibit D and pending such resolution, the proceeds of the Transfer shall be placed into an escrow account which requires the approval of both Parties to withdraw. If New University wishes to Transfer any assets or Academic Programs prior to the first anniversary of the Effective Date, the Revenue generated from the assets or Academic Programs proposed to be Transferred, and the Contributor Fee paid or payable to Contributor, shall be annualized for purposes of determining the Fee Based Product or the Revenue Based Product, as the case may be. New University shall provide Contributor with not less than thirty (30) days prior written notice of any Transfer, specifying in such notice the projected closing date and details of such transaction, including the purchaser, purchase price, the Revenue earned from the transferred assets or Academic Programs during the applicable period, the amount projected to be payable to Contributor under this Section 13.2 at the closing of such Transfer, and the advice and opinions obtained by New University regarding fairness and valuation of the purchase price. Purdue shall not take or permit any action to be taken which would impede New University’s compliance with the terms of this Section. Whenever this Section refers to Transfers of assets or Academic Programs, the meaning is either or both.

            Exhibit J sets forth, by way of example only, an illustration of the methodology contemplated by this Section.

14.	Term; Termination.

14.1.	Term.

The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Agreement, continue until the thirtieth (30th) anniversary of the Effective Date (“Initial Term”), and shall automatically renew for successive five (5) year terms (each, a “Renewal Term”; the Initial Term and all Renewal Terms, the “Term”), unless either Party shall give written notice to the other Party of non-renewal at least twelve (12) months prior to the end of the Initial Term or then current Renewal Term.

14.2.	Early Termination.

(a)           Early Termination. At any time following the sixth (6th) anniversary of the Effective Date and prior to the expiration of the Initial Term, New University may elect to terminate this Agreement by providing Contributor with not less than one hundred and eighty (180) days’ prior written notice of termination, specifying therein the effective date of termination. As a condition to such termination, New University shall have the obligation to pay, and Contributor shall have the right to receive, on the effective date of termination, an Early Termination Fee payable in the form of the Early Termination Note if such termination occurs during the Initial Term (and, in each case, with execution and delivery of a Security Agreement having terms more particularly described in Section 14.2(b) and together with the Guaranty or letter of credit described in Section 14.8(c)(ii)(2)). Upon any termination under this Section 14.2(a), New University shall not be subject to any non-competition covenant with respect to Contributor’s business or to any non-solicitation covenant with respect to the Exclusive Employees.

(b)           Early Termination Fee. “Early Termination Fee” means an amount equal to the product of 1.25 multiplied by the total Revenue earned during the twelve (12) month period prior to the month in which the termination notice was duly delivered (provided that if such termination notice is delivered during the first twelve (12) months after the Effective Date, the amount of Revenues will be calculated on an annualized basis) payable: (i) pursuant to Section 14.2(a) (Early Termination for Convenience) or (ii) during the Initial Term, upon the exercise by New University of the Buyout Option in connection with a termination pursuant to Section 14.4 (Termination for Certain Financial Results), Section 14.5(b)(v) (Termination for New University Material Breach), or Section 14.5(c) (Termination for Contributor Material Breach). The Early Termination Fee shall be payable in the form of a ten (10) year senior note, substantially in the form of Exhibit I-1, secured by the assets of New University, with monthly payments equal to the quotient of the entire Early Termination Fee due divided by 120, and bearing interest at Current Fair Market Rate (“Early Termination Note”). Fifty percent (50%) of the principal of the Early Termination Note shall be unconditionally and irrevocably guaranteed by Purdue, another third party guarantor acceptable to Contributor or by the provision of a letter of credit, all on terms and conditions and in such form as is acceptable to Contributor. Purdue hereby agrees to unconditionally and irrevocably guarantee fifty percent (50%) of the principal of any Early Termination Note issued by New University to Contributor if New University chooses Purdue to be the guarantor of such Note. “Current Fair Market Rate” means LIBOR plus two percent (2%).

            To secure timely payments of the Early Termination Fee in accordance with the terms of the Early Termination Note (which Early Termination Fee, the Parties acknowledge and agree, is a contingent obligation until the termination date on which the Early Termination Fee becomes payable), New University hereby grants to Contributor a continuing security interest in, and a right to set off against, any and all right, title and interest of New University in and to all of the assets described, and pursuant to the terms set forth, in Exhibit I-3. At the time of execution and delivery to Contributor of an Early Termination Note, the Parties also shall execute and deliver a Security Agreement, which amends and supplements the terms of the security interest herein, containing reasonable and customary terms designed to secure New University’s obligations under the Early Termination Note and otherwise in form and substance reasonably acceptable to the Parties.

(c)           Post-Initial Term Fee. “Post-Initial Term Fee” means an amount equal to the product of 0.75 multiplied by the total Revenue earned during the twelve (12) month period prior to the month in which the termination notice was duly delivered after the Initial Term, payable: (i) pursuant to Section 14.3 (Non-Renewal by New University) or (ii) in connection with the exercise by New University of the Buyout Option pursuant to Section 14.4 (Termination for Certain Financial Results), Section 14.5(b)(v) (Termination for New University Material Breach), or Section 14.5(c) (Termination for Contributor Material Breach). The Post-Initial Term Fee shall be payable in the form of a ten (10) year senior note in the form of Exhibit I-2, with monthly payments (subject to the following sentence) equal to the quotient of the entire Post-Initial Term Fee due divided by 120 and bearing interest at the Current Fair Market Rate (“Post-Initial Term Note”). Each payment under the Post-Initial Term Note will be made by New University from the Revenue remaining for the applicable month after payment of its Academic Costs for such month (but excluding for this purpose any costs paid to any third party for delivery of services which are the same or comparable to any of the Support Functions), and any amounts that are not paid when due will be added to the following month’s payment, and such amounts will continue to roll over to subsequent months (including years) to the extent sufficient Revenue is not available for payment until the maturity of the Post-Initial Term Note, at which time the Post-Initial Term Note shall be paid in full. If any monthly payment under such Post-Initial Term Note is not paid in full due to insufficient Revenues, New University shall provide to Contributor on such due date a statement setting forth the detail reflecting the shortfall and the Parties shall have the rights of examination set forth in the Post-Initial Term Note.

14.3.	Non-Renewal by New University.

            If New University chooses not to renew this Agreement either after the Initial Term or any Renewal Term (“Non-Renewal”), then, as a condition to such Non-Renewal, New University shall have the obligation to pay, and Contributor shall have the right to receive on the last day of the Initial Term or then current Renewal Term, as applicable, a Post-Initial Term Fee, in the amount and payable in the form of the Post-Initial Term Note and otherwise in the manner described in Section 14.2(c) (Post-Initial Term Fee). Upon such Non-Renewal, New University shall not be subject to any non-competition covenant with respect to Contributor’s business or to any non-solicitation covenant with respect to the Exclusive Employees.

14.4.	Termination for Certain Financial Results.

            Either Party shall have the right to terminate this Agreement in the event that New University generates $25 million or more in annual Cash Operating Losses for three (3) consecutive Fiscal Years, or incurs, during any period of the Initial Term, aggregate Cash Operating Losses greater than $75 million (taking into account gains during such period) (either circumstance being called a “Triggering Loss”). At any time within six (6) months of the completion of Audited Financial Statements of New University that demonstrate the existence of a Triggering Loss, either Party may notify the other in writing of its election to terminate this Agreement, specifying therein the effective date of such termination, which shall not be more than sixty (60) days from the date the Parties agree that the Audited Financial Statements of New University demonstrate the existence of the Triggering Loss. In the event of a termination under this Section 14.4, no termination fee shall be owed by either Party to the other unless New University elects to exercise its Buy Out Option under Section  14.8, in which case New University shall be obligated to pay the consideration in the amount, at the time and on the terms set forth in that Section. If Contributor objects to information contained on the Audited Financial Statements on which the determination of a Triggering Losses is based, Contributor shall have the right to object to such information and the Parties shall attempt to resolve any differences between them pursuant to Section 10.2. Upon any termination of this Agreement pursuant to this Section 14.4, New University shall not be subject to any non-competition covenant with respect to Contributor’s business or to any non-solicitation covenant with respect to the Exclusive Employees.

14.5.	Termination of Agreement for Material Breach.

(a)           Termination for Material Breach - Generally. This Agreement may be terminated by either Party (such Party, the “Non-Defaulting Party”) upon a material default or material breach by the other Party (the “Defaulting Party”) of the terms of this Agreement. A material breach shall include any act or omission by a Defaulting Party which materially interferes with another Party’s performance of its obligations under this Agreement. The Non-Defaulting Party shall give the Defaulting Party written notice of such material default or breach, stating the nature thereof. If the Defaulting Party does not remedy any such default or breach within one hundred and twenty (120) days after delivery of such notice by the Non-Defaulting Party (the “Cure Period”), the Non-Defaulting Party may thereafter terminate this Agreement effective immediately upon written notice or such later date as specified in the Non-Defaulting Party’s notice. Upon any termination pursuant to this Section 14.5, New University shall not be subject to any non-competition covenant with respect to Contributor’s business or to any non-solicitation covenant with respect to the Exclusive Employees. References in this Section 14.5 to a Party’s breach shall include a breach by Purdue of any Purdue Provisions (with respect to which Purdue shall be responsible). The obligations of each of New University and Contributor under this Agreement include the obligations of its Board and designated members of the Advisory Committee to perform their respective functions contemplated by this Agreement, so as to cause New University and Contributor, as applicable, to perform their respective obligations hereunder.

(b)           Termination for New University Material Breach. Upon termination of this Agreement by Contributor pursuant to Section  14.5(a) (Termination for Material Breach - Generally), as a result of New University’s or Purdue’s uncured material default or breach, subject to Section 14.5(b)(v), New University will pay to Contributor, as Contributor’s sole and exclusive remedy, an agreed measure of damages determined pursuant to the procedure described in this Section, and New University will thereafter have no further obligation or liability to Contributor with respect to this Agreement, unless New University exercises the Buyout Option as permitted under Section  14.5(b)(v).

(i)            Prior to termination of this Agreement by Contributor pursuant to Section 14.5(a) (Termination for Material Breach - Generally), as a result of New University’s uncured material default or breach, the Parties will work together in good faith for a period of sixty (60) days (the “Pre-Termination Resolution Period”) to seek to resolve the matter prior to Contributor terminating this Agreement (including escalating the matter to their respective chief executives should no resolution be reached within the first thirty (30) days).

(ii)         Thereafter, if Contributor terminates this Agreement, the Parties will again work in good faith in the manner contemplated in the preceding subsection (i), for a period of sixty (60) days (the “Post-Termination Resolution Period”) to seek to agree on the agreed measure of damages suffered by Contributor.

(iii)        During the Post-Termination Resolution Period, the Parties will agree upon a third party mediator (or, if the Parties fail to agree upon a third party mediator, Allen & Co.) and if at the conclusion of the Post-Termination Resolution Period, they are unable to agree on the measure of damages suffered by Contributor, the Parties shall engage such mediator to assist in resolving the matter over the course of the next sixty (60) days (the “Mediation Period”).

(iv)         During the Mediation Period, the Parties also will agree upon a third party valuation firm of national reputation (and, if the Parties fail to agree upon a third party valuation during the Mediation Period, the then serving Financial Expert’s firm shall be deemed the selected valuation firm), and if after the Mediation Period, no resolution has been reached, the Parties will engage such third party valuation firm to determine over the course of the next sixty (60) days (the “Valuation Period”) the agreed measure of damages suffered by Contributor, which amount shall reflect (without double counting) both: (1) the contribution made to New University under the Contribution Agreement and the value of New University as a going concern, nonprofit entity, taking its tax status at the time of termination into consideration, and (2) the present value of all future payments that would have been made to Contributor if this Agreement had not been so terminated and New University had not materially breached its obligations under this Agreement, including the Contributor Fee, Unpaid Contributor Funds and any unpaid balance of the Immediate Advance, and either the Early Termination Fee if the effective date of termination is during the Initial Term, or the Post-Initial Term Fee if the effective date of termination is after the Initial Term. The determination made in accordance with this Section by such third party valuation firm will be final and binding upon the Parties and will not be subject to appeal, absent fraud or manifest error.

(v)          At any time before, during or within ten (10) days after completion of the process described in Section 14.5(b) above, New University may elect to pay to Contributor, in lieu of damages agreed to or awarded pursuant to this Section, the Early Termination Fee if the effective date of termination is during the Initial Term, or the Post-Initial Term Fee if the effective date of termination is after the Initial Term, in connection with New University’s exercise of the Buyout Option in accordance with Section 14.8 (Buyout Option).

(c)            Termination for Contributor Material Breach. Upon termination of this Agreement by New University pursuant to Section  14.5(a) (Termination for Material Breach - Generally), as a result of Contributor’s uncured material default or breach, New University may elect, without prejudice to any other available remedy pursuant to this Agreement, to exercise the Buyout Option upon payment to Contributor of: (i) an Early Termination Fee, if the effective date of termination is during the Initial Term, or (ii) the Post-Initial Term Fee, if the effective date of termination is after the Initial Term, in either case in accordance with and subject to the terms of Section 14.8 (Buyout Option). For the avoidance of doubt, no Early Termination Fee or Post-Initial Term Fee shall be payable in connection with a termination under this Section 14.5(c) unless New University elects to exercise the Buyout Option.

14.6.	Reports; Unpaid Fees.

(a)            Termination Fee Report. With respect to all payments required to be made by New University upon termination or Non-Renewal under the preceding Sections of this Article 14, Contributor shall prepare and deliver to New University for its approval, a calculation of the amount of the Early Termination Fee or the Post-Initial Term Fee, as applicable, and all supporting documentation relating to such calculation. If New University objects to such calculation, the Parties shall cooperate to reach a settlement of any differences between them and if the Parties fail to reach resolution, such differences shall be resolved pursuant to Section 10.2(d) (Examination Notice; Disputes) and Section 10.2(e) (Resolution).

(b)            Unpaid Funds. With respect to any termination or expiration of this Agreement contemplated by this Article 14, the Parties shall perform a Reconciliation as of the effective date of such termination or expiration to determine the amount, if any, owed to a Party pursuant to the Distribution Waterfall for the period ending on the effective date of termination or expiration, including all Unpaid Contributor Funds and any unpaid balance of the Immediate Advance existing as of such date (“Reconciled Termination Sum”). Based upon the Agreed Reconciliation Statement for such period, such amount shall be paid to the appropriate Party on such effective date in accordance with the Distribution Waterfall from funds (if any) remaining in the NU Account. However, if New University has delivered to Contributor on the effective date of termination or expiration either an Early Termination Note or Post-Initial Term Note, as applicable, pursuant to the terms of this Article (whether on account of termination or Buyout), then no Reconciled Termination Sum is owed by New University to Contributor. For the avoidance of doubt, and subject to New University’s obligation to pay the agreed measure of damages in the event of a termination pursuant to Section 14.5(b) (which damages shall include any unreimbursed costs and fees of Contributor described in this Section below), if there is a deficiency in the NU Account following a termination or expiration that does not involve the delivery of a Note, New University shall have no obligation to pay Contributor any amounts that have accumulated in any deferred account maintained to record New University working capital balances, unreimbursed Unpaid Contributor Funds, any unpaid balance of the Immediate Advance and/or Contributor Fees that have accrued but not been paid in accordance with the Distribution Waterfall.

14.7.	Teach-Out Period.

(a)            Establishment of Teach-Out Period. If New University elects to both: (i) terminate or not renew this Agreement and (ii) close or shut down its ED Institution, assets and operations (collectively, a “Closure”), then, provided that New University has not exercised the Buyout Option, the Parties will continue to operate as contemplated under this Agreement until such time as all students enrolled, as of the date such expiration or termination is effective, as the case may be, in any Academic Program have either graduated or withdrawn from the Academic Program (the “Teach-Out Period”).

(b)           Operations During Teach-Out Period. During the Teach-Out Period, the Parties shall continue to operate under this Agreement as if the term of the Teach-Out Period were part of the Term and shall comply with all provisions of this Agreement, except that, to the extent of any inconsistency between the terms of this Agreement and the remaining provisions of this Section 14.7, the terms of this Section 14.7 shall control.

(c)           Closure Budget; Closure Reserve. New University shall notify Contributor of its election of Closure no later than the date upon which Contributor receives notice of termination or non-renewal of this Agreement. Promptly following notice to Contributor of such Closure decision, the Parties, acting through the Advisory Committee, shall meet and collaborate in good faith: (i) to develop a Closure Budget and (ii) to establish a Closure reserve within the NU Account to cover the estimated Wind-Down Costs reflected in the Closure Budget (“Closure Reserve”). The term “Closure Budget” shall mean a budget mutually approved by the Parties, prepared (and updated as necessary during the Teach-Out Period) by the Parties in good faith, reflecting reasonably anticipated Revenue of New University during the Teach-Out Period and reasonably anticipated Wind-Down Costs which New University is expected to incur (regardless of when payable) from the commencement of the Teach-Out Period through the date of Closure (“Closure Period”). The term “Wind-Down Costs” shall mean the estimated reasonable expenses owed to Persons (other than any Party or its Affiliates) which New University is, or will be, obligated to pay to fulfill its educational obligations to students, its obligations to faculty and other employees (including severance), and such other reasonable expenses, including lease obligations and contingent liabilities (or insurance covering such liabilities), during the Closure Period and, to the extent applicable, thereafter. For purposes of this Section 14.7, the reasonableness of Wind-Down Costs shall be determined in a manner consistent with the historic practices of Contributor in closing or shutting down academic programs or schools. To the extent New University has incurred, or chooses to incur, costs and expenses in excess of reasonable Wind-Down Costs, Contributor shall not be responsible for contributing to the NU Fund, for purposes of funding the Closure Reserve, the amount of such excess costs and expenses that are not reasonable Wind-Down Costs.

(d)           Distributions. During the Teach-Out Period, the distribution of cash in the NU Account shall be distributed as follows, subject in all cases to retention of cash in an amount equal to the then applicable Closure Reserve (it being agreed that the Closure Reserve shall be decreased to the extent of payments from the NU Fund in satisfaction of expenses reflected in calculating the amount of the Closure Reserve): (i) first, to reimburse New University for unpaid Academic Costs incurred in the applicable period, up to the NU Costs Cap (as the same may be adjusted by the Advisory Committee in the preparation of the Closure Budget), as well as for any Unpaid NU Funds, (ii) second, 20% of the balance of the NU Account funds to New University, and (iii) third, all remaining funds to Contributor. The foregoing distributions shall not be made in lieu of damages or fees to which Contributor may be entitled under this Agreement.

(e)           Insufficient Revenue. If, based upon the Closure Budget, there is insufficient estimated Revenue to cover the reasonable Wind-Down Costs, then Purdue and Contributor shall share the responsibility for covering such deficiency on a 50-50 basis and make appropriate cash contributions to the NU Fund. Contributor shall continue to manage the cash in the NU Fund during the Teach-Out Period and thereafter, New University or its assignee shall assume such responsibility.

14.8.	Buyout Option.

            Upon each of the following events, New University shall have the right to acquire from Contributor the Buyout Assets, subject to the terms and conditions described in this Section 14.8: (i) Non-Renewal of this Agreement by New University pursuant to Section 14.3 (Non-Renewal by New University), or (ii) termination of this Agreement by New University pursuant to Section 14.2, Section 14.4 or Section 14.5 (each of the foregoing being called “Buyout Option”). New University shall exercise the Buyout Option by delivering written notice of its exercise to Contributor at least thirty (30) days prior to the effective expiration date under Section 14.3 or the effective date of termination in Section 14.2, Section 14.4 or Section 14.5 (or such shorter period as exists between the date of a notice of termination (or notice of material breach) and the effective date of termination) (“Buyout Notice”).

            Within ten (10) Business Days of Buyer’s timely exercise of the Buyout Option as permitted by this Section 14.8, Contributor shall deliver to New University for its approval, a calculation of the amount of the Early Termination Fee or Post-Initial Term Fee, as applicable, arising solely by reason of the exercise of the Buyout Option under Section 14.4 and Section 14.5, and all supporting documentation relating to such calculation. If New University objects to such calculation, the Parties shall cooperate to reach a settlement of any differences between them, and if the Parties fail to reach resolution, such differences shall be resolved pursuant to Section 10.2(d) (Examination Notice; Disputes) and Section 10.2(e) (Resolution).

(a)            Buyout Option Exercise. If New University delivers to Contributor a Buyout Notice, Contributor shall transfer or license, or make available for hire (in the case of Exclusive Employees) to New University, in accordance with, and subject to this Section 14.8, the following (collectively, the “Buyout Assets”). Notwithstanding anything to the contrary herein, New University will be responsible for payment of: (i) any one-time transition or implementation related fees and ongoing, executory fees and obligations, in each case, under Buyout Contracts or otherwise charged by third parties in connection with the transfer or license of Buyout Assets and (ii) any reasonable fees for transition services.

(i)            Contributor shall transfer to New University all of Contributor’s right, title and interest in and to the equipment and other tangible assets owned by Contributor and used by Contributor exclusively to provide the Support Functions to New University at the time of exercise of such Buyout Option (“Buyout Tangible Assets”).

(ii)         Contributor shall transfer to New University third party contracts: (1) for the license of software, equipment or other technology, including maintenance contracts related to any of the foregoing; (2) for services; or (3) for the lease of tangible personal property or real property, in each case that is licensed or leased by Contributor, and, in each case where the services and assets, which are the subject of such contracts, are used exclusively in the performance of the Support Functions at the time of exercise of such Buyout Option, subject in each case, to any third party Consents required by, and assumption by New University of post-transfer liabilities under, and any obligations imposed under, such third party contracts (“Buyout Contracts”).

(iii)        New University must extend employment offers to key personnel of Contributor whose employment at the time of exercise of such Buyout Option is solely dedicated to providing the Support Functions, and who are then deemed integral to the operation of New University and the servicing of the Institutional Assets (“Exclusive Employees”).

New University shall offer to hire Exclusive Employees, not later than five (5) days prior to the Buyout Closing Date, and Contributor shall cooperate with New University in New University’s efforts to accomplish the retention and hiring of such Exclusive Employees. New University will offer employment to such Exclusive Employees on such terms and conditions of employment reasonably comparable to those enjoyed by such Exclusive Employees prior to the Buyout Closing. The obligations of New University to hire such Exclusive Employees shall not be affected by virtue of the absence of any such Exclusive Employee as of the Buyout Closing Date due to any short term disability, long term disability or leave of absence. Effective as of the Buyout Closing, the employment of all of those Exclusive Employees who are so hired by New University will be terminated by Contributor, and Contributor shall be responsible for severance, if any, due such Exclusive Employees who are hired by New University. Nothing contained in this Agreement shall confer upon any Contributor employee any right with respect to continuance of employment by New University after the Buyout Closing Date.

(b)            Shared Assets; Prohibitions on Transfer. Contributor will use commercially reasonable efforts throughout the Term to cause material contracts entered into after the Effective Date, which would be part of the Buyout Contracts, to not contain restrictive clauses that would limit or preclude Contributor’s ability to assign to New University such Buyout Contracts in connection with the exercise of the Buyout Option without the Consent of the applicable third party and without the payment of additional compensation and will not, without the prior written consent of New University, execute any such contracts that require by their express terms the payment of a fee upon assignment of such contract.

            To the extent that any of Contributor’s assets, contracts or personnel used to deliver the Support Functions at the time of exercise of the Buyout Option are also used in another area of business engaged in by Contributor or its Affiliate(s), or are subject to restrictions on transfer or assignment, Contributor will use commercially reasonable efforts to provide to New University assets substantially comparable to those which are shared, or which are subject to agreements which prohibit transfer or assignment (through transition services, forking of code or otherwise), and will assist New University in obtaining comparable contracts from third party service Contributors, it being the intent of the Parties that following the consummation of the transfer of the Buyout Assets, New University will have the property required to operate and perform services for itself that are substantially comparable to the Support Functions performed at the time of exercise of the Buyout Option.

(c)            Buyout Closing Date; Closing Deliverables.

(i)            Buyout Closing Date. The closing of the transfer of the Buyout Assets and the hiring of the Exclusive Employees (the “Buyout Closing”) shall take place on the date that is mutually agreeable to the Parties, but not later than ninety (90) days following the date of the Buyout Notice, except as may be extended due to any good faith dispute resolution or a Party’s need to comply with any Law applicable to the Buyout.

(ii)           Closing Deliverables of New University. At the Buyout Closing, New University shall deliver to Contributor, in forms satisfactory to Contributor, the following:

(1)            An Early Termination Note, substantially in the form of Exhibit I-1, together with the Security Agreement, or a Post-Initial Term Note, substantially in the form of Exhibit I-2, as applicable, in connection with New University’s obligation to pay a fee on account of its exercise of the Buyout Option (and, if for any reason, Contributor has not received the applicable Note and, if applicable, Security Agreement in payment of the Early Termination Fee or Post-Initial Term Fee);

(2)            In the event of a termination pursuant to Section 14.2(a) (Early Termination for Convenience) or, if the Buyout Option is exercised during the Initial Term in connection with a termination pursuant to Section 14.4 (Termination for Certain Financial Results), Section 14.5(b)(v) (Termination for New University Material Breach), or Section 14.5(c) (Termination for Contributor Material Breach), either: (1) an unconditional, irrevocable guaranty, substantially in form and substance reasonably satisfactory to Contributor, executed by either Purdue or another third party guarantor reasonably acceptable to Contributor, guaranteeing fifty percent (50%) of the principal of an early Termination Note (“Guaranty”), or (2) a letter of credit, in form and substance reasonably satisfactory to Contributor, by New University, and payable to Contributor and denominated in U.S. dollars, issued by a bank or financial institution that is federally insured, rated investment grade or higher, chartered, doing business in, and incorporated in the United States.

(3)            A mutual general release, in form and substance reasonably satisfactory to Contributor, which pertains to the Parties’ respective payment and/or performance obligations under this Agreement through the date of the Buyout Closing (“Release”), executed by New University and Purdue;

(4)            To the extent necessary, a transition services agreement mutually agreeable to the Parties and executed by New University, which sets forth the terms and conditions governing the delivery by Contributor of certain transition services in support of the orderly transition of the Buyout Assets to New University (“Transition Services Agreement”);

(5)            A transfer agreement executed by New University, and containing agreed-upon representations and warranties regarding the Buyout Assets, and customary covenants and conditions (“Buyout Transfer Agreement”),

(6)            Sufficient instruments of assignment and assumption to evidence the transfer of assumed liabilities from Contributor to New University necessary or desirable in Contributor’s discretion; and

(7)            All such other documents and instruments executed by New University or Purdue, in each case as Contributor or its counsel shall reasonably request in connection with the consummation of the transactions contemplated by the Buyout Transfer Agreement.

(iii)            Closing Deliverables of Contributor. At the Buyout Closing, Contributor shall deliver to New University, in forms satisfactory to New University, the following:

(1)            The Release, executed by KHE and ICA;

(2)            The Transition Services Agreement, if any, executed by KHE and ICA;

(3)            The Buyout Transfer Agreement, executed by KHE and ICA;

(4)            Sufficient instruments of assignment and assumption to evidence the transfer of assumed liabilities from Contributor to New University necessary or desirable in Contributor’s discretion; and

(5)            All such other documents and instruments executed by KHE and ICA, in each case as New University or its counsel shall reasonably request in connection with the consummation of the transactions contemplated by the Buyout Transfer Agreement.

14.9.	Transfer of Certain Support Functions and Related Assets.

(a)           Transfer of Select Support Functions. New University may, at any time with nine (9) months prior written notice to Contributor (“Support Transfer Notice”), elect to directly assume performance of a Back-Office Support Function, as designated by New University in such Support Transfer Notice; provided that: (i) Contributor will be paid any Support Costs related to the Back-Office Support Function assumed for the period prior to the effective date of such assumption, and continue to be paid its other Support Costs and Contributor Fee, in each case, pursuant to the Distribution Waterfall as provided in Sections 2 and 3 of Exhibit F without regard to such assumption of performance; (ii) the Parties will negotiate in good faith to determine appropriate adjustments to the Academic Cost Percentage Limit and the Non-Brand Support Cost Percentage Limit, as the case may be, to give effect to any transfer of costs associated with such assumption; and (iii) any such assumption of performance by New University, unless otherwise agreed by the Parties: (1) shall not be subject to Section 1(e)(ii) (Other Changes in Costs) of Exhibit F; and (2) shall not be subject to Section 1(e)(i) (Changes in Academic Costs) of Exhibit F (it being agreed that any additional Academic Costs arising from such transfer of responsibility shall be deemed not to be Special Academic Costs). The Parties agree that to the extent performance of the Back-Office Support Function assumed by New University requires amendment to this Agreement, the Parties shall make such amendments (in accordance with Section 20.5 (Amendment; Waiver)) in good faith consistent with the remaining terms of this Agreement. New University shall not retain any other Person during the Term to perform any Back-Office Support Functions assumed pursuant to this Section; provided a New University Affiliate, may perform such Back-Office Support Functions on behalf of New University. “Back-Office Support Functions” means the Support Functions described in Section 2.4(h) (Technology Support) (except that, New University will supply its own technology and IT platforms and will no longer have the right to access or use the Contributor Platform, except in connection with Support Functions that are not assumed by New University), Section 2.4(i) (Human Resources), Section 2.4(j) (Facilities and Property Management), Section 2.4(k) (Finance and Accounting), Section 2.4(l)(i) (Communications), and Section 2.4(l)(ii) (Default Management).

(b)           Transfer of Certain Support Function Assets. At any time after the sixth (6th) anniversary of the Effective Date, as part of a Support Transfer Notice, New University may request that Contributor transfer to New University some, but not all, of the Buyout Assets designated in such Support Transfer Notice, whereupon the Parties shall negotiate in good faith, for a period of up to ninety (90) days, the terms of transfer of such Buyout Assets, including price and, upon agreement by the Parties, amend this Agreement accordingly pursuant to Section 20.5 (Amendment; Waiver), and effectuate the transfer of such Buyout Assets. If the Parties do not reach agreement within such ninety (90) day period, then either Party shall have the right to withdraw from such negotiations and Contributor shall have no obligation to transfer any of such Buyout Assets, unless and until, for the avoidance of doubt, such time as New University exercises the Buyout Option pursuant to the terms of this Agreement.

14.10.	Elections and Options.

            Any provision in this Article 14 that grants to any Party the right to make an election or exercise an option shall not obligate such Party to make such election or exercise such option.

14.11.	Survival.

            The provisions of Section 1(b) (Presumption), Section 1(c) (Exhibits), Section 1(d) (Precedence), Section 2.4(k)(ii) (No Practice of Accountancy), Section 6.1 (FERPA; GLB) (with respect to the last sentence), Article 7 (Confidentiality), Section 8.3 (Reservation), Section 8.4 (Residuals), Section 10.1(a) (Books and Records), Section 10.2 (Examination), Article 11 (Tax Matters), Section 12.1(b)(ii) (with respect to the last sentence of Section 12.1(a)(ii)), Section 12.4 (Disclaimer), Section 13.1(a) (Discontinued Courses), Section 13.1(c) (Non-Solicitation; Non-Hire), Section 13.2 (Transfer of Revenue Generating Assets) and Exhibit J (Transfer - Example), Section  14.2(a) (Early Termination for Convenience) (with respect to the last two sentences), Section 14.2(b) (Early Termination Fee), Section  14.2(c) (Post-Initial Term Fee), Section 14.3 (Non-Renewal by New University), Section 14.4 (Termination for Certain Financial Results (with respect to the last three sentences), Section 14.5(a) (Termination for Material Breach - Generally) (with respect to the fifth sentence), Section 14.5(b) (Termination for New University Material Breach), Section 14.5(c) (Termination for Contributor Material Breach), Section 14.6 (Reports; Unpaid Fees), Section 14.7 (Teach-Out Period), Section 14.8 (Buyout Option), Section 14.10 (Elections and Options), Section 14.11 (Survival), Article 15 (Limitation of Liability), Section 16.2 (Governing Law; Jurisdiction and Forum; Waiver of Jury Trial); Section 16.3 (Certain Remedies), Article 17 (Duty to Cooperate), Sections 20.1(b), (c), (d)(ii) and (e), Section 20.2 (Relationship of the Parties), Section 20.3 (Expenses), Section 20.4 (Notices) Section 20.5 (Amendment; Waiver) (with respect to the last sentence), Section 20.7 (Third Party Rights) through Section 20.10 (Severability), and Section 20.12 (Further Assurances), and Exhibit A (Definitions) (as applicable), Exhibit I-1 (Early Termination Note), Exhibit I-2 (Post-Initial Term Note) and Exhibit I-3 (Terms of Security Interest Grant), as well as any other provisions of this Agreement which contemplate performance or observance subsequent to any termination or expiration of this Agreement, or is required to survive to give the Parties the benefits of this bargain, will survive any termination or expiration of this Agreement and continue in full force and effect. To the extent a provision of this Agreement relates to the Teach-Out Period or provides for rights, interests, duties, claims, undertakings and/or obligations during any Teach-Out Period, such provision shall survive termination or expiration until such Teach-Out Period is completed and any issues with respect thereto have been fully resolved. To the extent a provision of this Agreement relates to any reimbursement or payment to be made under this Agreement, or to payments under any Note, or provides for rights, interests, duties, claims, undertakings and/or obligations related to any such payment, including Article 9 (Reimbursements and Payments), Section 10.1(b) (Audited Financial Statements), Article 19 (Accreditation and Licensing) (with respect to the second paragraph), Section 20.6 (Successors and Assigns), Exhibit F (Reimbursements and Payments), Exhibit G (Agreed Principles) and Exhibit H (Deposit Credits), such provision shall survive termination or expiration until the later of that time when all reimbursements and payments have been paid in full in accordance with this Agreement, or until all amounts due under any Note have been fully paid, and any issues with respect to any of the foregoing have been fully resolved.

15.	Limitation of Liability.

            Except as provided below, the Parties hereby agree that: (i) the total aggregate liability of Contributor under or in connection with the Agreement, regardless of the form of the action or the theory of recovery, shall be limited to an amount equivalent to the Contributor Fees paid or payable during the twelve (12) months prior to the month in which the most recent event (before asserting the claim) giving rise to liability occurred (provided that if such event giving rise to liability occurs during the first twelve (12) months after the Effective Date the amount will be calculated as four (4) times the average quarterly Contributor Fees paid or payable under this Agreement during the elapsed time since the Effective Date) and (ii) IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, WILL A PARTY BE LIABLE TO THE OTHER PARTY UNDER THE AGREEMENT FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING LOST REVENUES, LOST PROFITS, OR CONTRIBUTION IN RESPECT OF ANY CLAIM AGAINST THE PARTY), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE OR SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN BY SUCH PARTY. The foregoing limitations shall not apply to any losses arising from the willful malfeasance, gross negligence or fraud of a Party.

            For purposes of clarification, this limitation of liability is an aggregate limitation of liability for this Agreement, and all remedies provided for in this Agreement are cumulative.

16.	Management Escalation; Choice of Law; Available Remedies.

16.1.	Management Escalation.

            Except for a dispute, claim or other controversy that is subject to the Evaluation Process, to Section 10.2 (Examination) or is a matter that is subject to the process set forth in Section 14.5(b) (Termination for New University Material Breach), in the event of any other dispute, controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including any claim of fraud, misrepresentation or fraudulent inducement), arising out of or related to each Party’s obligations hereunder, prior to taking formal legal action, the Parties agree to: (a) work in good faith for thirty (30) days to attempt to resolve such matter, and (b) if such matter is not resolved in such thirty (30) day period, escalate the matter to the Chief Executive Officer of Contributor and the President of Purdue, who will then work in good faith for thirty (30) days to attempt to resolve the matter, and following such time if the matter has not been resolved, the Parties are free to pursue any legal remedy available to them.

16.2.	Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(a)            Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Indiana applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the Laws of a different jurisdiction.

(b)            Jurisdiction and Forum. In any Action arising out of or in any way relating to this Agreement or the administration thereof or any of the transactions contemplated hereby, each Party irrevocably submits to the exclusive jurisdiction of the federal courts of the Southern District of Indiana (and any federal courts of appeal with respect to such courts), or, in the event the federal courts of the Southern District of Indiana do not have jurisdiction, the state courts of Marion County, Indiana (and any Indiana courts of appeal with respect to such courts) (the “Chosen Courts”), and hereby irrevocably agrees that all claims in respect of such Action may be heard and determined in the Chosen Courts. Each Party hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in the Chosen Courts. Delivery of any process required by any such Chosen Court in accordance with Section 20.4 (Notices) shall constitute valid and lawful service of process against a Party, without necessity for service by any other means provided by statute or rule of court. To the extent permitted by Law, that final and unappealable judgment against any of them in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c)            Waiver of Jury Trial. Each Party waives trial by jury in any Action arising out of or in any way relating to this Agreement or the administration thereof or any of the transactions contemplated thereby. No Party shall seek a jury trial in any such Action and no Party shall seek to consolidate any such Action in which a jury trial has been waived with any other Action in which a jury trial cannot be or has not been waived.

16.3.	Certain Remedies.

            Notwithstanding anything herein to the contrary, the Parties agree that the failure of a Party to perform any obligation which arises under Section 6.1 (FERPA; GLB), Article 7 (Confidentiality), Section 8.1(e) (Trademark Provisions), Section 8.3 (Reservation) and Section 13.1 (Restrictive Covenants) will cause irreparable harm to the other Party, which may not be fully or adequately compensated by the award and/or payment of monetary damages alone. In the event of actual or threatened breach by a Party of any of the foregoing Sections, the Parties agree that the non-breaching Party shall be entitled to seek injunctive or other equitable relief in order to enforce or prevent any such conduct or continuing violation, without having to post a bond or other security and the breaching Party agrees not to raise the defense of an adequate remedy at law in any such proceeding. Nothing herein shall be construed as prohibiting either Party from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages, costs, and reasonable attorneys’ fees from the other.

17.	Duty to Cooperate.

            If a Governmental Entity, Educational Agency, or third party files any type of demand, suit, claim, action or cause of action, or commences an investigation, review, audit, or site visit against Contributor or one of its Affiliates or New University or one of its Affiliates, each Party (and its respective Affiliates, to the extent applicable) shall use commercially reasonable efforts to cooperate with the other Party’s defense. Each Party (and its Affiliates, to the extent applicable) further agrees in principle to execute such joint defense agreements, on customary terms, as may be necessary or appropriate for the protection of any privilege or confidentiality in the course of cooperating with the other Party’s defense. Contributor and New University agree to use commercially reasonable efforts to make available to the other, upon reasonable request in writing, any and all non-privileged or non-proprietary documents that either Party (or either of their respective Affiliates, to the extent applicable) has in its or their possession, which relate to any such demand, suit, claim, action or cause of action, investigation, review, audit, or site visit. This provision is not intended to waive or otherwise limit any privilege or work product protection any Party may have over any documents or other information. However, neither Party (nor any of their respective Affiliates) shall have the duty to cooperate with the other Party if the dispute is between the Parties themselves, nor shall this provision preclude the raising of cross-claims or third party claims between Contributor and New University (or one of their respective Affiliates) if the circumstances justify such proceedings. The Parties agree that this provision shall survive the termination of this Agreement.

18.	Insurance.

            Throughout the Term, each Party shall purchase and maintain, at its expense, insurance coverage in types and amounts as is customary and reasonable for similarly situated organizations and businesses.

19.	Accreditation and Licenses.

            The Parties have set forth the terms, conditions and responsibilities in this Agreement in the good faith belief that they are fully in compliance with all legal and accreditation requirements generally applicable to New University or Contributor, or specifically applicable to such party’s obligations hereunder; provided, however, in the event that either Party reasonably determines that the performance of any particular service, duty or function by either Party is in violation of such legal or accreditation requirements, the Parties agree that such service, duty or function shall be promptly modified to the extent reasonably necessary to secure continued compliance with such legal and accreditation requirements.

            New University shall maintain in full force and effect, as required for the offering of the Academic Programs: (a) state authorization where such authorization is material to New University and its Academic Programs, (b) accreditation by the Higher Learning Commission and any other Accrediting Body where such accreditation is material to New University and its Academic Programs, and (c) eligibility and certification to participate in the Title IV Programs, including complying with the Higher Education Act of 1965, as amended, and its implementing regulations and the terms and conditions of the Program Participation Agreement between New University and ED, as in effect from time-to-time.

20.	Miscellaneous.

20.1.	Third Party Servicer Requirements.

(a)          The Parties agree to comply with all statutory provisions of or applicable to Title IV of the HEA, all regulatory provisions prescribed under that statutory authority, and all special arrangements, agreements, limitations, suspensions, and terminations entered into under the authority of statutes applicable to Title IV, HEA program, including the requirement to use any funds that Contributor administers under any Title IV, HEA program and any interest or other earnings thereon solely for the purposes specified in and in accordance with that program.

(b)          Contributor agrees to refer to the Office of Inspector General (“OIG”) of the Department of Education for investigation of any information indicating there is reasonable cause to believe that New University might have engaged in fraud or other criminal misconduct in connection with the institution’s administration of any Title IV, HEA program or an applicant for Title IV, HEA assistance might have engaged in fraud or other criminal misconduct in connection with his or her application, including the examples of information that must be referred to the OIG as stated in 34 CFR § 668.25(c)(2)(i)-(vii).

(c)          Contributor agrees to be jointly and severally liable with New University to the ED for any violation by Contributor of any statutory provision of or applicable to Title IV of the HEA, any regulatory provision prescribed under that statutory authority, and any applicable special arrangement, agreement, or limitation entered into under the authority of statutes applicable to Title IV of the HEA.

(d)          In the event that Contributor disburses funds (including funds received under the Title IV, HEA programs) or delivers Federal Stafford Loan Program proceeds to a student, Contributor agrees to: (i) confirm the eligibility of the student before making that disbursement or delivering those proceeds. This confirmation must include, but is not limited to, any applicable information contained in the records required under 34 C.F.R. § 668.24; and (ii) calculate and return any unearned Title IV, HEA program funds to the Title IV, HEA program accounts and the student’s lender, as appropriate, in accordance with the provisions of 34 C.F.R. §§ 668.21 and 668.22, and applicable program regulations.

(e)          Upon the termination of this Agreement by any Party or if Contributor stops providing services for the administration of a Title IV, HEA program, goes out of business, or files a petition under the Bankruptcy Code, Contributor agrees to return to New University all: (i) records in Contributor’s possession pertaining to New University’s participation in the program or programs for which services are no longer provided and (ii) funds, including Title IV, HEA program funds, received from or on behalf of New University or its students for the purposes of the program or programs for which services are no longer provided.

20.2.	Relationship of the Parties.

            The Parties intend to create an independent contractor relationship and nothing contained in this Agreement will be construed to make either Contributor or New University, or any of their respective Affiliates, partners, joint venturers, principals, agents, or employees of the other. No officer, director, employee, agent, Affiliate, or contractor retained by a Party to perform services under this Agreement will be deemed to be an employee, agent, or contractor of the other Party. Neither Party will have any right, power or authority, express or implied, to bind the other.

            Each Party shall be solely responsible for the fulfillment of all applicable Fair Labor Standard Act, state labor laws and other labor laws and Social Security provisions that affect the labor relationships with its personnel, either currently in force or that may be enacted during the Term, expressly discharging the other Party from any liability for the breach thereof. Each Party shall hold the other Party harmless in connection with any Tax and salaries to be paid in connection with its activity, to the extent such Tax and salaries are imposed upon such other Party under applicable Law or under the terms of this Agreement. The terms of this Agreement are not intended to cause any of the Parties or their respective Affiliates to become a joint employer for any purpose.

20.3.	Expenses.

Whether the transactions contemplated by this Agreement are consummated or not, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses except as expressly otherwise set forth in this Agreement.

20.4.	Notices.

            All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given: (a) when personally delivered, (b) when sent by facsimile (with hard copy to follow in accordance with sub clauses (a), (d) or (e)) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (c) when sent by electronic mail (with hard copy to follow in accordance with sub clauses (a), (d) or (e)) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (d) one Business Day after being sent by reputable overnight express courier (charges prepaid) or (e) three Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the Parties shall be sent to the following addresses:

(a)            If to Purdue:

The Trustees of Purdue University
610 Purdue Mall, Room 247
West Lafayette, IN 47907
Attn: Steven R. Schultz
Fax: (765) 496-7465
Email: schult51@purdue.edu

with a copy to:

Stuart & Branigin LLP
300 Main Street, Suite 900
Lafayette, IN 647901
Attn: Thomas B. Parent
Fax: (765) 742-8175
Email: tbp@stuartlaw.com

(b)            If to New University:

Purdue University Global, Inc.
9000 Keystone Crossing, Suite 800
Indianapolis, IN 46240
Attn: Steven R. Schultz
Fax: (765) 496-7465
Email: schult51@purdue.edu

with a copy to:

Stuart & Branigin LLP
300 Main Street, Suite 900
Lafayette, IN 647901
Attn: Thomas B. Parent
Fax: (765) 742-8175
Email: tbp@stuartlaw.com

(c)            If to KHE or ICA:

Kaplan, Inc.
6301 Kaplan University Avenue
Fort Lauderdale, FL 33309
Attn: Janice Block
Fax: (888) 652-6308
Email: jblock@kaplan.edu
With a copy to:

Dentons US LLP
233 South Wacker Drive, Suite 5900
Chicago, IL 60606
Attn: Linda Chaplik Harris
Fax: (312) 876-7934
Email: linda.harris@dentons.com

20.5.	Amendment; Waiver.

            This Agreement (including the Exhibits other than the NU Policy Guide Policy) may not be modified or amended except by an instrument or instruments in writing signed by Contributor and New University. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights and the waiver by any Party of any one breach shall not be construed as a waiver of any other or subsequent breach.

20.6.	Successors and Assigns.

            This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party to this Agreement may assign its rights or delegate or subcontract any or all of its obligations under this Agreement without the express prior written consent of each other Party to this Agreement, except that Contributor may assign this Agreement to another entity owned, directly or indirectly, by Graham Holdings Company or its successor, or to a purchaser of all or substantially all of the assets or equity of Contributor (regardless of the form of such transaction), and Contributor may subcontract portions of its services consistent with past practices, and in any event so long as it does not subcontract all or substantially all of any Service Function. For purposes of this Section, a Change of Control will be deemed an assignment under this Agreement. Each Party shall notify the other Party in writing upon the public announcement of a Change of Control of such Party or its parent.

20.7.	Third Party Rights.

            Nothing in this Agreement, whether express or implied, is intended to confer in or on behalf of any Person not a Party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

20.8.	Public Announcements.

            Except as required by Law or the rules of any national securities exchange, each of the Parties shall (and shall cause their respective Affiliates and representatives to) consult with the other Parties and obtain the prior written consent of the other Parties (which consent (other than with respect to price) shall not be unreasonably conditioned, withheld or delayed) before issuing any press releases or any public statements or announcements with respect to the activities hereunder contemplated by this Agreement; provided that, prior to any such release, statement or announcement as required by Law or the rules of any such exchange, the Person required to issue the release, statement or announcement shall allow the other Parties reasonable time to comment thereon in advance of such issuance.

20.9.	Entire Agreement.

            This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement and there are no agreements, understandings, representations or warranties among the Parties other than those set forth or referred to in this Agreement.

20.10.	Severability.

            If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

20.11.	Counterparts.

            This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “.pdf” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

20.12.	Further Assurances.

            Each Party shall execute such deeds, assignments, endorsements, evidences of transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform such Party’s obligations hereunder.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

KAPLAN HIGHER EDUCATION, LLC.

by:	/s/ Andrew S. Rosen
	Name:	Andrew S. Rosen
	Title:	Authorized Person

IOWA COLLEGE ACQUISITION, LLC

by:	/s/ Andrew S. Rosen
	Name:	Andrew S. Rosen
	Title:	Authorized Person

PURDUE UNIVERSITY GLOBAL, INC. (F/K/A PURDUE NEWU, INC.)

by:	/s/ William E. Sullivan
	Name:	William E. Sullivan
	Title:	Treasurer

THE TRUSTEES OF PURDUE UNIVERSITY, solely for the purpose of being bound by the Purdue Provisions

by:	/s/ William E. Sullivan
	Name:	William E. Sullivan
	Title:	Treasurer and Chief Financial Officer

[Signature Page to Transition and Operations Support Agreement]

EXHIBIT A

Definitions

“Academic Costs” has the meaning set forth in Section 2 of Exhibit F.

“Academic Functions” has the meaning set forth in Section 2.2.

“Academic Programs” means New University’s programs, plans, procedures and systems pursuant to which educational instruction and training is delivered either online or via hybrid ground-based programs on the Physical Campuses, and academic degrees, diplomas, honors or certificates are awarded for completion of undergraduate degree programs, graduate degree programs, certificate programs, professional studies programs or other educational programs offered by New University from time-to-time.

“Access” means the ability of authorized agents, officers, directors and employees of Contributor to: (i) enter and exit the Campuses to perform the Services, (ii) review and analyze relevant documents, books and records of New University (including copies) as reasonably necessary to perform the Services and (iii) consult with any employees, agents or other representatives, or students, of New University as reasonably necessary to perform the Services.

“Accountancy” has the meaning in Section 2.4(k)(ii).

“Accrediting Body” means any governmental or non-governmental entity, including any institutional and/or specialized accrediting agency, that engages in the granting or withholding of accreditation of postsecondary educational institutions or programs in accordance with standards relating to the performance, operations, financial condition or academic standards of such institutions, including the Higher Learning Commission.

“Action” means any action, claim (including any cross-claim or counterclaim), lawsuit, complaint, charge, arbitration, litigation, proceeding or hearing by or before a court, Governmental Entity or arbitral tribunal, whether at law or in equity.

“Additional Fee” has the meaning in Part B of Exhibit D.

“Advisory Committee” has the meaning in Section 3.2(b).

“Affiliate” means, (a) with respect to any Person, any other Person that directly, or through one or more intermediaries, controls, is controlled by or is under common control with such Person; and (b) in the case of Purdue and New University, any such Party or other Person that directly, or through one or more intermediaries, is a support organization for, or exists for the benefit of, either of Purdue or New University. For purposes hereof, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).

“Agreed Principles” has the meaning in Section 4(b)(i) of Exhibit F.

“Agreed Reconciliation Statement” has the meaning in Section 2 and Section 4(a)(iii) of Exhibit F.

“Agreement” has the meaning in the Prologue.

“Annual New University Budget” has the meaning in Section 4.1(b).

“Applicable Interest” has the meaning in Section 2 of Exhibit F.

1
Exhibit A - Definitions

“Applicable Period” has the meaning in Section 2 of Exhibit F.

“Audited Financial Statements” means the income statement, balance sheet, cash flow statement and footnotes of New University prepared in accordance with GAAP consistently applied and certified by such Party’s auditor.

“Available Cash” has the meaning in Section 2 of Exhibit F.

“Back-Office Support Functions” has the meaning in Section 14.9(a).

“Books and Records” means originals (or true, correct and complete copies) of all business, accounting, Tax and financial records (including supporting orders and invoices), files, lists, ledgers, correspondence, studies, reports databases and other documents (whether in hard copy, electronic or other form), including: (a) all analysis reports, advertising, promotional and marketing materials and creative material and (b) all records and lists relating to students, vendors or personnel, but shall exclude student records, other than lists of students.

“Brand Costs” has the meaning in Section 2 of Exhibit F.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or obligated by Law or executive order to remain closed.

“Business Office” has the meaning in Section 2.4(g).

“Buyout Assets” has the meaning in Section 14.8(a).

“Buyout Closing” has the meaning in Section 14.8(c)(i).

“Buyout Contracts” has the meaning in Section 14.8(a)(ii).

“Buyout Notice” has the meaning in Section 14.8.

“Buyout Option” has the meaning in Section 14.8.

“Buyout Tangible Assets” has the meaning in Section 14.8(a)(i).

“Buyout Transfer Agreement” has the meaning in Section 14.8(c)(ii)(5).

“Campuses” means: (a) those certain real properties and owned or leased by New University at which New University operates its Academic Program, all improvements and personal property thereon, and any equipment related thereto (each, a “Physical Campus”); and (b) online portals, and any content related thereto, used by New University to carry out its Academic Program (“Online Campus”).

“Cash Operating Losses”, for any Fiscal Year, means the amount by which: (a) the sum of: (1) the Academic Costs plus the Support Costs incurred in such Fiscal Year, plus (2) $10 million for each of the first 60 months following the Effective Date, exceeds (b) the total Revenue earned by New University in such Fiscal Year.

“Cash Transactions” has the meaning in Section 1(b)(ii) of Exhibit F.

“Change of Control” means: (i) a recapitalization, merger, consolidation or other business combination in which the direct or indirect owners of a Party or its parent, immediately prior to such transaction, own, immediately following the consummation of such transaction, less than 50% of the voting power of the surviving entity; (ii) an acquisition, directly or indirectly through one transaction or a series of transactions, of more than 10% of the (1) equity interests or (2) voting power of a Party or its parent; (iii) in the case of New University, any transaction that would cause New University not to recognize or receive in the NU Account all Revenue of its businesses and operations, including all Revenue of its ED Institution; or (iv) any combination of, or similar transaction to, the foregoing; provided, however, that this definition shall not apply to any Person that is a reporting person under the Securities Exchange Act of 1934, as amended, or to Kaplan, Inc.

2
Exhibit A - Definitions

“Chosen Courts” has the meaning in Section 16.2(b).

“Closure” has the meaning in Section 14.7(a).

“Closure Budget” has the meaning in Section 14.7(c).

“Closure Period” has the meaning in Section 14.7(c).

“Closure Reserve” has the meaning in Section 14.7(c).

“Code” means the Internal Revenue Code of 1986, as amended for time-to-time.

“Collateral” has the meaning in Exhibit I-3.

“Confidential Information” has the meaning in Section 7.1.

“Consent” means a consent, authorization, order or approval of, or filing or registration with, or notification to any Person not a party to this Agreement, including any Governmental Entity.

“Contributor” has the meaning in the Prologue.

“Contributor Brand Marketing Department” has the meaning in Exhibit C.

“Contributor Cash Transactions” has the meaning in Section 1(b)(ii) of Exhibit F.

“Contributor Efficiency Payment” has the meaning in Section 2 of Exhibit F.

“Contributor Fee” has the meaning set forth in Section 2 of Exhibit F.

“Contributor Non-Brand Costs Cap” has the meaning in Section 2 of Exhibit F.

“Contributor Platform(s)” means the IT infrastructure and the platform(s), technology or any transmission or storage methodology, on which Institutional Assets are stored, housed, offered, delivered or otherwise made available, whether by any wireline or wireless networks now known or later developed (or any combination thereof) in any form, analog, digital, or other, now known or later developed (including limited downloads, permanent downloads, streams, streaming audio and/or video, digital downloads, direct broadcast satellite, point-to-multipoint satellite, multipoint distribution service, point-to-point distribution service, cable system, telephone system, and any other forms of transmission made on-demand or near on-demand (or otherwise interactive), and the other IT infrastructure and technology used in connection with the delivery of the Support Functions.

“Contributor Policies” has the meaning in Section 6.3.

“Contributor Relationship Manager” has the meaning in Section 3.2(a).

“Contributor Support Costs Cap” has the meaning in Section 2 of Exhibit F.

“Cost Covering Students” has the meaning in Part B, Section IV of Exhibit D.

3
Exhibit A - Definitions

“Course” means any academic course to be offered as part of the Academic Program.

“Critical Service Level Failure” has the meaning in Section 2.5.

“Cure Period” has the meaning in Section 14.5.

“Current Fair Market Rate” has the meaning in Section 14.2(b).

“Defaulting Party” has the meaning in Section 14.5.

“Deferred Revenue Adjustment” means an amount equal to 35% of the average Kaplan University month-end deferred revenue balance for the 12 month period ending on the most recent month-end prior to the Effective Date.

“Deposit Credits” has the meaning in Section 5 of Exhibit F.

“Derivative Work” means a work based on one or more preexisting works, including a condensation, transformation, translation, modification, expansion or adaptation, that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement under applicable Law, but excluding the preexisting work.

“Disclosing Party” has the meaning in Section 7.2.

“Distribution Waterfall” has the meaning in Article 9.

“Early Termination Fee” has the meaning in Section 14.2(b).

“Early Termination Note” has the meaning in Section 14.2(b).

“ECAR” has the meaning in Part A, Section II of Exhibit D.

“ED” means the United States Department of Education.

“ED Institution” has the meaning in Recital A.

“Educational Agency” means any Person, whether governmental, government chartered, private, or quasi-private, that engages in granting or withholding approvals for, or otherwise regulates, postsecondary institutions, their agents or employees in accordance with standards relating to performance, operation, financial condition or academic standards of such institutions, and the provision of financial assistance to such institutions or students attending such institutions, including ED, any Accrediting Body, the Higher Learning Commission, the U.S. Department of Veterans’ Affairs and state educational agencies.

“Educational Approvals” means any license, permit, approval, authorization, certificate or accreditation issued or required to be issued by an Educational Agency to a Person with respect to any aspect of such Person’s operations subject to the oversight of such Educational Agency or the participation of such Person in Student Financial Assistance Programs.

“Educational Law” means any federal, state, municipal, foreign or other law, regulation, order, Accrediting Body standard or other requirement that is applicable to a Party, including the provisions of Title IV of the HEA and any regulations or written guidance implementing or relating thereto, issued or administered by, or related to, any Educational Agency.

“Effective Date” has the meaning in the Prologue.

4
Exhibit A - Definitions

“Employer Party” has the meaning in Section 13.1(c).

“Evaluation Process” has the meaning set forth in Section 3.2(e).

“Examination Notice” has the meaning in Section 10.2(d).

“Excess Payments” has the meaning in Section 1(d) of Exhibit F.

“Exclusive Employees” has the meaning in Section 14.8(a)(iii).

“Fee” means the Early Termination Fee or the Post-Initial Term Fee.

“Fee Based Product” has the meaning in Section 13.2.

“FERPA” has the meaning in Section 6.1.

“Financial Expert” has the meaning in Section III of Part C of Exhibit D.

“Financial Reports” means the Reports prepared and delivered under this Agreement, which relate to financial and accounting matters of New University, Contributor or the functions each Party performs in connection with this Agreement, including the Reconciliation Statements, the Agreed Reconciliation Statements, the Unpaid Funds Reports, and the Termination Fee Report.

“Fiscal Year” means the fiscal year of New University, beginning on July 1 and ending on June 30.

“GAAP” means the generally accepted accounting principles for the United States as in effect at the time the applicable financial statements or other calculations or statement were prepared, consistently applied.

“GLB” has the meaning in Section 6.1.

“Governmental Entity” means any court, administrative agency, commission or other governmental authority, body or instrumentality, supranational, national, federal, state, provincial, local, municipal, domestic or foreign government or governmental or regulatory authority or any self-regulatory authority or arbitral or similar forum of any nature, including any agency, branch, bureau, commission, department, entity, official or political subdivision, whether domestic or foreign, including any Educational Agency.

“Guaranty” has the meaning in Section 14.8(c)(ii)(2).

“HEA” means the Higher Education Act of 1965, 20 U.S.C. § 1001 et seq., as amended, or successor statutes thereto.

“HR Evaluation Standard” has the meaning in Section 2.2(f).

“ICA” has the meaning in the Prologue.

“Independent Accounting Firm” has the meaning in Section 10.2(e).

“Initial Budget” has the meaning in Section 4.1(a).

“Initial Term” has the meaning in Section 14.1.

“Institutional Assets” has the meaning in Recital E.

“Intellectual Property Rights” means, on a worldwide basis, any and all: (i) rights associated with works of authorship, including copyrights, moral rights and mask-works; (ii) trademarks and service marks; (iii) trade secret rights; (iv) patents and other industrial property rights; (v) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vi) registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

5
Exhibit A - Definitions

“Kaplan University” or “KU” has the meaning in Recital A.

“KHE” has the meaning in the Prologue.

“Law” means any laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity or Educational Agency, including any Educational Law, applicable to a Party.

“Licensee” has the meaning in Section 8.1(e).

“Licensor” has the meaning in Section 8.1(e).

“Losses” means losses, costs, charges, expenses, fees (including reasonable fees of attorneys, consultants and advisors), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, demands, claims, assessments or deficiencies of any kind.

“Marketing Materials” means the works of authorship and other content created by both or either of New University and Contributor under the Marketing Plan or otherwise under this Agreement and which may be made available to each Party under this Agreement, including presentations, webcasts, video and audio clips, pictures, sound files, graphics, logos, and other similar materials and content; provided, however, in no event shall any IP or proprietary information of New University or Contributor be considered or deemed jointly owned.

“Marketing Plan” means the marketing plans developed jointly by the Parties which outline the marketing activities relating to the Academic Programs and the responsibilities of the Parties for those activities, which shall include the process regarding the production of Marketing Materials and the determination of marketing channels employed to display or disseminate such Marketing Materials.

“Materials” means, collectively, software, literary works, other works of authorship in whatever form (including written, magnetic, electronic, graphic or digitized), specifications, design documents and analyses, algorithms, processes, methodologies, programs, program listings, programming tools, user manuals, documentation, reports, drawings, databases, machine readable text and files, business rules or requirements, inventions, interfaces, scenarios, scripts, business models, business logic, templates, studies, strategies, operating models, technical architecture, design ware, software objects, source code, object code, artifacts, requirements, specifications, abstracts and summaries, software configurations, test plans, test results and similar work product.

“Material Sales Threshold” has the meaning in Section 13.2.

“Mediation Period” has the meaning in Section 14.5(b)(iii).

“New University” has the meaning in the Prologue.

“New University Board of Trustees” shall mean the independent governing board of New University.

“New University Budget(s)” has the meaning in Section 4.1(b).

“New University Efficiency Payment” has the meaning in Section 2 of Exhibit F.

6
Exhibit A - Definitions

“NewU Relationship Manager” has the meaning in Section 3.2(a).

“Non-Defaulting Party” has the meaning in Section 14.5(a).

“non-performing Party” has the meaning in Section 2.7(a).

“Non-Renewal” has the meaning in Section 14.3.

“Note” means an Early Termination Note or a Post-Initial Term Note.

“NPS” has the meaning in Section 2.5(b)(iv).

“NU Account” has the meaning in Section 1(a) of Exhibit F.

“NU Cash Transactions” has the meaning in Section 1(b)(i) of Exhibit F.

“NU Costs Cap” has the meaning in Section 2 of Exhibit F.

“NU Policy Guide” has the meaning in Section 2.3.

“NU Upfront Payment” has the meaning in Section 3(b) of Exhibit F.

“OIG” has the meaning in Section 20.1(b).

“Opinion” has the meaning in Section 2.4(k)(ii).

“Organizational Documents” means: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the operating agreement and the articles of organization of a limited liability company; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of an entity; and (e) any amendment to any of the foregoing.

“Party(ies)” has the meaning in the Prologue.

“Payment Shortfall” has the meaning in Section 1(e) of Exhibit F.

“Person” means any individual, partnership (general or limited), corporation, limited liability company, joint venture, association, or other form of business organization (whether or not regarded as a legal entity under applicable Law), trust or other entity or organization, including a Governmental Entity and an Accrediting Body.

“Post-Initial Term Fee” has the meaning in Section 14.2(c).

“Post-Initial Term Note” has the meaning in Section 14.2(c).

“Post-Termination Resolution Period” has the meaning in Section 14.5(b)(ii).

“Pre-Termination Resolution Period” has the meaning in Section 14.5(b)(i).

“Primary Party” has the meaning in Section 6.2(a).

“Priority Payment” has the meaning in Section 2 of Exhibit F.

“Priority Payment Differential” has the meaning in Section 2 of Exhibit F.

7
Exhibit A - Definitions

“Purdue” has the meaning in the Prologue.

“Purdue Provisions” means those provisions of this Agreement (including the Exhibits to this Agreement) and defined terms, which by their terms or as the context provides refer to Purdue, including the Recitals, Section 2.1 (New University Board of Trustees), Section 2.7 (Excused Performance; Force Majeure), Section 3.2(b) (Advisory Committee Make-Up and Meetings), Section 6.2 (Compliance with Law; Changes in Law), Article 7 (Confidentiality), Section 8.1(b) (Purdue License to Contributor), Section 8.1(c) (Purdue License to New University), Section 8.1(d) (Kaplan License to New University and Purdue), Section 8.1(e) (Trademark Provisions), Section 8.2 (Third Party Materials), Section 8.3 (Reservation), Section 8.4 (Residuals), Section 10.1(a) (Books and Records), Section 12.1  (Representations and Warranties; Covenants - Purdue and New University), Section 12.4 (Disclaimer), Section 13.1 (Restrictive Covenants), Section 13.2 (Transfer of Revenue Generating Assets), Section 14.1 (Term), Section 14.2(b) (Early Termination Fee), Section 14.5(a) (Termination for Material Breach - Generally), Section 14.7 (Teach-Out Period), Sections 14.8(c)(ii)(2), (3) and (7) (Closing Deliverables by New University), Article 15 (Limitation of Liability), Section 16.1 (Management Escalation), and Section 16.2 (Governing Law; Jurisdiction and Forum; Waiver of Jury Trial), Article 17 (Duty to Cooperate), Section 20.2 (Relationship of Parties), Section 20.3 (Expenses), Section 20.4 (Notices), Section 20.5 (Amendment; Waiver), Section 20.7 (Third Party Rights), Section 20.8 (Public Announcements), Section 20.9 (Entire Agreement), Section 20.10 (Severability), Section 20.11 (Counterparts), Section 20.12 (Further Assurances), and Sections 1(a) (NU Account) and 4(b) (Calculations of Payments; Process) of Exhibit F.

“Receiving Party” has the meaning in Section 7.2.

“Reconciled Termination Sum” has the meaning in Section 14.6(b).

“Reconciliation Statement” has the meaning in Section 4(a) of Exhibit F.

“Reconciliations” has the meaning in Section 4(a) of Exhibit F.

“Release” has the meaning in Section 14.8(c)(ii)(3).

“Remainder Payment” has the meaning in Section 2(g) of Exhibit F

“Remaining Revenue” has the meaning in Section 3(b) of Exhibit F.

“Renewal Term” has the meaning in Section 14.1.

“Reports” has the meaning in Section 2.8.

“Reporting Party” has the meaning in Section 2.8.

“Revenue” or “Revenues”, unless otherwise specified, means consolidated revenue of New University for the designated time period, calculated in accordance with GAAP, consistently applied in accordance with the past practices of Contributor, adjusted to include all insurance proceeds payable to New University related to either or both business interruption or a force majeure event, and further adjusted to reflect a reserve for bad debt calculated in a manner consistently applied in accordance with the past practices of Contributor. For purposes of this definition, past practices of Contributor shall mean the applicable practices most recently applied prior to the Effective Date.

“Revenue Based Product” has the meaning in Section 13.2.

“Root Cause Analysis” has the meaning in Section 2.6.

“Service Levels” has the meaning in Section 2.5.

8
Exhibit A - Definitions

“Short Term Advances” has the meaning in Section 1(c) of Exhibit F.

“Significant Adverse Impact” has the meaning set forth in Section 3.2(e).

“Special Academic Costs” has the meaning in Section 1(e)(i) of Exhibit F.

“State Subsidy” means, where applicable: (a) Revenue collected by New University relating to any State share of instruction earned by New University students as a result of the Courses and credit hours of such students; and (b) the success points earned on a proportionate basis of such students compared to the total subsidy eligible enrollment.

“Student Financial Assistance Program” means any form of student financial assistance, grants or loans administered by any Governmental Entity, including the Title IV Programs, state grant programs, and veterans’ education benefits administered by the U.S. Department of Veterans’ Affairs.

“Supplier Party” has the meaning in Section 8.2.

“Support Costs” has the meaning in Section 2 of Exhibit F.

“Support Functions” has the meaning in Section 2.4.

“Support Transfer Notice” has the meaning in Section 14.9(a).

“Target Outreach and Admission Spend” has the meaning in Part A, Section IV of Exhibit D.

“Tax” means any and all taxes and all other charges, fees, duties, contributions, levies, assessments or liabilities in the nature of a tax, whether disputed or not, imposed by any Governmental Entity, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

“Taxing Authority” means any Governmental Entity exercising regulatory authority in respect of any Taxes.

“Teach-Out Period” has the meaning in Section 14.7.

“Term” has the meaning in Section 14.1.

“Threshold Amount” has the meaning in Part B of Exhibit D.

“Title IV” means Title IV of the HEA, and any amendments or successor statutes thereto.

“Title IV Program” means the programs of federal student financial assistance administered pursuant to Title IV of the HEA.

“Transfer” has the meaning in Section 13.2.

“Transfer Agreement” has the meaning in Recital E.

“Transition Services Agreement” has the meaning in Section 14.8(c)(ii)(4).

“Triggering Loss” has the meaning in Section 14.4.

“UCC” has the meaning in Exhibit I-3.

“University Partner” has the meaning in the Prologue.

9
Exhibit A - Definitions

“Unpaid Contributor Fees” has the meaning in Section 2 of Exhibit F.

“Unpaid Contributor Funds” has the meaning in Section 2 of Exhibit F.

“Unpaid Funds Report” has the meaning in Section 4(c) of Exhibit F.

“Unpaid NU Funds” has the meaning in Section 2 of Exhibit F.

“Valuation Period” has the meaning in Section 14.5(b)(iv).

“Valuation Process” is the process set forth in Section 14.5(b)(iv).

“Wind-Down Costs” has the meaning in Section 14.7(c).

“Year End Reconciliation” has the meaning in Section 4(a)(ii) of Exhibit F.

10
Exhibit A - Definitions

EXHIBIT B

NU Policy Guide

NEWU

KEY ACADEMIC AND
OPERATING POLICY GUIDE

1
Exhibit B – NU Policy Guide

SECTION I - Admissions Policies and Procedures

The following summarizes NewU’s admissions process:

General Policies: NewU has general requirements and procedures for all students seeking admission. Some programs have other specific requirements

1.	All applicants to NewU must:
a.	Complete an Enrollment Agreement and all required documents
b.	Submit any amounts owned as outlined on the Tuition and Fees Schedule
2.	All courses are conducted in English
a.	Students must be able to speak, read, and write English fluently
b.
English abilities are determined through NewU’s admissions test or placement exam (if applicable), an interview, TOEFL Exam (if applicable for international students) and the completion of any necessary documents

3.	Non-immigrant, alien students
a.
International students who wish to be admitted to any Kaplan University for-credit program must be 18 years or older, complete admissions requirements, and provide evidence of adequate financial resources

b.	To ensure that international students are prepared to complete college and university-level coursework, they must demonstrate a command of oral and written English skills
4.	All applicants must complete financial arrangements prior to starting class; and if applicable, financial aid applications must be completed
5.	All applicants must adhere to any state specific enrollment requirements
6.	Must meet any current existing enrollment exam requirements (Nursing)

Undergraduate Programs (general guidelines)

In addition to the above, the following guidelines are for students enrolling in a NewU undergraduate program.
1.	Applicants to an undergraduate program at NewU must be a high school graduate.
a.
Possess a high school diploma from a high school from an acceptable high school or possess a General Education Development (GED) certificate or state-specific equivalency diploma test or possess a Home Study certificate or transcript from a Home Study program that is equivalent to high school level and recognized by the student’s home state, and be beyond the age of compulsory attendance in that state, or

b.	Be a high school senior eligible to apply and submit proof of high school graduation
c.	International students must provide proof of high school equivalency
2.	Online and onsite applicants must attest to high school graduation or approved equivalent.
a.
Acceptable attestation for Kaplan University may be the proof of graduation attestation included on an Enrollment Agreement, the Free Application for Federal Student Aid (FAFSA) or any other document deemed acceptable by NewU.

2
Exhibit B – NU Policy Guide

i.	The statements made in this attestation are verified through a random sampling of students admitted to NewU
ii.	Students selected for this verification have 30 days in which to provide NewU with this proof
iii.	A $10 fee is charged to the student’s account if NewU has to obtain this proof of graduation on the student’s behalf

Graduate Programs (general guidelines)

The following guidelines apply to students enrolled in all graduate programs.

1.
Students enrolling in a graduate program must submit an unofficial transcript pre-enrollment indicating receipt of a bachelor’s degree from a college or university. In some cases, a graduate degree may also be acceptable.

a.
Degree must be from an institution accredited by a regional or national accrediting agency recognized by the U.S. Department of Education (In some cases, a student’s graduate degree may also be acceptable).

2.	The dean of an academic program has the final discretion to approve candidates for admission to a graduate program.

Returning/Reentering Students

In order to re-enter the University, students must meet all admissions requirements for the program they wish to enter, complete all standard admissions procedures, supply all required documents, and have a clear student account. If they have a history of conduct or behavior issues or a poor academic record, their re-entry to the University may require additional approval by the dean of the school they wish to enter or the dean’s designee.

In addition, students must be in good academic standing. If they are not, they may appeal to the dean of the school they wish to enter. Their letter of appeal should explain the extenuating circumstances that caused them to fall below the satisfactory academic progress standards and what corrective actions they have taken to ensure success upon returning to their studies. A denied appeal is considered final and binding. Students may not re-appeal unless new information is presented for consideration.

The following summarizes critical documentation NewU students receive and are required to agree to, or acknowledge of, as part of NewU’s enrollment process:

1.
Enrollment Agreement: Students receive the appropriate Enrollment Agreement (“EA”). The EA serves as the contact between the student and NewU and includes information required by NewU’s accreditor and state and federal regulators including, but not limited to:

a.	Tuition amounts
b.	State specific refund and cancellation policies
c.	Payment plan requirements
d.	Student drop policies
e.	General graduation requirements
2.	Program Disclosure Admissions for the following programs:
a.	Associate of Applied Science in Health Information Technology
b.	Associate of Applied Science and Certificate in Medical Assisting Disclosure

3
Exhibit B – NU Policy Guide

c.	Associate of Applied Science in Human Services/Bachelor of Science in Human Services
d.	Bachelor of Science in Nutrition Science
e.	Master of Science in Education; Master of Science in Education in Instructional Technology
f.	Master of Arts in Teaching Disclosure — Nationwide (outside Iowa);
g.	Graduate Teacher Education Certificate
3.	Student or Parent Authorization Title IV Credit Balance
4.	Background Check Authorization for the school of Social and Behavioral Sciences, Nursing, Education and Health Sciences
5.	Arbitration Agreement
6.	Permission to Register Student - campus only
7.	Transcript Request Form
8.	Student Acknowledgement Form

Additionally, NewU’s enrollment process requires students to agree to, or acknowledge receipt of, the following documents:

1.	Pre-licensure Screening, Acknowledgement and Acceptance Form (BSN Program)
2.	Radiation Protection and Universal Protection Forms (Omaha campus Dental only)

4
Exhibit B – NU Policy Guide

SECTION II - NewU Programs

[See attached ECAR]

5
Exhibit B – NU Policy Guide

UNITED STATES DEPARTMENT OF EDUCATION
  SCHOOL PARTICIPATION MANAGEMENT DIVISION
ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE PRINTED: 08/04/2016	PAGE A – 1
NAME AND ADDRESS OF INSTITUTION: Kaplan University 1801 East Kimberly Road Davenport, IA 52807-2095 TYPE OF INSTITUTION: Proprietary

CONGRESSIONAL DISTRICT : DEPARTMENT REGION : SCHOOL PARTICIPATION TEAM :	01 07 07	ACTION DATE: ACTION:	11/30/2015 Reapprove Elig/Prov Cert

OPE ID: 00458600 TIN: 371377789 IPEDS ID: 260901 DUNS NBR: 078090388	FEDERAL PELL GRANT ID: 004586 FEDERAL FAMILY EDUCATION LOAN ID: 004586 FEDERAL DIRECT STUDENT LOAN ID: G04586 FEDERAL PERKINS LOAN ID: 001406 FEDERAL SCHOOL CODE: 004586 FEDERAL WORK STUDY ID: 001406
FEDERAL SUPPLEMENTAL EDUCATIONAL OPPORTUNITY GRANT ID: 001406

ACADEMIC CALENDAR: Trimester Hours, Quarter Hours, Clock Hours, Semester Hours
EDUCATIONAL PROGRAM LEVELS OFFERED:
Graduate/Professional (>-= 300 hours)
Non-Degree (600-899 hours)
Non-Degree 1 Year (900-1799 hours)
Non-Degree 2 Years (1800-2699 hours)
Associate’s Degree
Bachelor’s Degree
First Professional Degree
Master’s Degree or Doctor’s Degree
ELIGIBLE: Y INITIAL APPROVAL DATE: 01/26/1985 CERTIFIED: Provisional LOAN DEFERMENT: Y PROGRAM PARTICIPATION AGREEMENT EFFECTIVE DATE: 02/05/2016 EXPIRATION DATE: 09/30/2018
WAIVER(S):
DEDP - 50% CORRESPONDENCE COURSES
DEDP - 50% STUDENTS IN CORRESPONDENCE COURSES
DEDP - 50% TELECOM STUDENTS ARE CORRESPONDENCE
DEDP - EXCEPTION CERTIFICATE/DEGREE PROGRAMS
DEDP - WEEKS IN AY (ACADEMIC YEAR)
DEDP - WEEKS IN PROGRAM

THE INSTITUTION IS ELIGIBLE TO APPLY FOR PARTICIPATION IN THE FOLLOWING PROGRAMS AUTHORIZED UNDER THE HIGHER EDUCATION ACT OF 1965, AS AMENDED: TITLE IV: Y

6
Exhibit B – NU Policy Guide

Program TEACH GRANT		Certified:	DATE:
TITLE IV STUDENT FINANCIAL ASSISTANCE PROGRAMS
PROGRAM	CERTIFIED	APPROVAL DATE	PROGRAM	CERTIFIED	APPROVAL DATE
FWS Com Serv	Y	01/26/1985	FWS Priv Sec Empl	Y	01/26/1985
FWS Job Loc Dev	Y	01/26/1985	FFEL Staff	Y	01/26/1985
FEEL Staff Unsub	Y	01/26/1985	FFEL PLUS	Y	01/26/1985
FPerkins	Y	01/26/1985	FSEOG	Y	01/26/1985
FPell	Y	01/26/1985	FDSLP Staff	Y	07/01/1994
FDSLP Staff Unsub	Y	07/01/1994	FDSLP PLUS	Y	07/01/1994
**** End of Section A ****

7
Exhibit B – NU Policy Guide

UNITED STATES DEPARTMENT OF EDUCATION
  SCHOOL PARTICIPATION MANAGEMENT DIVISION
ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE PRINTED: 08/04/2016		ACCREDITATION SECTION	PAGE B – 1

INSTITUTION NAME : OPE ID : INSTITUTION TYPE :	Kaplan University 004586 00 Proprietary
ACCREDITATION

		EFFECTIVE NUMBER OF
ACCREDITING AGENCY	DESIGNATION SCOPE	YEAR	YEARS
North Central Assoc of Colleges and Schools, the Higher Learning Commission Primary	Institutional	2009	6

**** End of Accreditation Section ****

8
Exhibit B – NU Policy Guide

UNITED STATES DEPARTMENT OF EDUCATION
  SCHOOL PARTICIPATION MANAGEMENT DIVISION
ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE PRINTED: 08/04/2016		STATE AUTHORIZATION SECTION	PAGE C – 1

INSTITUTION NAME : OPE ID : INSTITUTION TYPE :	Kaplan University 004586 00 Proprietary
STATE AUTHORIZATION

STATE AGENCY
IA Dept of Education(EXEMPT)
IA Iowa College Student Aid Commission
IN Commission for Higher Education
MD Maryland Higher Education Commission
ME Department of Education of the State of Maine
MO Missouri Department of Higher Education
NE Coordinating Commission for Postsecondary Education
NH Dept. of Education, Div of Higher Education
Wisconsin Educational Approval Board
**** End of State Authorization Section ****

9
Exhibit B – NU Policy Guide

UNITED STATES DEPARTMENT OF EDUCATION
  SCHOOL PARTICIPATION MANAGEMENT DIVISION
ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE PRINTED: 08/04/2016		OFFICIALS SECTION	PAGE D – 1

INSTITUTION NAME : OPE ID : INSTITUTION TYPE :	Kaplan University 004586 00 Proprietary
OFFICIALS

NAME AND ADDRESS	TITLE	PHONE FAX	EMAIL
Vandenbosch, Betty 550 West Van Buren Chicago, IL 60607	President	(312) 777-6211 (800) 283-0142	bvandenbosch@ kaplan.edu
Simeon, Vergishna 1525 Cypress Creek Road Fort Lauderdale, FL 33309-3861	Executive Director of Administration & Ops	(954) 512-5880 (800) 327-1645	vsimeon@ kaplan.edu
Rogoff, Howard 6301 Kaplan University Avenue Fort Lauderdale, FL 33309-3861	CFO	(954) 515-4708 (800) 422-2977	hrogoff@ kaplan.edu
Bott, Paul	Member of the Board
Dyke, Wade	Member of the Board
Gefen Sicilian, Lisa	Member of the Board
Gosselin, Lucien	Member of the Board
Hughes, William	Member of the Board
Lezy, Norman	Member of the Board
Marino, Gregory	Member of the Board
Runge, Kay K	Member of the Board
Gefen-Sicilian, Lisa 6301 Kaplan University Avenue Fort Lauderdale, FL 33309	CAO	(954) 515-3765 (800) 541-3534	lgefen@ kaplan.edu
Adams, David J 550 West Van Buren 2nd Floor Chicago, IL 60607	Senior Vice President and General Counsel	(312) 385-1359 (800) 509-6506	dadams@ kaplan.edu

**** End of Officials Section ****

10
Exhibit B – NU Policy Guide

UNITED STATES DEPARTMENT OF EDUCATION
  SCHOOL PARTICIPATION MANAGEMENT DIVISION
ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE PRINTED: 08/04/2016		ADDITIONAL LOCATIONS SECTION	PAGE E – 1

INSTITUTION NAME : OPE ID : INSTITUTION TYPE :	Kaplan University 004586 00 Proprietary
ADDITIONAL LOCATIONS

OPE ID	NAME AND ADDRESS	APPROVED FOR CERTIFICATION	INITIAL APPROVAL DATE
00458604	Kaplan University - Cedar Rapids 3165 Edgewood Parkway South West Cedar Rapids, IA 52404-2998	Y	12/04/2007
00458605	Kaplan University - Des Moines 4655 North West 121 Street Urbandale, IA 50323-5702	Y	12/04/2007
00458606	Kaplan University - Mason City Plaza West 2570 4th Street SW Mason City, IA 50401-4665	Y	12/04/2007
00458607	Kaplan University - Cedar Falls 7009 Nordic Drive Cedar Falls, IA 50613-6309	Y	12/04/2007
00458608	Kaplan University - Omaha 5425 North 103rd Street Omaha, NE 68134-1002	Y	12/04/2007
00458609	Kaplan University - Lincoln 1821 K Street Lincoln, NE 68508-2668	Y	12/04/2007
00458610	Kaplan University - Council Bluffs 1751 Madison Avenue Suite 750 Council Bluffs, IA 51503-5289	N	12/04/2007
00458611	Kaplan University - Omaha - 93rd Street 3105-3111 North 93rd Street Omaha, NE 68134-4125	N	12/04/2007
00458612	Kaplan University - Hagerstown 18618 Crestwood Drive Hagerstown, MD 21742-2797	Y	07/06/2009
00458613	Kaplan University - Hagerstown - Career Technology Center 18642 Crestwood Drive Hagerstown, MD 21742-2797	Y	07/06/2009

11
Exhibit B – NU Policy Guide

00458614	Kaplan University - Frederick 5301 Buckeystown Pike Suite 103 Frederick, MD 21704-8307	N	07/06/2009
00458615	Kaplan University - Portland 265 Western Avenue South Portland, ME 04106-2415	Y	05/10/2011
00458616	Kaplan University - Lewiston 475 Lisbon Street Lewiston, ME 04240-0000	Y	05/10/2011
00458617	Kaplan University - Augusta 14 Marketplace Drive Augusta, ME 04330-8038	Y	05/31/2013
00458618	Kaplan University - Indianapolis 9000 Keystone Crossing, Suite 120 Indianapolis, IN 46240-0000	Y	11/30/2015
00458619	Kaplan University - Milwaukee 201 W. Wisconsin Avenue Milwaukee, WI 53203-2303	Y	11/30/2015
**** End of Additional Locations Section ****

12
Exhibit B – NU Policy Guide

UNITED STATES DEPARTMENT OF EDUCATION
  SCHOOL PARTICIPATION MANAGEMENT DIVISION
ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE PRINTED: 08/04/2016		EDUCATIONAL PROGRAMS SECTION	PAGE F – 1

INSTITUTION NAME : OPE ID : INSTITUTION TYPE :	Kaplan University 004586 00 Proprietary
EDUCATIONAL PROGRAMS

CIP	INSTITUTION’S PROGRAM NAME	APPROVED FOR CERTIFICATION	FULL CREDIT TO DEGREE	INITIAL APPROVAL	CREDIT HOURS	TYPE	CLOCK HOURS	DURATION IN WEEKS
03.0103	Bachelor of Science in Environmental Policy & Management	Y	Y	05/31/2013	180	Quarter		130
03.0103	Master of Science in Environmental Policy	Y	Y	05/31/2013	55	Quarter		50
09.0702	Bachelor of Science in Communications	Y	Y	05/31/2013	180	Quarter		130
11.0101	Computer Systems Technician	N	Y	05/18/2000	48	Quarter	484	33
11.0101	Computer Systems Technician	N	Y	09/08/2003	47	Quarter	517	33
11.0101	Information Technology Pathway	N	Y	09/08/2003	40	Quarter	440	33
11.0101	Master of Science in Information Technology	Y	Y	05/31/2013	56	Quarter		90
11.0103	Associate of Applied Science in Computer Forensics	Y	Y	05/31/2013	90	Quarter	900	60
11.0103	Associate of Applied Science in Computer Forensics	Y	Y	11/30/2015	90	Quarter		60
11.0103	Bachelor of Science in Information Technology	Y	Y	05/31/2013	180	Quarter		130
11.0201	Introduction to Computer Programming Language	N	Y	09/08/2003	36	Quarter	360	30
11.0901	Bachelor of Science in Network Technology	Y	Y	05/31/2013	180	Quarter		130
11.1003	Bachelor of Science in Cybersecurity	Y	Y	11/30/2015	180	Quarter		170
11.1003	Master of Science in Cybersecurity Management	Y	Y	11/30/2015	60	Quarter		90
11.1006	Associate of Applied Science in Information Technology	Y	Y	05/31/2013	90	Quarter		60
11.9999	Internet and Website Development	N	Y	09/08/2003	45	Quarter	495	33
13.0401	Bachelor of Science in Early Childhood Administration	Y	Y	11/30/2015	180	Quarter		170

13
Exhibit B – NU Policy Guide

13.0406	Master of Science in Higher Education - Nonthesis Concentration 1	Y	Y	11/30/2015	68	Quarter		118
13.0406	Master of Science in Higher Education - Nonthesis Concentration 2	Y	Y	11/30/2015	70	Quarter		108
13.0406	Master of Science in Higher Education - Nonthesis No Concentration	Y	Y	05/31/2013	50	Quarter		60
13.0406	Master of Science in Higher Education - Nonthesis Student Affairs	Y	Y	11/30/2015	61	Quarter		78
13.0406	Master of Science in Higher Education - Thesis	Y	Y	11/30/2015	50	Quarter		60
13.0406	Master of Science in Higher Education - Thesis Student Affairs	Y	Y	11/30/2015	71	Quarter		90
13.0501	Master of Science in Education in Instructional Technology - Adult Learning	Y	Y	11/30/2015	51	Quarter		60
13.0501	Master of Science in Education in Instructional Technology - K-12	Y	Y	05/31/2013	50	Quarter		60
13.1206	Master of Arts in Teaching - Iowa Certification Track	Y	Y	05/31/2013	54	Quarter		78
13.1206	Master of Arts in Teaching - Nationwide Non-Certification Track	Y	Y	11/30/2015	45	Quarter		66
13.1206	Master of Science in Education - Educational Leader Emphasis Area Track	Y	Y	11/30/2015	54	Quarter		72
13.1206	Master of Science in Education - Standard Emphasis Area Track	Y	Y	05/31/2013	46	Quarter		60
13.1210	Associate of Applied Science in Early Childhood Development	Y	Y	05/31/2013	90	Quarter		60
13.1210	Bachelor of Science in Early Childhood Development	Y	Y	05/31/2013	180	Quarter		130
13.1210	Bachelor of Science in Early Childhood Development - Maine Student Teaching Opt.	Y	Y	11/30/2015	192	Quarter		140
13.1299	Teacher Intern Certificate	N	N	11/26/2007	44	Quarter	880	50
13.1501	Associate of Applied Science in Educational Paraprofessional	Y	Y	05/31/2013	90	Quarter		60
22.0000	Legal Studies - Certificate - Andover	N	Y	04/27/2011	36	Semester	485	56
22.0101	Juris Doctor	Y	Y	05/31/2013	92	Semester	920	208
22.0301	Legal Secretary Certificate	Y	Y	01/20/2006	31	Quarter	930	20
22.0302	Associate of Applied Science in Paralegal Studies	Y	Y	05/31/2013	90	Quarter		60
22.0302	Bachelor of Science in Legal Studies	Y	Y	05/31/2013	180	Quarter		130
22.0302	Bachelor of Science in Paralegal Studies	Y	Y	05/31/2013	180	Quarter		130
22.0302	Master of Science in Legal Studies	Y	Y	05/31/2013	55	Quarter		50
22.0302	Pathway to Paralegal Postbaccalaureate Certificate	Y	Y	09/08/2003	36	Quarter	1080	40
22.0399	Associates of Applied Science in Legal Support and Service	Y	Y	11/30/2015	90	Quarter		90
22.0399	Bachelor of Science in Legal Support and Services	Y	Y	05/31/2016	180	Quarter		170
22.9999	Executive Juris Doctor	Y	Y	05/31/2013	72	Semester	720	156
22.9999	Small Business Practice LLM	Y	Y	05/31/2013	24	Trimester	240	104
30.1701	Bachelor of Science in Psychology	Y	Y	05/31/2013	180	Quarter		130

14
Exhibit B – NU Policy Guide

30.1701	Master of Science in Psychology - Comp. Exam Track: ABA - Nonpracticum	Y	Y	11/30/2015	60	Quarter		70
30.1701	Master of Science in Psychology - Comp. Exam Track: ABA - Practicum	Y	Y	11/30/2015	65	Quarter		80
30.1701	Master of Science in Psychology - Comp. Exam Track: Addictions	Y	Y	05/31/2013	70	Quarter		80
30.1701	Master of Science in Psychology - Comp. Exam Track: General Psychology	Y	Y	11/30/2015	60	Quarter		70
30.1701	Master of Science in Psychology - Comp. Exam Track: I/O Psychology Nonpracticum	Y	Y	11/30/2015	60	Quarter		70
30.1701	Master of Science in Psychology - Comp. Exam Track: I/O Psychology Practicum	Y	Y	11/30/2015	65	Quarter		80
30.1701	Master of Science in Psychology - Thesis Track: ABA - Nonpracticum	Y	Y	11/30/2015	65	Quarter		80
30.1701	Master of Science in Psychology - Thesis Track: ABA - Practicum	Y	Y	11/30/2015	70	Quarter		90
30.1701	Master of Science in Psychology - Thesis Track: Addictions	Y	Y	11/30/2015	75	Quarter		100
30.1701	Master of Science in Psychology - Thesis Track: General Psychology	Y	Y	11/30/2015	65	Quarter		80
30.1701	Master of Science in Psychology - Thesis Track: I/O Psychology Nonpracticum	Y	Y	11/30/2015	65	Quarter		80
30.1701	Master of Science in Psychology - Thesis Track: I/O Psychology Practicum	Y	Y	11/30/2015	70	Quarter		90
30.9999	Associate of Science in Interdisciplinary Studies	Y	Y	05/31/2013	90	Quarter		60
30.9999	Bachelor of Science in Liberal Studies	Y	Y	05/31/2013	180	Quarter		130
30.9999	Bachelor of Science in Professional Studies	Y	Y	05/31/2013	180	Quarter		130
42.2806	Master of Science in Educational Psychology	Y	Y	08/18/2011	52	Quarter		66
42.2814	Bachelor of Science in Psychology in Applied Behavior Analysis	Y	Y	11/30/2015	180	Quarter		170
43.0102	Corrections Certificate	Y	Y	11/26/2007	36	Quarter	1080	36
43.0103	Management and Supervision Certificate in Criminal Justice	Y	Y	06/25/2009	36	Quarter	1080	36
43.0103	Master of Science in Criminal Justice	Y	Y	05/31/2013	55	Quarter		60
43.0103	Master of Science in Criminal Justice	Y	Y	05/31/2013	55	Quarter		70
43.0104	Associate of Applied Science in Criminal Justice	Y	Y	05/31/2013	90	Quarter		60
43.0104	Bachelor of Science in Criminal Justice	Y	Y	05/31/2013	180	Quarter		130
43.0104	Bachelor of Science in Criminal Justice Administration & Management	Y	Y	05/31/2013	180	Quarter		130
43.0104	Bachelor of Science in Criminal Justice Management & Supervision	Y	Y	05/31/2013	180	Quarter		130
43.0104	Bachelor of Science in International & Comparative Criminal Justice	Y	Y	05/31/2013	180	Quarter		130
43.0107	Associate of Applied Science in Public Safety and Security	Y	Y	11/30/2015	90	Quarter		90

15
Exhibit B – NU Policy Guide

43.0109	Private Security Certificate	Y	Y	01/20/2006	53	Quarter	1590	36
43.0112	Private Security Management Certificate	N	Y	11/26/2007	42	Quarter	1260	40
43.0113	Bachelor of Science in Corrections	Y	Y	11/30/2015	180	Quarter		170
43.0199	Crime Scene Technician Certificate	Y	Y	05/31/2013	44	Quarter	1320	36
43.0202	Bachelor of Science in Fire & Emergency Management	Y	Y	05/31/2013	180	Quarter		130
43.0202	Bachelor of Science in Fire Science	Y	Y	05/31/2013	180	Quarter		130
43.0202	Master of Science in Homeland Security & Emergency Management	Y	Y	05/31/2013	55	Quarter		60
43.0203	Associate of Applied Science in Fire Science	Y	Y	05/31/2013	90	Quarter		60
44.0000	Associate of Applied Science in Human Services	Y	Y	05/31/2013	90	Quarter		60
44.0000	Bachelor of Science in Human Services	Y	Y	05/31/2013	180	Quarter		130
44.0000	Human Services Certificate in Child and Family Services	Y	Y	11/30/2015	43	Quarter	1260	40
44.0000	Human Services Certificate in Elder Care Services	Y	Y	11/30/2015	43	Quarter	1260	40
44.0000	Master of Science in Human Services	Y	Y	11/30/2015	45	Quarter		50
44.0401	Associate of Applied Science in Public Administration	Y	Y	05/31/2013	90	Quarter		60
44.0401	Bachelor of Science in Public Administration and Policy	Y	Y	05/31/2013	180	Quarter		130
44.0401	Master of Public Administration	Y	Y	05/31/2013	55	Quarter		50
44.0702	Bachelor of Science in Human Services in Youth/Family Service and Administration	Y	Y	05/31/2016	180	Quarter		170
45.0401	Associates of Applied Science in Criminal Justice and Criminology	Y	Y	11/30/2015	90	Quarter		90
45.1001	Bachelor of Science in Political Science	Y	Y	05/31/2013	180	Quarter		130
50.0409	Associate of Applied Science in Graphic Design	Y	Y	05/31/2013	90	Quarter		60
51.0001	Associate of Science in Health Science	Y	Y	05/31/2013	90	Quarter		60
51.0001	Bachelor of Science in Health & Wellness	Y	Y	05/31/2013	180	Quarter		130
51.0001	Bachelor of Science in Health Science	Y	Y	05/31/2013	180	Quarter		130
51.0601	Dental Assistant Diploma	N	N	06/25/2009	45	Quarter	905	48
51.0601	Dental Assistant Diploma	Y	Y	11/26/2007	56	Quarter	960	48
51.0701	Bachelor of Science in Health Care Administration	Y	Y	05/31/2013	180	Quarter		130
51.0701	Master of Health Care Administration	Y	Y	05/31/2013	52	Quarter		60
51.0705	Associate of Applied Science in Medical Office Management	Y	Y	05/31/2013	91	Quarter		70
51.0706	Bachelor of Science in Health Information Management	Y	Y	05/31/2013	180	Quarter		130
51.0706	Master of Health Informatics	Y	Y	11/30/2015	48	Quarter		65
51.0706	Master of Health Information Management	Y	Y	11/30/2015	48	Quarter		65
51.0707	Associate of Applied Science in Health Information Technology	Y	Y	05/31/2013	92	Quarter		70
51.0707	Associate of Applied Science in Health Information Technology	Y	Y	05/31/2013	96	Quarter		70
51.0708	Associate of Applied Science in Medical Transcription	Y	Y.	05/31/2013	90	Quarter		70

16
Exhibit B – NU Policy Guide

51.0708	Medical Transcription Certificate	N	Y	01/25/2001	30	Quarter	374	22
51.0714	Medical Billing and Coding Certificate	Y	Y	06/25/2009	38	Quarter	380	30
51.0716	Medical Office Administration Certificate	Y	Y	11/30/2015	57	Quarter	1720	60
51.0801	Associate of Applied Science in Medical Assisting	Y	Y	05/31/2013	92	Quarter		70
51.0801	Medical Assistant	N	Y	06/25/2009	52	Quarter	450	30
51.0801	Medical Assistant Certificate - Online	Y	Y	06/25/2009	57	Quarter	730	50
51.0801	Medical Assistant Certificate - Onsite	N	Y	06/25/2009	57	Quarter	680	50
51.1009	Phlebotomist Certificate	Y	Y	06/25/2009	35	Quarter	485	30
51.1504	Bachelor of Science in Psychology in Addictions	Y	Y	11/30/2015	180	Quarter		170
51.2201	Bachelor of Science in Public Health	Y	Y	05/31/2013	180	Quarter		130
51.2201	Master of Public Health	Y	Y	05/31/2013	60	Quarter		50
51.2201	Master of Public Health	Y	Y	05/31/2013	60	Quarter		70
51.2207	Master of Science in Health Education	Y	Y	05/31/2013	52	Quarter		60
51.3104	Bachelor of Science in Nutrition Science	Y	Y	05/31/2013	180	Quarter		130
51.3501	Massage Therapy - Omaha	Y	N	11/26/2007		Clock	1000	50
51.3801	Associate of Science in Nursing (Florida)	Y	Y	11/30/2015	110	Quarter		140
51.3801	Associate of Science in Nursing (Iowa & Nebraska)	Y	Y	08/18/2011	110	Quarter		70
51.3801	Bachelor of Science in Nursing - Accelerated LPN to BSN Pathway	Y	Y	11/30/2015	182	Quarter		110
51.3801	Bachelor of Science in Nursing - RN to BSN	Y	Y	05/31/2013	180	Quarter		130
51.3801	Bachelor of Science in Nursing - Traditional Pathway	Y	Y	05/31/2013	182	Quarter		130
51.3802	Doctor of Nursing Practice - Post MSN, Executive Leader	Y	Y	11/30/2015	90	Quarter		109
51.3802	Master of Science in Nursing - Executive Leader	Y	Y	05/31/2013	60	Quarter		76
51.3803	Adult Gerontology Nurse Practitioner Certificate	Y	-	05/31/2013	60	Quarter	1100	65
51.3805	Doctor of Nursing Practice - Post MSN, Family Nurse Practitioner	Y	Y	11/30/2015	108	Quarter		150
51.3805	Family Nurse Practitioner Certificate	Y	-	05/31/2013	60	Quarter	1100	65
51.3805	Master of Science in Nursing - Family Nurse Practitioner	Y	-	05/31/2013	90	Quarter		97
51.3817	Master of Science in Nursing - Nurse Educator	Y	Y	05/31/2013	75	Quarter		87
51.3817	Nurse Educator Graduate Certificate	Y	-	05/31/2013	45	Quarter	520	54
51.3817	Nurse Informatics Graduate Certificate	Y	-	05/31/2013	30	Quarter	500	54
51.3821	Doctor of Nursing Practice - Post MSN, Adult Gerontology Nurse Practitioner	Y	Y	11/30/2015	108	Quarter		150
51.3821	Master of Science in Nursing - Adult Gerontology Practitioner	Y	Y	11/30/2015	90	Quarter		97
51.3821	Master of Science in Nursing - Adult Nurse Gerontology Practitioner	Y	Y	05/31/2013	90	Quarter	900	90
51.3899	Doctor of Nursing Practice - General	Y	Y	11/30/2015	60	Quarter		65
51.3899	Executive Leader Graduate Certificate	Y	-	05/31/2013	30	Quarter	390	43

17
Exhibit B – NU Policy Guide

51.3899	Master of Science in Nursing - Informatics	Y	Y	05/31/2013	60	Quarter		76
51.3901	Practical Nursing Diploma	Y	Y	11/26/2007	84	Quarter	1240	50
51.3901	Practical Nursing Diploma	Y	Y	11/26/2007	84	Quarter	1240	60
52.0101	Associate of Applied Science in Business Administration	Y	Y	05/31/2013	90	Quarter		90
52.0201	Bachelor of Science in Business Administration	Y	Y	05/31/2013	180	Quarter		170
52.0201	Bachelor of Science in Management	Y	Y	05/31/2013	180	Quarter		130
52.0201	Master of Business Administration - No Specialization	Y	Y	05/31/2013	60	Quarter		90
52.0201	Master of Business Administration - With Specialization	Y	Y	11/30/2015	76	Quarter		114
52.0201	Master of Science in Management	Y	Y	05/31/2013	56	Quarter		84
52.0204	Office Management Certificate	N	Y	11/26/2007	47	Quarter	470	44
52.0301	Bachelor of Science in Accounting	Y	Y	05/31/2013	180	Quarter		170
52.0301	Graduate Certificate in Accounting	N	Y	04/27/2011	16	Semester	480	24
52.0301	Master of Science in Accounting	Y	Y	05/31/2013	52	Quarter		78
52.0302	Associate of Applied Science in Accounting	Y	Y.	05/31/2013	90	Quarter		90
52.0801	Bachelor of Science in Finance	Y	Y	11/30/2015	180	Quarter		170
52.0801	Master of Science in Finance	Y	Y	05/31/2013	56	Quarter		84
52.0901	Global Travel and Hospitality Management Certificate	N	Y	11/26/2007	50	Quarter	550	40
52.0903	Travel and Hospitality Certificate - Andover	N	Y	04/27/2011	30	Semester	445	36
52.1003	Bachelor of Science in Psychology in Industrial/Organizational Psychology	Y	Y	11/30/2015	180	Quarter		170
**** End of Educational Programs Section ****

18
Exhibit B – NU Policy Guide

UNITED STATES DEPARTMENT OF EDUCATION
  SCHOOL PARTICIPATION MANAGEMENT DIVISION
ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE PRINTED: 08/04/2016		OWNERSHIP SECTION	PAGE G – 1

INSTITUTION NAME : OPE ID : INSTITUTION TYPE :	Kaplan University 004586 00 Proprietary
OWNERSHIP

TIN	LEVEL	NAME	PERCENT OWNED	START DATE
371377789	1	Iowa Acquisition Corp. 6301 Kaplan University Avenue Fort Lauderdale, FL 33309	100%	11/30/1998
650038445	2	Kaplan Higher Education Corporation 6301 Kaplan University Avenue Fort Lauderdale, FL 33309	100%	11/30/1998
222573250	3	Kaplan, Inc. 550 West Van Buren 2nd Floor Chicago, IL 60607	100%	07/27/2000
530182885	4	Graham Holdings Company 1150 15th Street, N.W. Washington, DC 20071	99.77%	12/31/1984
	5	Donald E Graham 1150 15th Street, N.W. Washington, DC 20071	85.7%	02/25/1977
**** End of Ownership Section ****

19
Exhibit B – NU Policy Guide

UNITED STATES DEPARTMENT OF EDUCATION
  SCHOOL PARTICIPATION MANAGEMENT DIVISION
ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE PRINTED: 08/04/2016		SERVICER INFORMATION SECTION	PAGE H – 1

INSTITUTION NAME : OPE ID : INSTITUTION TYPE :	Kaplan University 004586 00 Proprietary

SERVICER INFORMATION

SERVICER NAME	CONTACT NAME	SERVICES OFFERED
Loan Science 3600 N. Capital of Texas Highway Austin, TX 78746	Alec Reinstadtler	Other
**** End of Servicer Information Section ****

Return to the Application Index

20
Exhibit B – NU Policy Guide

SECTION III - Transfer Credit Policy

General

Transfer credit is credit that an undergraduate or graduate student has earned from college-level courses they have taken in the past. In general, transfer credit is:
•	Determined by the registrar’s office review of a student’s official transcripts
•	Post-secondary, from a college or university accredited by a regional or national accrediting agency, and/or
•	Post-secondary, earned through courses that document their work and life experience, as discussed on EL 203 Portfolio Development.

Transfer Credit Eligibility

To qualify for credit a prior taken course at a different institution must meet all of the following criteria to be eligible to transfer:

1.	Is completed at an accredited institution
2.	Is Included on an official transcript
3.	Carries a grade of
a.	“C-” or better (undergraduate courses)
b.	“B” or better (graduate courses)
4.	Does not have a “Pass,” “Credit,” or similar grade (KU does not accept these)
5.	Is not remedial, college-preparatory, or not at a college level
6.	Is 100-level or higher
7.	Is relevant to the student’s program of study
8.	Is equivalent to the course requirements of the student’s program
a.	In some cases, students or their prior institution will be asked for a course syllabus or similar documentation to assist in evaluating a particular course
b.	Fits into the student’s degree plan
c.	Meets any additional program-specific requirements

Requesting Transfer Credit

The deadline for submitting an official transcript receipt is the last day of the first term. To request transfer credit, students need to submit their official transcript(s).

Pre-enrollment Unofficial Audit
NewU may offer the pre-enrollment unofficial audit of prior earned credits that a student wishes to be considered for transfer credit. A pre-enrollment unofficial is conducted by the Office of the Registrar. The audit evaluates the student’s potential transfer credit. Though not a guarantee of transfer credit, the pre-enrollment unofficial audit is a key component in informing the student of the ways the student can save time and money on the completion of their degrees.

●	Pre-enrollment unofficial audits are restricted to new students, students interested in a change of program, and returning students.
●	The pre-enrollment unofficial audit worksheet notes that for credit to be eligible for transfer toward an undergraduate program, all coursework must be listed with a grade “higher than a “D+”

21
Exhibit B – NU Policy Guide

Post-Secondary Transcript Evaluation

The NewU Office of the Registrar receives official college transcript(s) from students requesting transfer credit and evaluates them on a case-by-case basis. As noted, students must submit their unofficial transcript(s) initially when they enroll. Official transcripts submitted for transfer credit, on the other hand, must arrive at the Office of the Registrar, sealed and sent directly from the registrar of the academic institution that awarded the credits. These official transcripts determine transfer credit.

Note: Nursing, Information Technology, Health Sciences programs and Graduate programs will maintain additional transfer credit requirements not described in this document.

Military and Veteran Student Experience Transfer:

Military and veteran students often have acquired knowledge in the military which could also count toward shortening their path to a degree. This knowledge may come from training, work experience, and/or college-level credit from the American Council on Education (ACE)-evaluated military training, as well as CLEP and DANTES examinations. NewU will do everything possible within accreditation and legal regulatory requirements to accept military experiential credits for transfer.

A military student’s training and experience is noted on the Joint Services Transcript (JST), a document for all non-Air Force service members (Army, Navy, Marine, and Coast Guard). The document is approved by the American Council on Education (ACE), and it validates a service member’s military occupational experience and training, along with corresponding ACE college credit recommendations. Joint Services Transcripts (JST) may be unofficial or official.

All Air Force personnel receive transcripts through the Community College of the Air Force (CCAF). Unlike JSTs, Air Force transcripts cannot be obtained online immediately. Transcripts must be requested.

To make a Military Transcript Request, eligible students must go to the Joint Services Transcript website (external).

Students who receive veteran’s benefits through NewU must submit documentation of previous education for review.

NewU registrar’s office performs the evaluation of the transcripts and experience for determination and application to transfer credits.

22
Exhibit B – NU Policy Guide

SECTION IV - Satisfactory Academic Progress

SAP Measurement Provisions

●	All NewU students must maintain SAP as measured against both qualitative and quantitative standards.
•
Students who fail to meet published progress standards will be placed on warning, probation, or be dismissed. Any move to/from a status must result in notification to the student in writing, whether by email or standard post.

•	All credit hours attempted at NewU are counted in the evaluation of SAP in the student’s current program, except for the Military Withdrawal (MW) grade.
•
Prior learning credits are counted in the evaluation of SAP for the purposes of maximum time frame (MTF), but are not counted in the CGPA calculation. These credits are noted with the following grades:

○	Credit by Examination Credit (CC)
○	Experiential Credit (EC)
○	Transfer Credit (TC)
•	All repeated courses, withdrawals, and incompletes are counted as unearned credits attempted towards the MTF.
•	The final grade received on the last repeat of a course is used in the CGPA calculation.

Second and Subsequent Academic Year

●	All students enrolled in programs longer than two academic years must have a 2.0 CGPA at the end of their second academic year, and maintain the 2.0 CGPA for the duration of their program.
●	Each student will be evaluated for SAP at the end of each grading period. Therefore, every student will automatically be evaluated at the end of each academic year.

Transfer Credit, Change of Credentials, Additional Credentials and Associated Courses:

●	Transfer Credits (TC/EC/CC) are used in the calculation of Maximum Time Frame (MTF).
●
For terms beginning prior to July 1, 2011, transfer Credits (TC/EC/CC) are not used in the rate of progress calculation of earned vs. attempted credit (E/A). For terms beginning on or after July 1, 2011, transfer credits are used in the rate of progress calculation of earned vs. attempted credit (E/A).

●
When students change from one NewU program to another NewU program, any course taken in the previous program that counts toward the completion of graduation requirements in the new program will have all previous credits attempted and grades earned included in the new program SAP determination.

●	An Associated Course is a prior course completed in a NewU program that is applied to the current NewU program. All grades and attempted credits earned count towards the CGPA and the applicable MTF.

Maximum Time Frame

When it becomes mathematically impossible for a student to graduate from his/her program within the MTF of program length as measured in credits attempted, s/he must be immediately dismissed (Dismissal/SAP Suspension), regardless of prior status. Note that MTF is the only type of SAP dismissal processing permitted during an active term/without end-of-term grades.

23
Exhibit B – NU Policy Guide

Credits: This calculation should be performed on every student, every term:

Undergraduate, also Graduate prior to 1301A/D terms: If (1.5*Program Length — NewU Credits Attempted) < (Program Length — NewU Credits Earned), then student is in violation of maximum time frame policy. Graduate, 1301A/D and subsequent terms: If (2*Program Length — NewU Credits Attempted) < (Program Length — NewU Credits Earned), then student is in violation of maximum time frame policy.

Program Length is defined as: (Program credits required according to catalog + any prerequisite requirements which extend the natural program length). If a student is required to take prerequisite courses for the chosen degree program in excess of the number of open elective credits available in the degree program, any surplus required credits not filling open electives should be added to the student’s program length for SAP evaluations, for example, prerequisites not filling open electives or state-specific requirements.

CGPA: NewU does not necessarily assess each term a student’s ultimate ability to achieve a certain CGPA within the MTF. Rather, this is an “as discovered” event. A student identified as unable to achieve the minimum required CGPA for his program within the MTF is to be immediately dismissed (Dismissal/SAP Suspension), regardless of prior status.

Evaluation Schedule

CGPA is defined as the student’s enrollment GPA when all applicable courses, including any associated in from previous enrollments have been applied to the enrollment schedule in CVue.

Calculating pace of completion: (Program credits earned) / (Program credits attempted), expressed as a percentage.

Derivation of CGPA/Pace of Completion SAP Standards:

●	CGPA matches CGPA required to graduate from program
●	Undergraduate (also graduate prior to 1301A/D terms): 66.6% pace of completion, i.e. 2/3, is mathematical inverse of 150% max time frame to ensure completion within max time frame
●	Graduate (1301A/D and subsequent terms): 50% pace of completion, i.e. 1/2, is mathematical inverse of 200% max time frame to ensure completion within max time frame.

Evaluation Procedure (see Satisfactory Academic Progress Processing for details):

●	After term grades officially post (Monday after term end,) run SAP wizard in CVue, but do not post statuses
●	Export SAP Report to verify SAP status calculations
●	Make any manual adjustments required to New SAP Status designations and post results in CVue

When a student changes programs, the SAP status follows from the prior program enrollment to the new program enrollment. The SAP status is then evaluated in the new program for the first time when grades are posted in the new program.

Dropped students are evaluated for SAP at the end of the term with all other students.

24
Exhibit B – NU Policy Guide

Academic Probation and Dismissal

Academic Probation

The Registrar’s Office will send notification via email to the student of the status change to Academic Probation during or before week 1 of the immediately subsequent term. Education Advising (Online/Learning Center) or the Campus Registrar (Campus) will send additional information to students newly placed on Academic Probation regarding the appeals process via email by the end of week 2 or by the end of week 1 depending on enrollment.

ACADEMIC PROBATION AND PROGRAM WITHDRAWALS

SAP is run for all students as a matter of regular processing only after grades initially post each term, including students who withdrew prior to the end of the term. If a previously-withdrawn student’s SAP status is found to qualify for a change to Dismissal status during end-of-term SAP processing, the SAP status is updated appropriately and the student is notified of the new Dismissal status, although the school status remains Drop.

Satisfactory Academic Progress Appeals

An approved SAP appeal must be on file in the following circumstances:

●	Continuing students in the first term of academic probation who do not meet SAP at the end of the probation term and wish to proceed into the next term
●	Prior dismissals seeking re-entry
●	Prior drops seeking re-entry who did not meet SAP in the most recent prior enrollment

SAP appeal decisions for both re-entry and continuing students are made and student circumstances evaluated on a case-by-case basis by the School or Campus Dean’s Office. For detailed information on re-entry appeals, see Satisfactory Academic Progress Appeals (SAP Appeals) Processing.

Determining Eligibility for Final Academic Probation

After final grades are posted, the Registrar’s Office identifies students who did not meet SAP at the end of the probation term. The Registrar’s Office then runs a report for the “SAP Appeal: Dean Approved - FA Eligible” activity type for these students.

●	If there is either no appeal or a denied appeal on file for a student, s/he is dismissed and notified of the dismissal via email by the Registrar’s Office.
●
For probation students who have an approved appeal on file, the Registrar’s Office checks the final grades. If the student passes all courses In the probation term and has an approved appeal, the student is placed on Final Academic Probation and notified of the status change via email.

Students who fail or receive W grades in the Academic Probation term are ineligible for Final Academic Probation, regardless of appeal decision. Campus students cannot request approval to receive W grades while in a SAP-not-met status.

Students on Final Academic Probation or Extended Enrollment

Students placed in Final Academic Probation status must adhere to a standardized Academic Plan. The Academic Plan is outlined for the student within the notification of status change to Final Academic Probation, and it consists of the following requirements:

25
Exhibit B – NU Policy Guide

●	Earn a Term GPA of at least 0.5 higher than the cumulative GPA required to graduate.
○	The term GPA requirement is included in SAP tables and calculates automatically when SAP Is run.
●	Earn passing grades in all current classes.
○	The passing grades requirement must be evaluated by running a report, in addition to the SAP calculation.
○
W grades and the Academic Plan: A student violates the Academic Plan if s/he receives a W grade(s). Effective with the 1404A, 1404B, 1405C, 1406D and subsequent terms, Campus students can no longer request approval to receive W grades while In a SAP-not-met status.

●	Retake any previously failed courses.
○
This academic plan requirement is strongly encouraged but will not be included in the term progress evaluation at end of term as it is dependent on course availability, term sequencing, etc. This requirement is enforced through registration via Education Advising (Online/Learning Center) or Campus Registrars (Campus).

Students on Final Academic Probation who do not yet meet SAP but who adhere to the terms of the academic plan receive additional notifications via email advising them of their continued status of Final Academic Probation and reiterating the terms of the academic plan. Students cannot remain on Final Academic Probation for more than three consecutive terms, without exception.

As with students placed on Academic Probation, Campuses require documentation of outreach to students placed on Final Academic Probation from the Academic Team within 2 weeks after the status change to Final Academic Probation. Outreach should also be made during the first two weeks of subsequent Final Academic Probation and Extended Enrollment terms. The outreach must be documented in a new “AD Probation Outreach” activity type in CVue. The Academic Team should include in the activity notes whether or not the student was reached.

Students who withdraw completely from the University while on Final Academic Probation are changed to dismissal status, as they would not meet the Academic Plan requirement of earning passing grades in all term courses. If a student in the first or second term of Final Academic Probation status withdraws at the end of the term and has met all terms of the Academic Plan for that term, the student is changed to drop status, not dismissal status.

Note that students who have incomplete grades at the time of the calculation and are identified as qualifying for the SAP status of “Suspension” will not be moved to School Status of “Dismissal” immediately. After incomplete grades have converted, the SAP and school statuses are reevaluated and changed as appropriate.

Grades Affecting Academic Progress

SAP is not officially evaluated for students with pending incomplete grades until the incomplete grade is converted to the final grade.

Online/Learning Center:

●
A grade report is run to make CVue student groups for those students with incomplete grades (one for graduate students, one for undergraduate students) posted for the term in question. Once the grades are converted, then SAP is rerun for those student groups.

26
Exhibit B – NU Policy Guide

Campus:

●	The SAP wizard must be run on individual students for whom the incomplete grade conversion affects the SAP status originally posted for the term.

For terms beginning before 7/1/11, prior learning credits were not included in pace of Prior learning credits are included in pace of completion as both credits earned and credits attempted.

Repeated Courses

A course is eligible to be a retake and thus eligible to replace the original course grade in CGPA calculations if the course is identical to or equivalent to the original course. An equivalent course is defined as a course with a different course code but the same course outcomes as defined by the School owning the course. Equivalencies are established in the following cases:

●	Course discontinuation or course code changes
●	Core courses in which the content is catered toward the program of choice but course outcomes are the same (e.g., the online Composition I and Academic Strategies courses)

Note that the official record in CVue will automatically only use the most recent attempt for a GPA calculation, so the CGPA should be correct unless the retake has a different course code for which the equivalency is not configured.

Approved substitutions can fulfill the requirement for a previously failed course, but substitutions do not qualify as retakes and do not replace the prior grade in CGPA calculations.

RETAKES AND NON-F GRADES

No student may retake a course unless the course has been previously failed, or unless one of the following scenarios applies.

●
Students who have completed all program requirements for the degree but lack the CGPA to qualify for graduation may retake courses passed previously. In such cases, a student may retake a course or courses carrying the lowest grade(s) in the degree plan, but only so many (usually just one) as will permit the student to raise the CGPA to the minimum level required, even if this course load does not permit the student to qualify for financial aid. No student may retake a course for the purpose of qualifying for a higher graduation honor or term honor. When a student must retake a course to qualify for graduation, the Registrar should document such in the student’s contact manager record.

●
Certain courses/programs have higher grade requirements than the standard grading requirement. In such cases, students must retake classes for which they have earned a grade higher than F but not high enough to meet the program requirement, e.g., a Nursing student who receives a C- for a course grade (a grade of “C” or better is required for Nursing courses). See below for the definition of a “failing” grade and for more information.

Note that “failure” is defined as a qualitative grade that does not meet the criteria for progression in the program of enrollment. A grade of “W’ is not considered a failing grade but is included in attempted vs. earned credit for SAP calculations. However, W grades count toward the maximum number of attempts allowed for Undergraduate Nursing students, as follows:

●	All Undergraduate Nursing students who fail or withdraw from a course on the second attempt will be dismissed.

27
Exhibit B – NU Policy Guide

●	BSN students who fail or withdraw from any course or combination of courses in the major requirements on the third attempt will be dismissed.
●	Associate or Diploma Nursing students who fail or withdraw from any course or combination of courses in the major requirements on the second attempt will be dismissed.

Nursing students will have to retake any course for which at least a “C” grade is not earned. In addition, Prelicensure Bachelor of Science in Nursing students will have to retake any of the following courses for which at least a “B” grade is not earned:

●	SC121 Human Anatomy and Physiology I
●	SC131 Human Anatomy and Physiology II
●	SC246 Fundamentals of Microbiology.

Graduate students may receive a failing grade no more than once for a single course.

A Nursing student will have to retake any course for which s/he did not earn at least a “C” grade. Bachelor of Science in Communication students (and advanced start Bachelor of Science in Communication students, if required) must achieve a minimum grade of “C” or better in both CM 107: College Composition I and CM 220: College Composition II.

Graduate students may receive a failing grade no more than twice for any combination of courses during the pursuit of a graduate degree. Graduate students who have failed three separate courses will be identified for dismissal processing using data reported from CVue.

Students should seek pre-approval of the University before taking a course at another institution for transfer back to NewU, to ensure that the proposed course will satisfy the requirements for transfer. All normal transfer credit policies apply.

Returning Students

Reentry students’ most recent dropped enrollment should be evaluated to determine if student is eligible for reentry.

28
Exhibit B – NU Policy Guide

SECTION V - Attendance Guidelines

Attendance Posting

The attendance record for students in Ground, Augmented, Blended No Online Attendance, and Blended delivery method courses is updated when students attend scheduled course meetings onsite. Blended courses also have an online component, so attendance will be triggered by the same academic activities that post attendance for a fully online course (see below). Note that Campus Online Blended courses will post attendance through online academic activity and may post onsite attendance component to online blended courses.

Attendance is updated when a student in an online course takes any of the following academic actions:

●	Attending a seminar
●	Posting to any classroom discussion thread
●	Posting to the professor’s virtual office
●	Submitting an assignment via the drop box
●	Submitting an exam/quiz within the online classroom

The Office of the Registrar runs a daily report to ensure the prior day’s attendance has been recorded in the official record system. The University’s online courses have both synchronous and asynchronous requirements. Synchronous (or real-time) learning experiences called seminars happen at the same time for all students in a section. Asynchronous learning experiences happen throughout the course and do not require student participation at a scheduled time. Attendance at synchronous learning experiences within the classroom may be a graded component within a course, but synchronous learning experience attendance is not required to update the official record of overall attendance. Although all other attendance populates overnight for the preceding day, seminar attendance posts in nearly real time in the official record.

Withdrawals Due to Non-attendance

The University will determine that a student has withdrawn if the student has not attended for 21 consecutive days (excluding official break weeks and holidays). Such students withdrawn for violating the attendance policy are considered unofficial drops. Online/Learning Center track students who have not attended a class for 21 days, excluding official breaks and holidays are automatically withdrawn in the system of record. Note that automated processing of unofficial withdrawals occurs within terms only, so no unofficial withdrawals are processed between terms.

The University will determine that a student enrolled in a 6-week term has withdrawn if the student has not attended for 14 consecutive days (excluding official break weeks and holidays). Automated withdrawal processing and Unofficial Withdrawal Processing (Non-Attendance Withdrawals includes students in 6-week terms with the 14-day limit for consecutive nonattendance, as well as students in 10-week terms with the 21-day limit. Students in 6-week terms which do not have a break week immediately following the term end are automatically placed into a hold group when they have violated the attendance policy after the end of the term to allow grades to post.

29
Exhibit B – NU Policy Guide

Students who make a request to withdraw with NewU staff are considered official withdrawals as of the date of the request is received by NewU

In addition to program withdrawals, degree-seeking students who are enrolled in multiple courses with current overall LDA in at least one course but who do not attend one or more of their other courses during the first 21 days of the term are, while remaining enrolled in the program, withdrawn from the specific course(s) in which attendance is not posted.

Conditional Withdrawals Due to Non-attendance

Students in violation of the attendance policy with an LDA beyond add/drop whose enrollments have not yet been fully accepted after any official Trial Period or first add/drop period could ONLY be changed to Conditional Withdrawal status by student request—students in these terms could not be unofficially conditionally withdrawn with LDA past add/drop.

Email Notification of Withdrawal

Students changed to Conditional Withdrawal, Drop, or Dismissal status via official or unofficial withdrawal are formally notified by the Office of the Registrar of the status change once the withdrawal has been processed via an Email Notification of Withdrawal.

30
Exhibit B – NU Policy Guide

SECTION VI — Tuition

NewU Cost Per Credit Hour Ranges (Out-of-State)*
			Military (online and ground)
	Online	Ground	Active	Veteran
Undergraduate	$315 - $371	$321 - $371**	$165	$230

Graduate	$385 - $485	$320 - $485	$320	$331 - $396

Doctorate	$700	$700	$560	$595

*Excludes various scholarship options like Every Credit Counts, President’s Grant, Transfer Grant and Military Family Scholarship Program.

** Midwest $5109/term

NewU Cost Per Credit Hour Ranges (In-State)
Military (online)
	Online	Ground (N/A)	Active	Veteran
Undergraduate	$		$	$

Graduate	$		$	$ - $

Doctorate	$		$	$

31
Exhibit B – NU Policy Guide

EXHIBIT C

Support Function - Additional Detail

1)	Editorial, Marketing and Advertising Support Functions.

The Editorial, Marketing and Advertising Support Functions described in Section 2.4(a) of this Agreement shall consist of the following:

(i)       The editorial services team of Contributor’s brand marketing department (the “Contributor Brand Marketing Department”) reviews materials for accuracy, transparency, legal and regulatory compliance, brand guidelines and adherence to style as determined by New University.  Items reviewed include marketing collateral, website updates, social media postings, prospecting emails, branded content (e.g., subject matter articles), aggregator advertising, pre- and post-enrollment documents (e.g., enrollment agreements, FA documents, transfer credit documents), offers/scholarships, and post-enrollment communications.

(ii)      Based on the direction of New University, Contributor will provide guidelines to facilitate copy/project development:  Style Guide PDF and Approved Disclaimers and Boilerplate Language.

(iii)     The content development team of the Contributor Brand Marketing Department will develop original content and revise existing content to align with New University’s brand position, strategy, and creative brief requests.  Content will be developed/revised to meet brand guidelines and adherence to style.

(iv)     Original content will be developed and/or revised for marketing collateral, website updates, social media postings, prospecting emails, newsletter, video content (e.g., YouTube), branded content (e.g., subject matter articles), aggregator advertising (banner ads), pre- and post-enrollment material (e.g., welcome kits, e-cards, contact strategy), FA documents, transfer credit documents, offers/scholarships, and post-enrollment communications.

(v)      Contributor will be provided with original or revised content to facilitate copy/project development:  New University Style Guide PDF, brand guidelines, and creative brief.

(vi)      As directed by New University, the brand marketing team of the Contributor Brand Marketing Department will be responsible for creating and executing advertising and media plans.  This team will also devise marketing strategy, brand positioning and messaging targeted at potential students.

(vii)    Advertising elements may include direct mail, TV, online videos, social media postings, emails, banner advertisements, landing pages, websites, billboards, newspaper and magazine print, and radio.  While Contributor shared services has an internal creative department, external vendors may also be utilized for creative development and production as well as media planning and buying.

(viii)    The creative and production team of the Contributor Brand Marketing Department will develop print, web, and video creative that aligns with New University’s brand position and strategy.  This team will also support the planning of externally and internally facing event/show planning and production, including purchasing.  All content will follow brand guidelines and adhere to style.

(ix)     Items created and/or reviewed may include marketing collateral, website updates, videos, social media creative, prospecting emails, aggregator advertising, pre- and post-enrollment documents (e.g., enrollment agreements, FA documents, transfer credit documents), offers/scholarships, and post-enrollment communications.

1
Exhibit C – Support Function - Additional Detail

The Inquiry Acquisition team in Marketing will work with a variety of outside entities to source qualified and appropriate students who have expressed interest in attending New University.  They will develop relationships and systems to facilitate the contact with those students through the admissions team and other methods.

2)	Admissions Support Functions

The Admissions Support Functions described in Section 2.4(c) of this Agreement shall consist of the following:

(i)       Core Admissions:  The Core Admissions Team specializes in assisting non-military students seeking a certificate, undergraduate or graduate degree with New University.  This Team is responsible for assessing admission qualification, as defined by New University, enrolling and assisting starting students on their educational journey, subject to the oversight of New University.  While students are officially transferred to their Education Advisor after their first academic year, the Admissions Advisor may remain in contact with that student throughout his or her educational journey.

(ii)      Strategic Partnerships.  Contributor’s Strategic Partnership Marketing team sources business-to-business, business-to-government (including, in particular, Military) and business-to-institutional long-term relationships to serve students of such strategic partners.

(iii)     Military Affairs:  Military Affairs consists of several teams, including Admissions, Marketing and an Outreach field team.  Military Affairs is involved throughout the life cycle of the military student, working closely with other departments within Contributor and New University to provide for the proper care, and success of these students.

(1)     The Military admissions teams enroll military affiliated students, including active duty, veterans and spouses or dependents of military personnel.  Given the demanding, unique and ever evolving regulations within post-secondary voluntary military and veteran education, the Military Affairs team will keep abreast of regulatory requirements for New University’s military affiliated student body.  This department is tasked with studies, reporting requirements and providing detailed information to New University so that policies are in compliance with such regulations.

(2)     The Military Marketing Department will work closely with and maintains close coordination with the main Contributor Marketing Department, focusing on the military, veteran or affiliated student.

3)	Financial Aid / Student Finance Support Functions.

Specific areas of responsibility with respect to the Financial Aid / Student Finance Support Functions described in Section 2.4(d) of this Agreement consist of:

(i)       Customer Service:  Comprised of inbound/outbound student contact, case reviews, verification support, etc.

(ii)      Processing Services:  Comprised of FA packaging, disbursements, payment processing, etc.

(iii)     Student Finance Center:  Comprised of financial literacy assistance, cash collections, tuition gap counseling, SA block process, etc.

2
Exhibit C – Support Function - Additional Detail

(iv)      FA Administration & Support Services:  Comprised of internal compliance, self-testing and remediation, vendor management, training, etc.

(v)      FA System & Technology Services:  Comprised of FA IT portfolio management, security management, etc.

4)	Human Resources Support Functions.

Specific areas of responsibility with respect to the Human Resources Support Functions described in Section 2.4(i) of this Agreement consist of:

(i)       Human Resources Strategy:  Provide consultation on organizational design, job content, structure and compensation.

(ii)      Employee Engagement:  Support a culture in which employees are engaged in their work; stay with New University; have opportunities for community involvement; and have ample opportunity for two-way communication between faculty/employees and New University management/administration.

(iii)     Training & Development:  Provide a suite of services which comprise:  hosting learning activities (instructor led and/or on-line training), leading talent planning/succession process, and assisting leaders with employee development plans.

(iv)     Recruitment:  Provide full service recruiting services for staff and administrative positions within New University; and assist with faculty hiring and on-boarding, all in conformance with applicable HR Evaluation Standards.

(v)      Employee Relations:  Actively balance the needs of the organization with that of the employee and address issues related to the workplace.

(vi)     Employment & Policy:  Assist New University in maintaining its compliance with applicable employment related federal, state, local employment regulations; provide resources for administering benefits, compensation, and institution policies and procedures.

3
Exhibit C – Support Function - Additional Detail

EXHIBIT D

NU POLICY GUIDE DEPARTURES

Contributor has reviewed New University’s mission, strategic plan, operating model and related academic and operational policies, the key components of which are set forth in the NU Policy Guide and summarized in Part A below (along with Target Outreach and Admissions Spend obligations).  The economic terms set forth in this Agreement are predicated on the assumption that New University will operate in a manner consistent with its NU Policy Guide, which are designed to ensure institutional success.  Although the Parties may agree from time-to-time that changes to the NU Policy Guide are appropriate to respond to market conditions, actions or omissions that are outside the parameters of the NU Policy Guide, or changes to the NU Policy Guide, in each case, without Contributor’s approval, would change the assumptions on which the Parties agreed to economic terms and could cause Contributor material financial harm.  Therefore, such actions would require changes to the economic terms as outlined in Part B of this Exhibit based on the determination made in the Evaluation Process set forth in Part C of this Exhibit.

A. NU Policy Guide - Summary; Target Outreach and Admissions Spend

I.  Admissions Policies and Procedures.  New University seeks to expand access to higher education to adult learners and other non-traditional students.  Accordingly, the NU Policy Guide includes the following:

a.
Admissions Requirements:  New University has adopted the admissions policies set forth in Section I of the NU Policy Guide.  These include:  (i) the specific admissions requirements set forth in Section I for graduate level courses and nursing programs, which have competitive admissions standards, and (ii) open enrollment for all other programs.

b.
Initial Enrollment Process:  New University has adopted the guidelines on student disclosure information, required student documents and signatures, and State specific policies and exceptions to standard policies, in each case as set forth in Section I of the NU Policy Guide.

c.
Application Charges: New University does not charge students for applications or require deposits pending enrollment or start, and has adopted the policies set forth in Section I of the NU Policy Guide, related to background check requirements and charges for programs in which a background check is required or recommended.

II. New University Programs and Student Success Policies: New University will offer the programs listed on the current and approved Department of Education Eligibility and Certification Approval Report (“ECAR”) set forth in Section II of the NU Policy Guide (including the described course listings, credits and length to be offered in the location/online and in the delivery mode as designated in such Section II), as well as any programs currently pending for approval with the U.S. Department of Education including Competency Based Education programs.  In addition, in order to provide students with greater opportunities to enter into and remain in the programs it offers, New University has adopted the following key policies and procedures related to student success:

a.
Student Starts:  New University offers at least fourteen (14) program entry points throughout the year for programs that consist of ten (10) week courses and at least eight (8) program entry points throughout the year for programs that consist of six (6) weeks courses.

b.
Transfer credits and experiential credit:  New University has adopted the policies set forth in Section III of the NU Policy Guide, related to the acceptance of transfer credits and use of experiential credits as well as evaluation of such credits for transfer.

c.	Satisfactory Academic Progress: New University has adopted the academic progress policies set forth in Section IV of the NU Policy Guide.

1
Exhibit D – NU Policy Guide Depatures

d.
Attendance:  New University has adopted the attendance policies set forth in Section V of the NU Policy Guide, which include policies for administrative withdrawal and dismissal, online attendance tracking, and student voluntary withdrawal.

III. Tuition:  In order to satisfy New University’s dual objectives of offering affordable, cost-effective educational programs while ensuring the ongoing viability of the institution, New University offers initial per credit tuition for residents of the State of Indiana and for non-residents in the ranges set forth in Section VI of the NU Policy Guide.

IV.  Outreach and Admissions Targets.  In order to ensure the stability of the institution and expand access to its educational offerings through institutional growth over time, each Fiscal Year, New University intends to budget amounts (and make actual annual expenditures) for the “outreach and media” and “admissions” line items at least equal to the prior Fiscal Year’s budgeted spend for such line items, subject to market conditions (the “Target Outreach and Admission Spend”).

B. Compensating Contributor for Actions Taken Inconsistent with NU Policy Guide

The Parties will consult one another throughout the New University budget process, with the Advisory Committee making recommendations to New University and its Board of Trustees regarding enrollment and Revenue targets and related spend required to support such goals.  Where the Parties do not agree, or New University or its Board of Trustees takes any action that is, or allows any omission that results in being, outside the parameters of the NU Policy Guide, or changes the NU Policy Guide in the manner described in Part B, Sections I through IV of this Exhibit D, the Evaluation Process set forth in Part C of this Exhibit D will be followed to determine whether such action or omission has had a Significant Adverse Impact (as defined in Section 3.2(e)), and if so, the magnitude of the Significant Adverse Impact.

Except as provided the following paragraph, if the Evaluation Process results in a determination that a Significant Adverse Impact has occurred, Contributor shall be entitled to receive an amount equal to 12.5% of such Significant Adverse Impact (the “Additional Fee”).  Such Additional Fee shall be payable together with any unpaid balance of the Immediate Advance pursuant to Section 2(g) of the Distribution Waterfall described in Exhibit F (and become part of the outstanding Immediate Advance balance, if any, as contemplated by that Section); provided that any portion of the Additional Fee that relates to future lost revenue:  (a) shall not be credited to Contributor’s unpaid Immediate Advance balance until the end of the period to which such future lost Revenue relates, and (b) shall not be payable to the extent that actual Revenue for such period exceeds the amount of Revenue for such period that was projected prior to the change that triggered the Evaluation Process.

Contributor shall not be entitled to receive any Additional Fee until the aggregate lost Revenues from all Significant Adverse Impact(s), during the Term, and confirmed pursuant to the Evaluation Process equals or exceeds the Threshold Amount.  The term “Threshold Amount” means:  (a) 5% of Revenue, in the event Revenue is less than $600 Million, and (b) 10% of Revenue, in the event Revenue is $600 Million or greater.  For purposes of this definition, Revenue shall be mean Revenue earned during the twelve (12) month period ending in the month in which the applicable Significant Adverse Impact is asserted.  If such measurement of Revenues occurs prior to the first anniversary of the Effective Date, then Revenues shall be annualized.  The Advisory Committee shall maintain a schedule of all Significant Adverse Impacts confirmed pursuant to the Evaluation Process, and the amount of lost Revenue associated with each.  Once the Threshold Amount is reached, Contributor shall be entitled to receive all Additional Fees for all Significant Adverse Impacts previously or thereafter confirmed pursuant to the Evaluation Process (beginning with the first dollar of such Significant Adverse Impact).

I. Admissions Standards.  Making changes to, or failing to follow, the Admission Policies and Procedures set forth in Section I of the NU Policy Guide, such as making admissions standard more difficult to attain, encumbering the enrollment process or imposing a fee or deposit on applicants, that could negatively impact enrollment growth.

2
Exhibit D – NU Policy Guide Depatures

II. Program Offerings. The (i) discontinuance of any program set forth in Section II of the NU Policy Guide, or (ii) making of material changes to, or failing to follow, the policies set forth in Sections III, IV or V of the NU Policy Guide that could negatively impact a student’s ability to enter into or remain in New University’s programs.

III.  Tuition.  Tuition reductions below the amounts or ranges, as applicable, set forth in Section VI of the NU Policy Guide.  For purposes of determining any Additional Fee Payable as a result of such action,  the Significant Adverse Impact, if so determined to exist, shall be an amount equal to the total tuition Revenue that would have been generated by the previous tuition rates based on the actual number of enrollments in the current Fiscal Year, minus the actual tuition Revenue that was generated in such Fiscal Year at the then current reduced tuition rates.  Contributor will be paid the Additional Fee so determined each Fiscal Year during which nonconforming tuition rates remain in effect.

IV.  Deviations from Outreach and Admissions Targets.  If, for any Fiscal Year, New University adopts a New University Budget that includes amounts for Outreach and Media and Admissions line items that are less than the Target Outreach and Admissions Spend (or ultimately spends less than contemplated by the Target Outreach and Admissions Spend).  With respect to this Section IV, no Additional Fee shall be due to Contributor unless it can show that such deficiency, if spent, would have yielded Cost Covering Students.  For purposes hereof, a “Cost Covering Students” means a new student with a lifetime Revenue that is greater than the marginal costs associated with that student.  Marginal costs consist of expenses for student acquisition, teaching, academic operations, and student support.

C. Evaluation Process

The following process shall be followed to determine if a Significant Adverse Impact has occurred and its magnitude:

I.  Contributor will present an economic case depicting the Significant Adverse Impact to the Advisory Committee, which will consider the case in good faith, taking into account, among other things, historical metrics applicable to the relevant function, to determine whether the Significant Adverse Impact has occurred, and its magnitude.

II.  If the Advisory Committee does not reach a unanimous determination, within thirty (30) days of the case presentation as to whether the Significant Adverse Impact occurred, and its magnitude, the New University Board of Trustees will, in good faith, reasonably consider the case for up to thirty (30) days, taking into account, among other things, historical metrics applicable to the relevant function, to determine whether the Significant Adverse Impact has occurred, and its magnitude.

III.  If the New University Board of Trustees does not reach a determination, within such thirty (30) day period as to whether the Significant Adverse Impact occurred, and its magnitude, or if either Party concludes, in good faith, that the New University Board of Trustees’ determination is not reasonable under the circumstances, then such Party may notify the other of its conclusion.  The Parties shall then engage the Financial Expert to determine:  (i) whether a Significant Adverse Impact has occurred, and (ii) the magnitude of the Significant Adverse Impact, and may jointly meet with, or submit written materials to, such Financial Expert.  The Financial Expert, whose fees shall be borne equally by the Parties, shall notify each Party of its determinations in writing.  If the Financial Expert agrees that a Significant Adverse Impact has occurred, the magnitude of the Significant Adverse Impact shall be the amount determined by the Financial Expert (which in any event may not exceed the amount originally calculated by Contributor in making its economic case).  “Financial Expert” means the mutually agreed upon, independent professional, with financial expertise, employed by Allen & Co., with whom the Parties will meet, prior to or promptly after the Effective Date, for the purpose of familiarizing such individual with the assumptions and expectations of the Parties made in entering into the Transfer Agreement and this Agreement, or such successor to that individual and firm as the Parties approve in writing from time-to-time.

IV.  Any determination unanimously agreed upon by the Advisory Committee or made in accordance with Section III above, will be final and binding upon the Parties and will not be subject to appeal, absent fraud or manifest error.

3
Exhibit D – NU Policy Guide Depatures

EXHIBIT E

Initial Budget

Budget Supplied Separately

1
Exhibit E-2 – Contributor Support Cost Line Items

EXHIBIT F

Reimbursements and Payments

1.         NU Account; Daily Operations.

(a)       NU Account.  New University shall cause all of its Revenue, and (ii) Contributor shall cause all advances made by it (as Short Term Advances or Priority Payment Differentials) and all repaid Excess Payments, in each case to be deposited into a segregated account held in the name of New University for distribution in strict accordance with the terms of this Agreement (such account being called the “NU Account”).  No Revenue shall be comingled with funds of Purdue or of any other Purdue affiliated entity or other Person, unless and until such Revenue is distributed to New University in accordance herewith.  New University shall not permit any lien to attach to the NU Account or any Revenues.

(b)       Cash Transactions.  As part of the finance and accounting related Support Functions, Contributor shall assist New University in managing the NU Account, and shall, among other services, process all accounts payable for Academic Costs and Support Costs and other payments pursuant to this Exhibit F.

(i)        NU Cash Transactions.  New University shall submit to Contributor in such electronic manner as is reasonably requested, copies of written invoices in respect of Academic Costs from time-to-time as they are incurred.  Upon receipt of such invoices, Contributor shall process the payment of such invoices from funds available in the NU Account (collectively “NU Cash Transactions”).  New University shall have the right, but not the obligation, to use its own funds, meaning funds distributed pursuant to the Waterfall Distribution or funds acquired pursuant to a capital raise or a capital contribution, to pay invoices relating to Academic Functions instead of using funds from the NU Account, but until New University is reimbursed from the NU Account for those Academic Costs paid with New University’s own funds:  (1) such Academic Costs shall be deemed, under the Distribution Waterfall, to be unpaid and New University shall be entitled to be paid pursuant to the Distribution Waterfall; and (2) such unpaid Academic Costs shall not be considered in calculating Excess Payments received by New University for any applicable period.  New University shall retain accurate records of Academic Costs that it paid with its own funds.

(ii)       Contributor Cash Transactions.  Contributor shall prepare and deliver to New University, at the end of each month, a report of Support Costs incurred during the month just-ended.  Within ten (10) days of delivery of such report to New University, Contributor shall process from funds available in the NU Account the payment of such Support Costs (“Contributor Cash Transactions”, and with the NU Cash Transactions, “Cash Transactions”).  Until Contributor is reimbursed from the NU Account for Support Costs:  (1) such Support Costs shall be deemed, under the Distribution Waterfall, to be unpaid and Contributor shall be entitled to be paid pursuant to the Distribution Waterfall; and (2) such unpaid Support Costs shall not be considered in calculating Excess Payments received by Contributor for any applicable period.

(iii)      Records.  The Parties shall maintain accurate records of all activities of the NU Account, including Cash Transactions, and retain copies of all submitted invoices, so that they may accomplish the Reconciliations and the periodic reporting and financial record keeping requirements of this Exhibit F, including determination of payment of Excess Payments.

(c)       Short Term Advances.  During the first 180 days of the Term, if there is insufficient cash in the NU Account to cover the projected Academic Costs and tuition and fee refunds for the upcoming thirty (30) day period, Contributor will advance to New University, not more often than on a weekly basis, and within seven (7) days of receipt of written request therefore, such funds as are needed to make up any projected shortfall in available Revenues in order for New University to have sufficient cash to pay all Academic Costs and tuition and fee refunds which then are or will come due in the next thirty (30) day period (such advances made by Contributor, “Short Term Advances”).  New University shall include in any request seeking a Short Term Advance a calculation of projected Academic Costs, tuition and fee refunds and Revenues for the upcoming thirty (30) day period in such detail as reasonably requested by Contributor.

1
Exhibit F– Reimbursements and Payments

(d)       Excess Payments.  The timing of Cash Transactions described above, and the timing of payments under the Distribution Waterfall, may result in a Party receiving payments prior to the time they would otherwise be entitled to such payment in accordance with the Distribution Waterfall, or payments to which they are not entitled at all.  Any amounts which a Party receives during a quarter or Fiscal Year for either:  (i) Academic Costs or Support Costs in excess of the annual NU Costs Cap or the annual Contributor Support Costs Cap then in effect (each, as applicable, and as defined in Section 2 below), or (ii) Support Costs, Contributor Fees or any other type of payment contemplated by this Exhibit F that has been paid to such Party, but later determined pursuant to a Reconciliation or otherwise to have been paid not in accordance with the Distribution Waterfall (and which has not previously been repaid by such Party) is referred to, together with the amounts described in Section 1(e)(i) (Changes in Academic Costs) in this Exhibit F, as an “Excess Payment.”  In the case of New University, Excess Payments shall be paid first, by check for deposit to the NU Account to the extent of Remainder Payments previously made to New University and second, by set off or credit as set forth in the Distribution Waterfall (including, if necessary, during Fiscal Years following the receipt of Excess Payments); and in the case of Contributor, shall be paid by check for deposit to the NU Account, in all cases based upon the applicable Agreed Reconciliation Statement.

(e)       Changes in Costs.

(i)        Changes in Academic Costs.  If the New University Board of Trustees uses its ultimate authority to increase Academic Costs above that amount which was recommended by the Advisory Committee (including by expanding the meaning of Academic Costs, or changing any Academic Cost amounts in a New University Budget that have been recommended the Advisory Committee, or by resolving any Academic Cost items in a New University Budget for which there was no agreement by the Advisory Committee, to the extent such Academic Costs are greater that the Academic Costs agreed to by Contributor, or if New University otherwise incurs Academic Costs not contemplated by the Parties (any of the foregoing being called “Special Academic Costs”), then, to the extent the Special Academic Costs incurred by New University for any individual program, project, line item or other matter, exceed, in the aggregate, $2 million, such excess amount shall be deemed New University Excess Payments irrespective of the NU Costs Cap and treated as provided in this Exhibit F.  To the extent any other Academic Costs of New University exceed the NU Costs Cap for any applicable period, such increased Academic Costs, when incurred by New University, will be reflected in the calculation of New University Excess Payments, and treated as contemplated in this Exhibit F.

(ii)       Other Changes in Costs.  If either Party’s costs in performing its respective functions are materially increased due to a change:  (1) affecting the higher education field, (2) in applicable Law, (3) in some other manner that generally affects similarly situated Contributors, or (4) as a result of circumstances that were not reasonably foreseeable and beyond such Party’s control, then in each case, the Advisory Committee shall work in good faith to agree on a revision to the Academic Cost Percentage Limit or the Non-Brand Support Cost Percentage Limit, as applicable, to reflect the increased costs to perform such services.  In addition, if a material increase in the cost of performing a Support Function results from an action or omission by New University, that is not agreed to by Contributor, and that changes the nature of the Support Function or the manner in which it must be performed, then the Advisory Committee shall consider an appropriate increase in the Non-Brand Support Cost Percentage Limit in light of such cost increase.  If the Advisory Committee does not reach a unanimous determination regarding an appropriate increase to the Non-Brand Support Cost Percentage Limit, the Parties will use their commercially reasonable efforts to resolve the matter through good faith negotiations, first through discussions between designated officers having appropriate authority to resolve such matters, and, if such officers cannot resolve the matter within 30 days, through discussions between the Parties’ chief executives.  If the Parties have not been able to reach agreement within 60 days of the date on which the Advisory Committee first considered this issue, the Parties shall resolve this issue pursuant to Section 10.2(e) of the Agreement (Resolution).  The Independent Accounting Firm shall consider in resolving such matter, among other things, a Party’s rationale, and the underlying assumptions, relating to the need to increase reimbursement or payment of Costs and, in the case of Contributor, the absence of final approval over budgetary matters or expenditures.

2
Exhibit F– Reimbursements and Payments

2.         Phase I - Payment Structure - First 60 Months.  In setting forth the following payment structure, the Parties acknowledge that, on the Effective Date of this Agreement, or at such other time thereafter as may be mutually agreed by the Parties, Contributor is making to New University, in lieu of any obligation to pay or right to receive a Priority Payment Differential for the quarterly periods in New University’s Fiscal Years ending June 30, 2019 and June 30, 2020, the Immediate Advance.  For the period of the Term commencing on the Effective Date and ending 60 months following the Effective Date, each quarter, cash in the NU Account shall be distributed to New University and Contributor pursuant to the following terms and priorities, payable on the Business Day following, and based upon the Agreed Reconciliation Statement reflecting the amount of such payments.  Defined terms used in this Section 2 are set forth below.

(a)       first, to New University, unpaid Academic Costs (other than Excess Payments)  incurred in the applicable period, up to the NU Costs Cap, plus any Unpaid NU Funds;

(b)       second, to New University, the New University Efficiency Payment earned for the just-ended Fiscal Year (or portion thereof), if any, and any unpaid New University Efficiency Payment earned in prior Fiscal Years (if any), minus an amount required to set off any outstanding unpaid Excess Payments then owed by New University;

(c)       third, but only with respect to quarterly periods in New University’s Fiscal Years ending June 30, 2018, 2021, 2022 and 2023, to New University, the Priority Payment (taking into account Contributor’s obligation to advance any required Priority Payment Differential for those quarters), minus (to the extent not considered in calculating the Priority Payment Differential for such applicable period) an amount required to set off any unpaid Excess Payments then owed by New University;

(d)       fourth, to Contributor, any unpaid Support Costs incurred during the applicable period up to the Contributor Support Costs Cap, plus any Unpaid Contributor Funds;

(e)       fifth, to Contributor, but only to the extent of Available Cash, the Contributor Efficiency Payment earned for the just-ended Fiscal Year (or portion thereof) and any unpaid Contributor Efficiency Payment earned in prior Fiscal Years (if any);

(f)        sixth, to Contributor, but only to the extent of Available Cash, a Contributor Fee based upon the actual Revenues of the quarter just-ended, plus all Unpaid Contributor Fees up to, but not exceeding, the Fee Accrual Cap;

(g)       seventh, to Contributor, but only to the extent of Available Cash, any unpaid balance of the Immediate Advance; and

(h)       finally, to New University, but only to the extent of Available Cash, all remaining funds after retention of amounts applied in respect of any remaining Excess Payments then owed by New University (a “Remainder Payment”).

For purposes of this Exhibit F, the following terms shall be defined as follows:

“Academic Costs” means the line item costs set forth in Exhibit E-1 which have been incurred by New University during the applicable period in performing Academic Functions under this Agreement.

3
Exhibit F– Reimbursements and Payments

“Agreed Reconciliation Statement” is a Reconciliation Statement prepared pursuant to Section 4 below for the applicable period and:  (1) that neither Party objects to by providing the other with written notice (specifying therein the details of such objection), within 15 days of receipt of the Reconciliation Statement, or (2) as to which the Parties have mutually resolved any disputes, or (3) which is finalized pursuant to Section 10.2(e) of the Agreement (Resolution) with respect to objections raised under clause (1) above.  An Agreed Reconciliation Statement for which the Parties have previously made payments and adjustments pursuant to the Distribution Waterfall may be further adjusted solely pursuant to Section 10.2(d) of the Agreement (Examination; Notice; Disputes) and Section 10.2(e) of the Agreement (Resolution) and such Statement, if adjusted pursuant to these provisions shall be the “Agreed Reconciliation Statement”.

“Applicable Interest” means four percent (4%) per annum (calculated on a 360 day year) for the period commencing on the date a payment is required to be paid under this Agreement through (and including) the date such payment occurs.

“Applicable Period” means the quarterly or annual period corresponding with the applicable Reconciliation Statement, as described in Section 4 below (Reconciliations and Principles of Calculation).

“Available Cash” means the cash balance in the NU Account as of the date of a distribution, minus the amount of cash deficiencies, if any, projected for the next six (6) month period based on the New University Budget then in effect for the applicable period.

“Brand Costs” means, with respect to each applicable period, the actual Support Costs incurred during the applicable period for brand advertising, marketing and media activities associated with New University.

“Contributor Efficiency Payment” means a payment determined annually as part of the Year End Reconciliation, equal to the product of “A” multiplied by “B”, where such product is a positive number, and:

“A” is an amount equal to:  (1) budgeted Support Costs divided by budgeted Revenue, in each case, at the beginning of a Fiscal Year minus (2) actual Support Costs divided by actual Revenue, in each case, for such Fiscal Year; and

“B” is an amount equal to the product of 20% of actual Revenue for such Fiscal Year.

By way of illustration only, if, for the applicable Fiscal Year:
--Budgeted Support Costs at the beginning of such Fiscal Year were:  $350M
--Budgeted Revenues at the beginning of such Fiscal Year were:  $800M
--Actual Support Costs for such Fiscal Year were:  $360M
--Actual Revenues for such Fiscal Year were:  $850M
Then:
A	=	(budgeted Support Costs / budgeted Revenue) minus (actual Support Costs / actual Revenue)
	=	($350M/$800M) - ($360M/$850M)
	=	(0.4375) - (0.4235)
	=	0.014
and
B	=	(0.20) x (actual Revenue)
	=	(0.20) x ($850M)
	=	$170M
And the amount of Contributor Efficiency Payment	=	A x B
	=	(0.014) x ($170M)
	=	$2.38M

“Contributor Fee” means 12.5% of actual Revenues of the quarter just-ended through June 30, 2022 and thereafter, 13% through the Fiscal Year ending June 30, 2027, and thereafter 12.5% for the remainder of the Term.

4
Exhibit F– Reimbursements and Payments

“Contributor Non-Brand Costs Cap” means: (a) when determined as of the quarter-end of any quarter other than the fourth quarter, an amount equal to the most recently revised annual forecasted Revenue multiplied by the applicable Non-Brand Support Cost Percentage Limit based on the level of Revenue in the table below, and (b) when determined as of the end of the fourth quarter, an amount equal to the actual Revenue for the Fiscal Year just-ended multiplied by the applicable Non-Brand Support Cost Percentage Limit based on the level of Revenue in the table below.

Projected Revenue	Non-Brand Support Cost Percentage Limit
[***]	[***]
[***]	[***]
[***]	[***]

* This information has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

“Contributor Support Costs Cap” means, for any applicable period, the sum of:  (i) Contributor Non Brand Costs Cap, plus (ii) the actual Brand Costs incurred during the applicable period.

“Fee Accrual Cap” means for each of the partial Fiscal Year ending June 30, 2018 and the Fiscal Year ending June 30, 2019, 20% of that Fiscal Year’s total Contributor Fee (but not exceeding the amount of the Unpaid Contributor Fee for that year) (“20% Allowable Carryover”).  Thereafter, for each of New University’s Fiscal Years, additional unpaid Contributor Fees may be accrued but only to the extent that the accrual for any additional Fiscal Year does not exceed the lesser of:  (a) the sum of the 20% Allowable Carryover for:  (i) the then current Fiscal Year and (ii) the most recent applicable Fiscal Year; and (b) 50% of the then current Fiscal Year’s Contributor Fee.

“Immediate Advance” means the advance to be made by Contributor to New University on the Effective Date of this Agreement, or at such other time thereafter as may be mutually agreed by the Parties, in the amount of $20 million as described above in this Exhibit F, Section 2. Such advance shall be in lieu of any Contributor obligation to pay, or New University right to receive, a Priority Payment Differential for the quarterly periods in New University’s Fiscal Years ending June 30, 2019 and June 30, 2020. This advance shall be non-interest bearing and shall not be included in the definition of Unpaid Contributor Funds.

“New University Efficiency Payment” means a payment determined annually as part of the Year End Reconciliation, equal to the product of “A” multiplied by “B”, where such product is a positive number, and:

“A” is an amount equal to:  (1) budgeted Academic Costs divided by budgeted Revenue, in each case, at the beginning of a Fiscal Year minus (2) actual Academic Costs divided by actual Revenue, in each case, for such Fiscal Year; and

“B” is an amount equal to the product of 20% of actual Revenue for such Fiscal Year.

By way of illustration only, if, for the applicable Fiscal Year:
--Budgeted Academic Costs at the beginning of such Fiscal Year were:  $208M
--Budgeted Revenues at the beginning of such Fiscal Year were:  $650M
--Actual Academic Costs for such Fiscal Year were:  $195M
--Actual Revenues for such Fiscal Year were:  $650M
Then:
A	=	(Budgeted Academic Costs / budgeted Revenue) minus (actual Academic Costs / actual Revenue)
	=	($208M/$650M) - ($195M/$650M)
	=	(0.32) - (0.30)
	=	0.02
and
B	=	(0.20) x (actual Revenue)
	=	(0.20) x ($650M)

=	$130M
And the amount of New University Efficiency Payment	=	A x B
	=	(0.02) x ($130M)
	=	$2.6M

5
Exhibit F– Reimbursements and Payments

“NU Costs Cap”  means:  (a) when determined as of the quarter-end of any quarter other than the fourth quarter, an amount equal to the most recently revised annual forecasted Revenue multiplied by the applicable Academic Cost Percentage Limit based on the level of Revenue in the chart below, and (b) when determined as of the end of the fourth quarter, an amount equal to the actual Revenue for the Fiscal Year just-ended multiplied by the applicable Academic Cost Percentage Limit based on the level of Revenue in the table below.

Annual Revenue	Academic Cost Percentage Limit
[***]	[***]
[***]	[***]
[***]	[***]

* This information has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

“Priority Payment” means $10 million for each twelve (12) month period during the first sixty (60) months of the Term (other than the twelve (12) month periods ending June 30, 2019 and June 30, 2020), payable quarterly in arrears in the amount of $2.5 million per quarter (and prorated for any period less than a quarter), payable from cash in the NU Account and taking into account Contributor’s payment of any Priority Payment Differential.  For the sake of clarity, on a Fiscal Year basis, the quarterly installment of the Priority Payment to be made for the final quarter of Fiscal Year 2018 shall equal $2.5 million, the quarterly installments of the Priority Payment to be made for Fiscal Years 2021 and 2022 shall total $10 million in each such Fiscal Year, and the quarterly installments of the Priority Payment to be made for Fiscal Year 2023 shall total $7.5 million.

“Priority Payment Differential” means, to the extent there is insufficient cash in the NU Account to distribute to New University the Priority Payment when due, the amount of such insufficiency which Contributor shall be obligated to advance to the NU Account in order to cover any insufficiency, minus an amount required to set off any outstanding unpaid Excess Payments then owed by New University.

“Support Costs” means the line item costs set forth in Exhibit E-2 which have been incurred by Contributor (or any of its Affiliates) through the applicable period in performing the Support Functions under this Agreement.

“Unpaid Contributor Fees” means Contributor Fees that were not paid pursuant to the Distribution Waterfall due to Available Cash at the time due, together with Applicable Interest.

“Unpaid Contributor Funds” means the aggregate of the following sums with respect to which Contributor was entitled to payment pursuant to the Distribution Waterfall had there been sufficient cash but with respect to which Contributor has not been reimbursed or paid, together with Applicable Interest for each such payment:  (a) Support Costs, (b) Short Term Advances (less, to the extent of any Short Term Advances, a one-time reduction in an amount equal to the Deferred Revenue Adjustment), (c) advances of any Priority Payment Differential, and (d) Deposit Credits to the extent not used for payment pursuant to Section 5 below (Deposit Credits).  No unpaid Contributor Efficiency Payment shall be part of Unpaid Contributor Funds.

“Unpaid NU Funds” means any Academic Costs for which New University was entitled to payment pursuant to the Distribution Waterfall had there been sufficient cash, and which have not been paid, together with Applicable Interest.  No unpaid New University Efficiency Payment shall be part of Unpaid NU Funds.

3.         Phase II - Payment Structure - After 60 Months.  Commencing on the date following the 60th month following the Effective Date and continuing for the balance of the Term, cash in the NU Account shall be distributed to New University and Contributor in the same order and manner, calculated in the same way, and subject to the same terms and limitations, as set forth in Section 2 (Phase 1 - Payment Structure - First 60 Months) of this Exhibit F with the following exceptions:

6
Exhibit F– Reimbursements and Payments

(a)       Cessation of Priority Payments.  New University shall cease to be entitled to receive any Priority Payment, and Contributor shall have no obligation to advance any Priority Payment Differential; and

(b)       NU Upfront Payment.  Following payment to Contributor of its Contributor Efficiency Payment for the Fiscal Year just-ended, New University shall be entitled to receive, only to the extent of Available Cash, an annual payment in an amount equal to ten percent (10%) of Remaining Revenue, less any unpaid Excess Payments then owed by New University (the “NU Upfront Payment”).  The term “Remaining Revenue” for any Fiscal Year means the amount of total Revenues earned during that Fiscal Year, minus the sum of the following payments made during the Fiscal Year or based on the Year End Reconciliation:  New University Academic Costs for the Fiscal Year just-ended (or portion thereof), New University Efficiency Payments (if any), Contributor Support Costs and Contributor Efficiency Payment (if any).

4.         Reconciliations and Principles of Calculation.  The following provisions, together with the terms of Article 10 of the Agreement, shall apply to the calculation and reconciliation of payments made under this Exhibit F.

(a)       Reconciliations.  Because the Parties intend for funds in the NU Account to be distributed strictly in accordance with the priorities and terms set forth in Section 2 above (Phase I - Payment Structure - First 60 Months) and Section 3 above (Phase II - Payment Structure - After 60 Months) of this Exhibit F, the Parties shall, at the times set forth in this Section below, reconcile all payments contemplated by this Exhibit, either made to, or from, the NU Account, including all Revenue and distributions, as well as all Academic Costs and Support Costs incurred during the applicable period, and any amounts constituting set offs, credits and advances, during the just completed applicable period (“Reconciliations”).  Reconciliations shall take into account funds distributed and payments made based on Reconciliations performed for prior applicable periods of the same Fiscal Year (and, if applicable, pursuant to the Distribution Waterfall, for prior Fiscal Years (or portions thereof)).  A statement reflecting the results of each Reconciliation (“Reconciliation Statement”) shall be prepared and agreed to by the Parties as provided in this Section, detailing the discrepancies between the amounts received by, and amounts owed to, a Party, and any resulting payment obligation of either Party, pursuant to this Exhibit F, including Section 1(d) above (Excess Payments), during the applicable period to which such Reconciliation relates.  Quarterly and Fiscal Year End Reconciliations shall be based on the applicable financial Books and Records maintained as required by this Agreement, and the Parties shall not delay preparation of Reconciliations until Audited Financial Statements are prepared.  Any disputes regarding quarterly and Fiscal Year End Reconciliations will be resolved pursuant to Section 10.2(d) (Examination Notice; Disputes) and Section 10.2(e) (Resolution) of the Agreement.

(i)        On a quarterly basis, a reconciliation of Cash Transactions shall be made to determine whether, and to what extent, a Party may have received more funds than permitted by this Exhibit through such quarter, including whether:  (1) New University may have received Excess Payments pursuant to Section 1(b) (Cash Operations) of this Exhibit F on account of the then applicable NU Costs Cap for Academic Costs or under Section 1(e)(i) (Changes in Academic Costs) of this Exhibit F, or (2) Contributor may have received Excess Payments on account of the applicable Contributor Support Costs Cap for Support Costs (as described in Section 2 above) or monthly payments of the Contributor Fee, or (3) Excess Payments were properly paid, set off or credited during the just completed quarter.  The Reconciliation also shall reflect application of Unpaid NU Funds, Unpaid Contributor Funds, unpaid balance of the Immediate Advance, if any, and the balance of such Unpaid NU Funds, Unpaid Contributor Funds and unpaid Immediate Advance as of the end of such quarter.  Except with respect to the last calendar quarter of each Fiscal Year (which is covered by Section 4(a)(ii) below), the quarterly Reconciliation shall be completed within 10 days of the end of each quarter during the Term (and 10 days following the last day of the Term).  Based on the quarterly Reconciliation, the Parties shall calculate the Excess Payments, if any, paid to a Party during the applicable Fiscal Year (or portion thereof).  In addition, each quarter the Parties may agree to increase a Party’s outstanding Excess Payment amount based on then current spending and Revenue projections, even though the NU Cost Cap and Contributor Services Cost Cap, as applicable, determined as of the end of such quarter, has not been exceeded.

7
Exhibit F– Reimbursements and Payments

(ii)       Within 30 days of the end of each Fiscal Year during the Term, a (1) Reconciliation of Cash Transactions shall be made for the quarter just-ended to make the same determination described in Section 4(a)(ii) above, and (2) a full Fiscal Year Reconciliation also shall be made based on the Fiscal Year end numbers reflecting for such Fiscal Year (or portion thereof) all Revenue earned, all distributions from the NU Account made, including all Priority Payments and Contributor Fees, all advances made by Contributor as Short Term Advances, as the Immediate Advance or as the Priority Payment Differential, all Deposit Credits applied pursuant to Section 5 (Application of Deposit Credits) below, all Support Costs paid by Contributor with its own funds, all Academic Costs incurred by New University (and the applicable NU Costs Cap on such Academic Costs), all Support Costs incurred by Contributor (and the applicable Contributor Costs Cap on such Support Costs), all other payments made to either Party and such other information as the Parties require in order to determine if each of New University and Contributor received the accurate amount of funds due it pursuant to the terms of this Exhibit F (“Year End Reconciliation”).   Based on the Year End Reconciliation, the Parties shall “true-up” all payments made pursuant to this Exhibit F during the Fiscal Year just-ended in order to assure that each Party receives the amounts to which it is entitled under the Distribution Waterfall and, to the extent either Party has received Excess Payments such Excess Payments shall be repaid pursuant to Section 1(d) (Excess Payments) of this Exhibit F.

(iii)      Although the Parties may have completed preparation of, and exchanged payments or credits pursuant to, an Agreed Reconciliation Statement, the Parties retain the right to examine the Books and Records of the other Party relating to such Agreed Reconciliation Statement only during the period and pursuant to the terms described in Section 10.2 of this Agreement.  If any such examination results in an adjustment to such Agreed Reconciliation Statement, then such Statement shall be revised to reflect such adjustment and the term “Agreed Reconciliation Statement” shall mean such Agreed Reconciliation Statement as finally adjusted pursuant to Sections 10.2(d) and (e) of this Agreement.

(iv)      All payments pursuant to the Distribution Waterfall shall be made on the Business Day following the date upon which a Reconciliation Statement first becomes an Agreed Reconciliation Statement.  Any payments pursuant to the Distribution Waterfall required by adjustments (if any) made pursuant to Sections 10.2(d) and (e) of this Agreement shall be made on the Business Day following such Agreed Reconciliation Statement is adjusted.

(b)       Calculation of Payments; Process.  In calculating distributions of Available Cash pursuant to this Exhibit F, the following principles and procedures shall apply:

(i)        All amounts (both actual and budgeted) shall be calculated based on GAAP, consistently applied by each of the Parties in accordance with the agreed principles set forth on Exhibit G (“Agreed Principles”).  In making any calculation contemplated by this Agreement, and, without limitation, for purposes of Section 10.2(d) (Examination Notice; Disputes) and Section 10.2(e) (Resolution) of this Agreement, the Parties (or any other third party engaged pursuant to this Agreement) shall first apply the Agreed Principles and then, to the extent that the Agreed Principles do not provide guidance, GAAP consistently applied by the applicable Party in the manner used by Kaplan University as of the Effective Date.

(ii)       New University and Purdue each agree that during:  (1) any period during which any Party has a right to reimbursement or payment under this Exhibit F; (2) any period during which an Early Termination Fee or a Post-Initial Term Fee is being paid or is payable; or (3) any Teach-Out Period, it will not change its accounting policies or accounting principles, including those that affect revenue recognition.

8
Exhibit F– Reimbursements and Payments

(iii)      All amounts that apply to a period of less than a Fiscal Year shall be prorated for any portion of a Fiscal Year for which the payment applies.  All quarterly payments that apply to a period of less than a quarter shall be prorated for any portion of a quarter for which the payment applies.

(c)       Unpaid Funds and Other Financial Reports.  No later than 30 days after the start of each Fiscal Year during the Term, each of New University and Contributor shall provide the other a statement setting forth the amount of NU Unpaid Funds and Contributor Unpaid Funds, respectively, through the end of the just completed Fiscal Year, together with detail showing the specific unpaid amounts and the date from which Applicable Interest began to accrue on each such amount (each, an “Unpaid Funds Report”).  In addition, the Parties shall develop and exchange such other Financial Reports containing such information and presented in such manner as is mutually agreeable to the Parties from time-to-time.  Any disputes regarding Financial Reports will be resolved pursuant to Section 10.2(d) (Examination Notice; Disputes) and Section 10.2(e) (Resolution) of this Agreement.

5.         Application of Deposit Credits.  The Parties agree that pursuant to the Transfer Agreement, Contributor transferred to New University certain leases to real property on which on-ground Campuses are located, and that the rent deposits set forth on Exhibit H were made by Contributor under such leases prior to their transfer (“Deposit Credits”).  The Parties further acknowledge and agree that, although the deposits under such leases were transferred to New University pursuant to the Transfer Agreement, Contributor received, in lieu of cash, a credit in an amount equal to the Deposit Credits for use as credit against payments of any Short Term Advance, the Immediate Advance, or any Priority Payment Differential.  So long as any Deposit Credits remain outstanding, such Deposit Credits shall be Unpaid Contributor Funds.

9
Exhibit F– Reimbursements and Payments

EXHIBIT G

Agreed Principles

References in this Exhibit to “current methodology” and “current policy” means the methodologies and policies utilized by Kaplan University immediately prior to the Effective Date, which methodologies and policies shall apply regardless of future changes to accounting rules or practices.

Accounts Receivable
Accounts Receivable (A/R) shall be calculated on an earned basis, consistent with the Revenue Recognition principle as noted below, net of the allowance for doubtful accounts reserve.  The A/R reserves will be calculated using current methodology updated for quarterly or annual historical analysis updates.  Receivables will be written off for non-payment when an account reaches 120 days since last date of attendance (for online students), and 135 days since the last payment date.

Inventory
Inventory shall be updated annually based on school physical counts.

Restricted Cash
Cash held for student credit balances shall be recorded as restricted cash.  Cash held in federal funds or state grant accounts shall be recorded as restricted cash with an offsetting amount recorded as a current liability (Cash Held for Students).

Fixed Assets
Fixed Assets are recorded for items purchased with a life of greater than one year and a value over $5,000.  Fixed assets shall be amortized or depreciated over the standard useful life as per current policy.

Accrued Payroll
Accrued Payroll shall be recorded on business days worked but not yet paid as of each month-end.

Accrued Vacation
Adjustments for Accrued Vacation will be recorded annually for employees who are allowed to carry over vacation from one year to the next.  If an event occurs in an interim period which would result in material adjustments to Accrued Vacation, such adjustments will be made monthly.

Accrued Bonus
Accrued Bonuses will be recorded ratably on a monthly basis over the Fiscal Year based on the latest best estimate of annual operating performance and resulting payouts.

Other Accruals
Other accruals shall be recorded when services or tangible items have been received and payment has not been made.

Deferred Rent
Deferred Rent shall be recorded monthly on a straight line basis over the lease term including rent escalation and sales taxes.

Deferred Revenue
Deferred Revenue shall be calculated by netting earned Revenue from payments received and adjustments for any tuition cap deferral consistent with the current methodology.  Credit balances in Accounts Receivable shall be re-classed to Deferred Revenue.

1
Exhibit G – Agreed Principles

Revenue Recognition
Revenue shall be recognized as earned on a daily basis (calendar days).  If applicable, any cap placed on tuition will be netted against Revenue, estimated on a cohort basis using historical completion rates, and amortized on a straight line basis.  Revenue is not recognized until a student has completed the commitment period (generally the first three weeks for new students in applicable programs).  Scholarships or grants, as applicable, are netted against Revenue and recognized ratably on a monthly basis.

2
Exhibit G – Agreed Principles

EXHIBIT H

Deposit Credits

	Lease Expiration Date	Deposit return date

Davenport	84,750.00	12/31/18
Concord Law - KU Century Center, CA	4,396.00	8/31/17

1
Exhibit H – Deposit Credits

EXHIBIT I-1

Form of Early Termination Note

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Purdue University Global, Inc., an Indiana nonprofit, public benefit corporation (“New University”), hereby unconditionally promises to pay to the order of [Kaplan Higher Education, LLC] or its assigns (“Noteholder”), the principal amount of [INSERT AMOUNT OF EARLY TERMINATION FEE], together with all accrued interest thereon, as provided in this Secured Promissory Note (as may be amended, this “Note”).

1.	Definitions. Capitalized terms used in this Note have the meanings set forth in Exhibit A (Definitions).

2.	Principal Payments; Optional Prepayments.

2.1      Principal Payment Dates.  The principal amount of this Note shall be payable by New University to Noteholder in Forty (40) equal consecutive quarterly installments of $[AMOUNT].  The first quarterly installment shall be payable on ________, 20__, and quarterly installments shall be payable thereafter on the [__th] day of the first month of each subsequent quarter (each, a “Payment Date”) through and including ________, 20__ (the “Maturity Date”).  On the Maturity Date, all amounts outstanding under this Note, including all accrued and unpaid interest and all other amounts payable under the Note, shall be due and payable in full.

2.2      Optional Prepayment.  New University may prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon through the date of prepayment.  No prepaid amount may be reborrowed.

3.	Interest Payments.

3.1      Applicable Interest Rate.  The outstanding principal amount of this Note (together with all accrued and unpaid interest and other amounts payable under the Note) shall bear interest at the Applicable Interest Rate from the date of this Note through and including the date on which this Note is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.  The term “Applicable Interest Rate” means LIBOR plus two percent (2.0%), compounded quarterly, unless Noteholder shall have determined in its reasonable discretion and provided written notice to New University that, by reason of circumstances affecting the interbank Eurodollar market or otherwise, LIBOR cannot be determined as provided in this Note, in which case the Applicable Interest Rate shall be Prime plus two percent (2.0%), compounded quarterly, until such time that Noteholder provides written notice to New University that LIBOR can again be determined as provided in this Note.  All computations of interest shall be made on the basis of a year of 360 days, comprised of twelve 30-day months, and the actual number of days elapsed.  Noteholder’s computation of the Applicable Interest Rate shall be conclusive and binding on New University for all purposes, absent manifest error.

3.2      Interest Payment Dates.  Interest shall be payable quarterly in arrears by New University to Noteholder at the Applicable Interest Rate on each Payment Date.

3.3      Default Interest.  Notwithstanding any provision of this Note to the contrary, if any amount payable hereunder is not paid when due (without regard to any applicable grace periods) and during the pendency of any other Event of Default, whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Applicable Interest Rate plus five percent (5%), compounded quarterly (the “Default Rate”) from the date of such non-payment until such amount is paid in full.

1
Exhibit I-1 – Form of Early Termination Note

3.4      Interest Rate Limitation.  In the event interest as computed hereunder would otherwise exceed the highest rate permitted under applicable Law, then notwithstanding any provision of this Note to the contrary: (a) the interest rates hereunder will be reduced to the maximum rate permitted under applicable Law; (b) such excess amount shall be first applied to any unpaid balance owed by New University in the manner set forth in Section 4.2; and (c) if there is any remaining excess, Noteholder shall promptly refund such excess amount to New University and the provisions hereof shall be deemed amended to provide for such permissible rate.

4.	Payment Mechanics.

4.1      Manner of Payments.  All payments due under this Note shall be made in lawful money of the United States no later than 12:00 p.m. (Central time) on the date on which such payment is due by wire transfer of immediately available funds to Noteholder’s account at the bank specified by Noteholder in writing to New University from time to time.

4.2      Application of Payments.  All payments made hereunder shall be applied first to the payment of any fees or permitted charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note.  In the case of prepayments of principal, prepaid amounts shall be applied (a) first to the quarterly installment of principal due on the final Payment Date; and (b) thereafter, in reverse chronological order, to the quarterly installments of principal due on each Payment Date before the final Payment Date.

4.3      Business Day Convention.  Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

4.4      Rescission of Payments.  If at any time any payment made by New University under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of New University or otherwise, New University’s obligation to make such payment under this Note shall be reinstated as though such payment had not been made.

5.   Security Agreement; New Collateral; Guaranty.  New University’s payment and performance obligations hereunder are secured by a continuing first priority security interest in, and a right to set off against, substantially all of the existing and hereinafter acquired assets of New University and its Subsidiaries (the “Collateral”) in accordance with the Security Agreement, dated as of the date of this Note, by and between (and in form and substance reviewed in advance by and reasonably satisfactory to each of) New University and Noteholder (as may be amended, the “Security Agreement”), which security interest amends and restates (but does not novate) the continuing security interest previously granted to Noteholder by New University under Section 14.2(b) and Exhibit I-3 of the Support Agreement.  Until all amounts outstanding under this Note have been paid in full, New University shall, and shall cause its Subsidiaries to, promptly:  (a) execute and deliver to Noteholder such supplements or amendments to this Note and the Security Agreement and such other documents and instruments as are required by this Note or the Security Agreement, or that are otherwise necessary or advisable, in each case to grant to Noteholder and thereafter maintain a perfected first priority security interest in all Property (including Equity Interests of Subsidiaries) owned by New University or any of its Subsidiaries on the date of this Note or owned or acquired by and of them after the date of this Note; and (b) take all other actions contemplated by this Note and the Security Agreement, or that are otherwise necessary or advisable, in each case to grant to Noteholder and thereafter maintain a perfected first priority security interest in all Property (including Equity Interests of Subsidiaries) owned by New University or any of its Subsidiaries on the date of this Note or owned or acquired by and of them after the date of this Note.  Fifty percent (50%) of the principal amount of this Note is being guaranteed by [Purdue or another third party guarantor acceptable to Noteholder] (“Guarantor”) pursuant to the Guaranty, dated as of the date of this Note, made by Guarantor in favor of Noteholder (and in form and substance reviewed in advance by and reasonably satisfactory to each of) Guarantor and Noteholder (as may be amended, the “Guaranty”).1 2

1 References to the Guaranty in this Note will need to be modified if a letter of credit will be provided instead of a guaranty as contemplated by the Support Agreement.
2 The Guaranty will include a covenant prohibiting Purdue and its Affiliates from creating a new U.S degree-granting online institution (a) designed to serve adult learners and other non-traditional students in the U.S. or internationally, or (b) otherwise targeting the same student profile as ED Institution, in each case until this Note has been paid in full.  The Guaranty will also provide for Guarantor’s guarantee to remain equal to 50% of the original principal amount of this Note irrespective of any pay-down of the outstanding principal balance hereunder until less than 50% of the original principal amount of this Note is outstanding, at which time, Guarantor’s guarantee will be equal to the amount of the Note outstanding from time-to-time.

2
Exhibit I-1 – Form of Early Termination Note

6.	Affirmative Covenants.

6.1      Financial Statements.  Until all amounts outstanding under this Note have been paid in full, New University shall furnish or, as applicable, cause to be furnished, the following to Noteholder:

    (a)        Annual Financial Statements.  As soon as available, but in any event within 120 days after the end of each fiscal year of New University, a copy of the annual audit report of New University and its Subsidiaries for such year including a copy of the audited consolidated and consolidating balance sheet of New University and its Subsidiaries as at the end of such year and the related audited consolidated and consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, together with an opinion as to such audit report of independent certified public accountants of nationally recognized standing reasonably acceptable to Noteholder which does not contain a “going concern” or similar qualification or exception, or qualification arising out of the scope of the audit.

    (b)        Quarterly Financial Statements.  As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of New University, the unaudited consolidated and consolidating balance sheet of New University and its Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and preceding quarter, certified by New University’s Chief Financial Officer as being fairly stated in all material respects (subject to normal year-end accounting adjustments).

    (c)        Preparation under GAAP.  The financial statements called for by this Section 6.1 shall be prepared in accordance with GAAP, applied consistently throughout the periods specified therein and with prior periods (except for the absence of footnotes in the quarterly financial statements), and fairly present, in all material respects, the combined financial position and results of operations of New University and its Subsidiaries as of the dates set forth therein or the periods then ended.

    (d)        Additional Certifications; Additional Information.  New University’s Chief Financial Officer shall furnish a signed compliance certificate to Noteholder on each date that financial statements are delivered to Noteholder under this Section 6.1:  (i) setting forth the aggregate outstanding amount of Indebtedness of New University and its Subsidiaries on a consolidated basis and the calculation thereof, as of the last day of the applicable fiscal year or fiscal quarter; and (ii) stating that, to the best of the certifying Person’s knowledge, during the applicable fiscal year or fiscal quarter, (y) New University has performed in all material respects all covenants and other agreements in this Note and the Security Agreement to be performed by it, or if, in the opinion such certifying Person, New University has not so performed, a statement as to the nature of any such failures to perform; and (z) no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, a statement as to the nature thereof and whether, as of the date of such compliance certificate, such Default or Event of Default is continuing.  New University shall furnish to Noteholder such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of New University or any of its Subsidiaries as Noteholder may from time to time reasonably request in writing.

3
Exhibit I-1 – Form of Early Termination Note

6.2      Maintenance of Existence.  Until all amounts outstanding in this Note have been paid in full, New University shall, and shall cause its Subsidiaries to, preserve, renew and maintain in full force and effect their respective organizational existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their respective businesses, except, in each case as otherwise expressly permitted under this Note.

6.3      Insurance.  Until all amounts outstanding under this Note have been paid in full, New University shall, and shall cause its Subsidiaries to, maintain the same levels of insurance coverage as provided for under the Support Agreement.  As soon as available, and in any event within thirty (30) days after the end of each fiscal year, New University shall furnish to Noteholder a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for New University and its Subsidiaries.

6.4      Books and Records; Access Rights.  Until all amounts outstanding under this Note have been paid in full, New University shall, and shall cause its Subsidiaries to:

(a)     maintain consistently applied, accurate and complete Books and Records in conformance with GAAP and all requirements of Law, which shall be at or accessible from New University’s principal place of business for the period of time required under applicable Law, but not less than seven (7) years after creation; and

(b)     upon not less than fifteen (15) day’s advance written notice (unless an Event of Default exists), permit Noteholder or its representatives to (i) visit and inspect any of their respect properties; (ii) examine and make copies from any of their respective Books and Records; and (iii) discuss their respective business operations, properties and financial and other condition with their officers and employees and independent certified public accountants, in each case (unless an Event of Default exists) during normal business hours and in a manner that does not unreasonably interfere with their course of business.

6.5      Notices.  Until all amounts outstanding under this Note have been paid in full, New University shall, and shall cause its Subsidiaries to, promptly and in any event within ten (10) days of its discovering actual knowledge thereof give written notice to the Noteholder of:

(a)     any events, developments, circumstances or states of facts that individually or in the aggregate constitute or give rise to, or with or without notice or lapse of time or both could reasonably be expected to constitute or give rise to, a Significant Material Event; and

(b)     the occurrence of any Default or Event of Default.

Each notice pursuant to this Section 6.5 shall be accompanied by a statement signed by New University’s Chief Financial Officer setting forth details of the information set forth therein and, in the case of subsections (a) and (b) of this Section 6.5, stating what action New University proposes to take with respect thereto.

7.   Negative Covenants.  Until all amounts outstanding under this Note have been paid in full, New University shall not, and shall not permit any of its Subsidiaries to directly or indirectly, without the prior written consent of Noteholder:

7.1      Limitation on Indebtedness.  Create, incur, assume, permit to exist or otherwise become liable with respect to any Indebtedness, except (a) Indebtedness of New University existing or arising under this Note; (b) other secured Indebtedness of New University or any of its wholly-owned Subsidiaries incurred after the date of this Note (i) that is subordinated to Noteholder’s Liens arising under the Security Agreement on terms satisfactory to Noteholder; (ii) that when aggregated with all other Indebtedness of New University and its Subsidiaries does not exceed the Applicable Debt Cap (if any); and (iii) the terms and conditions of which are no more restrictive on New University than the terms and conditions in this Note and the Security Agreement; and (c) unsecured Indebtedness of New University or any of its Subsidiaries incurred after the date of this Note (i) that when aggregated with all other Indebtedness of New University and its Subsidiaries does not exceed the Applicable Debt Cap (if any); and (ii) the terms and conditions of which are no more restrictive on New University than the terms and conditions in this Note.  The term “Applicable Debt Cap” means a dollar amount equal to (A) fifteen percent (15%) of the original principal amount of this Note for periods during which more than seventy-five percent (75%) of the original principal amount of this Note remains outstanding; and (B) twenty-five percent (25%) of the original principal amount of this Note for periods during which more than fifty percent (50%) but no more than seventy-five percent (75%) of the original principal amount of this Note remains outstanding, it being understood that no Applicable Debt Cap will apply to periods during which the outstanding principal amount of this Note is less than or equal to fifty percent (50%) of the original principal amount.

4
Exhibit I-1 – Form of Early Termination Note

7.2      Limitation on Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests of any of its Subsidiaries) now owned or hereafter acquired by it, or on any income or rights in respect of any thereof, in each case except for Permitted Liens.

7.3      Limitation on Fundamental Changes. (a) Enter into any merger or consolidation unless New University is the surviving entity; (b) liquidate, wind-up or dissolve itself; (c) change its jurisdiction of organization; (d) form or otherwise create any new Subsidiary except for wholly-owned domestic Subsidiaries that have (i) agreed in writing (in form and substance reviewed in advance by and reasonably satisfactory to Noteholder) to be bound by all of the terms of, and to be jointly and severally liable with New University for all of New University’s obligations under, this Note; and (ii) complied with the requirements set forth in Section 5 and in the Security Agreement; (e) materially reduce or cease to operate any material portion of its business; (f) operate any portion of its business through a Person that is not a wholly-owned Subsidiary of New University; (g) change its accounting policies or accounting principles, including those that affect revenue recognition; (h) sell, convey, transfer, assign, lease, abandon or otherwise dispose of (“Dispose”) in one transaction or in a series of transactions, voluntarily or involuntarily, any material amount of assets (tangible or intangible) to any Person (including any Affiliate or unaffiliated third party) except to a wholly-owned Subsidiary that, as a condition to such Disposition, has fully-complied with the requirements set forth in subsection (d) of this Section 7.3; or (i) acquire all or substantially all of the assets constituting a business, division, branch or other unit of operation of any Person unless no Default or Event of Default exists or would exist as a result of such acquisition.

7.4      Limitation on Distributions and Illiquid Investments.  Declare or make any distribution or payment to The Trustees of Purdue University, an Indiana body corporate that manages and conducts Purdue University, the State of Indiana’s land-grant university (“Purdue”), or any other owner of New University, or make any illiquid investment including in a joint-venture, which would prevent New University from timely performing its payment obligations under this Note, or that would cause a breach of any covenant or other agreement under this Note.

7.5      Limitation on Transactions With Affiliates.  Enter into or be a party to any transaction including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is in the ordinary course of business of New University and either (a) on fair and reasonable terms no less favorable to New University than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person; or (b) on the basis provided to New University by Noteholder or its Affiliates under the Support Agreement.

7.6      Limitation on Negative Pledge Clauses.  Enter into or permit to exist or become effective any agreement with any Person which prohibits or limits the ability of New University or any Subsidiary to perform its obligations under this Note and the Security Agreement.

5
Exhibit I-1 – Form of Early Termination Note

8.	Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1      Failure to Pay.  (a) New University fails to pay any principal when due under this Note; or (b) fails to pay any interest or other amount that does not constitute principal when due under this Note and such failure to pay interest or other amount that does not constitute principal continues for five (5) days after the applicable due date.

8.2      Breach of Representations and Warranties.  Any representation or warranty made or deemed made by (a) New University or any of its Subsidiaries to Noteholder in the Security Agreement or in any other written agreement delivered to Noteholder pursuant to the terms of this Note or the Security Agreement; or (b) Guarantor to Noteholder under the Guaranty, in either case is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

8.3      Breach of Covenants.  New University fails to observe or perform any covenant, obligation or other agreement contained in this Note, the Support Agreement, the Security Agreement or any other collateral document contemplated thereby (other than breaches of its payment obligations under this Note which are exclusively covered by Section 8.1) and, if the breach is capable of being cured, fails to cure the breach within fifteen (15) days after Noteholder notifies New University of the breach in writing.

8.4      Cross-Defaults.  New University or any of its Subsidiaries fails to pay when due any of its Indebtedness (other than Indebtedness arising under this Note) with an outstanding principal amount in the aggregate exceeding $25 million, or any interest or premium thereon, when due (whether by scheduled maturity, acceleration, demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness.

8.5      Significant Material Event.  A Significant Material Event occurs that causes Noteholder to reasonably conclude that New University’s ability to timely perform its payment and other material obligations under this Note will be significantly impaired.

8.6      Loss of Title IV Eligibility.  The failure of the New University institution to continue to qualify as an educational institution eligible to participate in Title IV Programs (or any successor programs) or maintain any accreditation required to participate in Title IV Programs (or any successor programs).

8.7      Bankruptcy.  (a) New University or any of its Subsidiaries commences any case, proceeding or other action (i) under any Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or New University or any of its Subsidiaries makes a general assignment for the benefit of its creditors; (b) there is commenced against New University or any of its Subsidiaries any case, proceeding or other action of a nature referred to in Section 8.7(a) which (i) results in the entry of an order for relief or any such adjudication or appointment; or (ii) remains undismissed, undischarged or unbonded for a period of forty-five (45) days; (c) there is commenced against New University or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) days from the entry thereof; or (d) New University or any of its Subsidiaries is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

8.8      Change of Control.  Purdue ceases to be the sole member of New University.

8.9      Judgments.  One or more judgments or decrees in the aggregate amount exceeding $25 million shall be entered against New University or any of its Subsidiaries and either (a) all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (b) enforcement proceedings shall have been commenced by any creditor upon any such judgment or decree.

6
Exhibit I-1 – Form of Early Termination Note

8.10          Collateral.  Noteholder ceases to have a valid first priority Lien with respect to any of the Collateral as required by the Security Agreement and fails to cure such breach within fifteen (15) days after Noteholder notifies New University of the breach in writing.

8.11          Enforceability.  (a) Any provision of this Note or the Security Agreement shall, for any reason, cease to be valid and binding on New University or any of its Subsidiaries, or New University, Guarantor or any other Person shall so claim in writing to Noteholder; (b) any provision of the Guaranty shall, for any reason, cease to be valid and binding on Guarantor, or Guarantor or any other Person shall so claim in writing to Noteholder; or (c) New University, Guarantor or any other Person challenges the validity of or (as applicable) its liability under this Note, the Security Agreement or the Guaranty.

9.   Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Noteholder may at its option, (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under the Security Agreement, the Guaranty and/or applicable Law; provided, however that, if an Event of Default under Section 8.7 shall occur, the principal of and accrued interest on this Note shall become immediately due and payable without any notice, declaration or other act on the part of Noteholder.

10.	Miscellaneous.

10.1          Notices.  All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed conclusively to have been given:  (a) when personally delivered, (b) when sent by facsimile (with hard copy to follow in accordance with sub clauses (a), (d) or (e)) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (c) when sent by electronic mail (with hard copy to follow in accordance with sub clauses (a), (d) or (e)) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (d) one Business Day after being sent by reputable overnight express courier (charges prepaid) or (e) three Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, requests, demands and communications to Noteholder and New University shall be sent to the following addresses:

if to Noteholder:

with a copy to:

if to New University:

with a copy to:

10.2          Set-off.  All payments required to be made by New University under this Note shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever, including for taxes, except that New University may setoff for amounts claimed and conclusively determined to be owed to New University in accordance with the timing requirements and procedures set forth in the Support Agreement.

7
Exhibit I-1 – Form of Early Termination Note

10.3          Expenses.  New University shall reimburse Noteholder on demand for all reasonable out-of-pocket costs, expenses and fees (including expenses and fees of its counsel) incurred by Noteholder in connection with the enforcement of Noteholder’s rights under this Note, the Security Agreement and the Guaranty.

10.4          Governing Law.  This Note, the Security Agreement and the Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note, the Security Agreement and/or the Guaranty and the transactions contemplated hereby and thereby shall be governed by the Laws of the State of Indiana applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the Laws of a different jurisdiction.

10.5          Jurisdiction and Forum.  In any legal action, suit or proceeding arising out of or relating to this Note, the Security Agreement and/or the Guaranty or any of the transactions contemplated hereby or thereby, New University irrevocably submits to the exclusive jurisdiction of the federal courts located in Indiana and any federal courts of appeal with respect to such courts (the “Chosen Courts”), and hereby irrevocably agrees that all claims in respect of such legal action, suit or proceeding may be heard and determined in the Chosen Courts.  New University hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action, suit or proceeding in the Chosen Courts. Delivery of any process required by any such Chosen Court in accordance with Section 10.1 shall constitute valid and lawful service of process against New University, without necessity for service by any other means provided by statute or rule of court.  To the extent permitted by Law, that final and unappealable judgment against any of them in any legal action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

10.6          WAIVER OF JURY TRIAL.  NEW UNIVERSITY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT, THE GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.7          Integration.  This Note, the Security Agreement, the Guaranty and the provisions of the Support Agreement referenced herein constitute the entire agreement between New University and Noteholder with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

10.8          Successors and Assigns.  This Note may be assigned or transferred by Noteholder to any Person owned, directly or indirectly, by Graham Holdings Company or its successor, or to a purchaser of all or substantially all of the assets of Noteholder (regardless of the form of such transaction).  New University may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Noteholder.  This Note shall be binding upon New University and its permitted assigns and inure to the benefit of Noteholder and its permitted assigns.

10.9          Waiver of Notice.  New University hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

10.10        Interpretation.  Unless the context requires otherwise:  (a) all references herein to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of or to this Note; (b) the headings in this Note are for convenience of reference only and will not control or affect the meaning or construction of any provisions of this Note; (c) each term defined in this Note has the meaning assigned to it; (d) each accounting term not otherwise defined in this Note has the meaning commonly applied to it in accordance with GAAP; (e) words in the singular include the plural and vice versa; (f) all references to “$” or “dollar” amounts will be to lawful currency of the United States; (g) unless the context implies otherwise to the extent the term “day” or “days” is used, it will mean calendar day(s); (h) all references to “quarter”, unless the expressly indicated otherwise, means a calendar quarter; (i) references to the masculine, feminine or neuter gender include each other gender; (j) the words “herein,” “hereby,” “hereof,” “hereunder,” and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision; (k) the terms “including” and “includes” mean “including or includes without limitation;” (l) the word “or” is not exclusive; (m) reference to, and the definition of, any document or Law shall be deemed a reference to such document or Law as it may be amended, supplemented, revised, or modified, in writing, from time to time; (n) the Schedules and Exhibits are deemed a part of this Note and are incorporated by reference herein; and (o) the term “New University” shall include ED Institution.

8
Exhibit I-1 – Form of Early Termination Note

10.11        Amendments and Waivers.  No term of this Note may be waived, modified or amended except by an instrument in writing signed by New University and Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.12        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising on the part of Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.13        Severability.  If any term or provision of this Note, the Security Agreement or the Guaranty is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Note, the Security Agreement and the Guaranty shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby and thereby is not affected in any manner materially adverse to New University or Noteholder.  Upon such a determination, New University and Noteholder shall negotiate in good faith to modify this Note, the Security Agreement or the Guaranty, as applicable, so as to effect their original intent as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby and thereby be consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

9
Exhibit I-1 – Form of Early Termination Note

IN WITNESS WHEREOF, New University has executed this Note as of the date first above written.

PURDUE UNIVERSITY GLOBAL, INC.
by:

Name:
Title:

[Signature Page to Exhibit I-1]

EXHIBIT A

DEFINITIONS

“Accrediting Body” means any governmental or non-governmental entity, including any institutional and/or specialized accrediting agency, that engages in the granting or withholding of accreditation of postsecondary educational institutions or programs in accordance with standards relating to the performance, operations, financial condition or academic standards of such institutions, including the Higher Learning Commission.

“Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls, is controlled by or is under common control with such Person.  For purposes hereof, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).

“Applicable Debt Cap” has the meaning set forth in Section 7.1.

“Applicable Interest Rate” has the meaning set forth in Section 3.1.

“Books and Records” means originals (or true, correct and complete copies) of all business, accounting, tax and financial records (including supporting orders and invoices), files, lists, ledgers, correspondence, studies, reports databases and other documents (whether in hard copy, electronic or other form).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or obligated by law or executive order to remain closed.

“Chosen Courts” has the meaning set forth in Section 11.5.

“Code” means the Internal Revenue Code of 1986, as amended for time to time.

“Collateral” has the meaning set forth in Section 5.

“Default” means any Event of Default or any event which, upon the giving of notice, the lapse of time, or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning set forth in Section 3.3.

“Dispose” has the meaning set forth in Section 7.3.

“ED Institution” means the accredited, Title IV-participating, post-secondary educational institution operated by New University as of the date of this Note.

“Educational Agency” means any Person, whether governmental, government chartered, private, or quasi-private, that engages in granting or withholding approvals for, or otherwise regulates, postsecondary institutions, their agents or employees in accordance with standards relating to performance, operation, financial condition or academic standards of such institutions, and the provision of financial assistance to such institutions or students attending such institutions, including the United States Department of Education, any Accrediting Body, the Higher Learning Commission, the U.S. Department of Veterans’ Affairs and state educational agencies.

“Educational Law” means any federal, state, municipal, foreign or other law, regulation, order, Accrediting Body standard or other requirement that is applicable to New University or Noteholder, including the provisions of Title IV of the Higher Education Act of 1965, 20 U.S.C. § 1001 et seq., as amended, or successor statutes thereto, and any regulations or written guidance implementing or relating thereto, issued or administered by, or related to, any Educational Agency.

11
Exhibit I-1 – Form of Early Termination Note

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning set forth in Section 8.

“GAAP” means generally accepted accounting principles in the United States, applied consistently with the principles used in operating New University during the term of the Support Agreement.

“Governmental Entity” means any court, administrative agency, commission or other governmental authority, body or instrumentality, supranational, national, federal, state, provincial, local, municipal, domestic or foreign government or governmental or regulatory authority or any self-regulatory authority or arbitral or similar forum of any nature, including any agency, branch, bureau, commission, department, entity, official or political subdivision, whether domestic or foreign, including any Educational Agency.

“Guarantor” has the meaning set forth in Section 5.

“Guaranty” has the meaning set forth in Section 5.

“Indebtedness” of any Person at any date, without duplication, means:  (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of business and not past due for more than ninety (90) days after the date on which each such trade payable or account payable was created); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (e) all attributable indebtedness of such Person under Swap Agreements; and (f) all indebtedness of Persons other than such Person for whom “Indebtedness” is being tested under this definition (the “tested Person”) that is secured by any Lien on property owned by the tested Person, whether or not such indebtedness has been assumed or guaranteed by the tested Person.

“Interest Rate Change Date” means every three months, with the first Interest Rate Change Date occurring on the date of this Note.

“Law” means any laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity or Educational Agency, including any Educational Law, applicable to New University or Noteholder.

“LIBOR” means, with respect to any quarterly period ending on a Payment Date, the rate per annum (expressed as a percentage and rounded upward, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) most recently reported, as of the most recent Interest Rate Change Date to occur on or before the start of such quarterly period, as the London Inter-Bank Offered Rate for U.S. dollar deposits having a term of thirty (30) days (provided, that if such rate is less than zero, such rate shall be deemed to be zero).

12
Exhibit I-1 – Form of Early Termination Note

“Lien” means any lien (statutory or otherwise), mortgage, pledge, charge, license, security interest, purchase agreement, option, right-of-way, easement, restriction on transfer, title defect or other , encumbrance.

“Maturity Date” has the meaning set forth in Section 2.1.

“New University” has the meaning set forth in the introductory paragraph.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Entity, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Payment Date” has the meaning set forth in Section 2.1.

“Permitted Liens” means (a) Liens created pursuant to or arising under the Security Agreement or any other collateral document contemplated thereby; (b) Liens with respect to Indebtedness expressly permitted under Section 7.1(b); (c) Liens imposed by law for taxes, assessments or governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained in accordance with GAAP on the books of the applicable Person; (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained in accordance with GAAP on the books of the applicable Person; and (e) easements, zoning restrictions, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not material in amount and which do not materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of New University or any of its Subsidiaries.

“Person” means any individual, partnership (general or limited), corporation, limited liability company, joint venture, association, or other form of business organization (whether or not regarded as a legal entity under applicable Law), trust or other entity or organization, including a Governmental Entity and an Accrediting Body.

“Prime” means, with respect to any quarterly period ending on a Payment Date, the rate per annum (expressed as a percentage and rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)) most recently published, as of the most recent Interest Rate Change Date to occur on or before the start of such quarterly period, as the “Prime Rate” in The Wall Street Journal; provided, however, that, if The Wall Street Journal ceases to publish the “Prime Rate,” then Noteholder shall select an equivalent publication that publishes such “Prime Rate” and such rate shall be used to calculate Prime.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“Purdue” has the meaning set forth in Section 7.4.

13
Exhibit I-1 – Form of Early Termination Note

“Security Agreement” has the meaning set forth in Section 5.

“Significant Material Event” means any event, development, circumstance or state of facts that individually or in the aggregate will, or would reasonably be expected to:  (a) be materially adverse to the ability of New University or Guarantor to timely perform their respective payment obligations under this Note or the Guaranty, respectively, or to the ability of New University, Guarantor or any of their respective Affiliates to timely perform its respective obligations under this Note, the Security Agreement or the Guaranty; or (b) cause a material adverse change to the business, assets, liabilities, properties, condition (financial or otherwise), operating results, operations or prospects of New University and its Subsidiaries on a consolidated basis.  Notwithstanding the foregoing or anything to the contrary in this Note, none of the following shall constitute, or shall be taken into account in determining whether there has been or will be, a Significant Material Event:  (1) changes in the economic conditions generally in the United States or any other jurisdiction in which New University operates; (2) changes in the financial condition or operations of New University resulting from events, developments, circumstances, facts or effects that apply to similarly situated businesses operating in the same industry and jurisdiction as New University; (3) changes after the date of this Note in global or national political conditions, including the outbreak or escalation of hostilities or war, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental response to the foregoing; (4) changes in Law or accounting principles; or (5) acts of God (including earthquakes, storms, fires, floods and natural catastrophes).

“Subsidiary” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency); (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture; or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person.

“Support Agreement” means the Transition and Operations Support Agreement, dated as of March 22, 2018, by and among Noteholder, [whichever of Kaplan Higher Education, LLC and Iowa College Acquisition, LLC isn’t Noteholder], New University, and, solely with respect to certain provisions therein, Purdue.

“Title IV Programs” shall mean the programs of federal student financial assistance administered pursuant to Title IV of the Higher Education Act of 1965, as amended, or successor statutes thereto, and the rules and regulations thereunder.

14
Exhibit I-1 – Form of Early Termination Note

EXHIBIT I-2

Form of Post-Initial Term Note

PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Purdue University Global, Inc., an Indiana nonprofit, public benefit corporation (“New University”), hereby unconditionally promises to pay to the order of [Kaplan Higher Education, LLC] or its assigns (“Noteholder”), the principal amount of [INSERT AMOUNT OF POST-INITIAL TERM FEE], together with all accrued interest thereon, as provided in this Promissory Note (as may be amended, this “Note”).

1.	Definitions. Capitalized terms used in this Note have the meanings set forth in Exhibit A (Definitions).

2.	Principal Payments; Optional Prepayments.

2.1      Principal Payment Dates.  Subject to Section 2.2, the principal amount of this Note shall be payable by New University to Noteholder in Forty (40) consecutive quarterly installments of an amount equal to the lesser of (a) the Excess Revenue for the quarter that most recently ended before the applicable Payment Date (each, a “Calculation Quarter”); and (b) the sum of $[AMOUNT]3 plus the Permitted Shortfall Amount (if any) then outstanding (each such sum described in this clause (b), a “Quarterly Principal Amount”).  The initial quarterly installment shall be payable on ______ [X]4, 20__, and quarterly installments shall be payable thereafter on the [Xth] day of the first month of each subsequent quarter (each, a “Payment Date”) through and including ________, 20__ (the “Maturity Date”).  On the Maturity Date, all amounts outstanding under this Note, including all accrued and unpaid interest, the Permitted Shortfall Amount (if any) and all other amounts payable under the Note, shall be due and payable in full.

2.2      Insufficient Excess Revenue.

(a)     Notwithstanding any provision of this Note to the contrary, to the extent that the Quarterly Principal Amount due on any Payment Date (other than the Maturity Date) exceeds the Excess Revenue earned during the applicable Calculation Quarter, the payment due under Section 2.1 shall automatically be reduced by the amount of such excess; and (ii) the shortfall between the amount of Excess Revenue actually paid to Noteholder and the Quarterly Principal Amount then due (the aggregate amount of such shortfall, as increased pursuant to this Section 2.2(a) or decreased pursuant to payments under Section 2.1, the “Permitted Shortfall Amount”) shall remain unpaid principal under this Note which shall be due and payable as provided in Section 2.1 until paid in full, which shall in no event occur later than the Maturity Date.  For the avoidance of doubt, the Permitted Shortfall Amount for the first Payment Date shall be zero dollars ($0.00).

(b)     The term “Excess Revenue” means the following with respect to any Calculation Quarter, measured on a consolidated, accrual basis in accordance with generally accepted accounting principles in the United States, applied consistently with the principles used in operating New University during the term of the Support Agreement (“GAAP”):  (a) the Revenue of New University and its Subsidiaries for such Calculation Quarter; minus (b) the costs of operating New University and its Subsidiaries for such Calculation Quarter (excluding for this purpose any costs paid to third parties for the delivery support functions which are the same or comparable to any of the Support Functions); minus (c) the interest payable to Noteholder under Section 3.2 on the first Payment Date after the end of such Calculation Quarter.

3 Insert an amount equal to 1/40th of the total principal amount of the Note.
4 “X” to be a few days longer than New University needs to calculate its “Revenue” and “Excess Revenue” for the previous quarter.

1
Exhibit I-2 – Form of Post-Initial Term Note

(c)     The term “Revenue” means, with respect to any Calculation Quarter, the revenue of New University and its Subsidiaries for such Calculation Period, measured on a consolidated, accrual basis in accordance with GAAP, applied consistently with the principles used in operating New University during the term of the Support Agreement, adjusted to include all insurance proceeds payable to New University or any of its Subsidiaries related to either or both business interruption or a force majeure event, and further adjusted to reflect a reserve for bad debt calculated in a manner consistently applied in accordance with the past practices of New University during the term of the Support Agreement.  The term “Revenue” shall include revenue attributable to the assets and operations of Purdue, or of any Purdue affiliated entity to the extent that New University transferred such assets or operations to Purdue or any such entity while this Note is outstanding.

2.3      Optional Prepayment.  New University may prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon through the date of prepayment.  No prepaid amount may be reborrowed.

3.	Interest Payments.

3.1      Applicable Interest Rate.  The outstanding principal amount of this Note (together with all accrued and unpaid interest, any Permitted Shortfall Amount and other amounts payable under the Note) shall bear interest at the Applicable Interest Rate from the date of this Note through and including the date on which this Note is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.  The term “Applicable Interest Rate” means LIBOR plus two percent (2.0%), compounded quarterly, unless Noteholder shall have determined in its reasonable discretion and provided written notice to New University that, by reason of circumstances affecting the interbank Eurodollar market or otherwise, LIBOR cannot be determined as provided in this Note, in which case the Applicable Interest Rate shall be Prime plus two percent (2.0%), compounded quarterly, until such time that Noteholder provides written notice to New University that LIBOR can again be determined as provided in this Note.  All computations of interest shall be made on the basis of a year of 360 days, comprised of twelve 30-day months, and the actual number of days elapsed.  Noteholder’s computation of the Applicable Interest Rate shall be conclusive and binding on New University for all purposes, absent manifest error.

3.2      Interest Payment Dates.  Interest shall be payable quarterly in arrears by New University to Noteholder at the Applicable Interest Rate on each Payment Date.

3.3      Default Interest.  Notwithstanding any provision of this Note to the contrary, if any amount payable hereunder is not paid when due (without regard to any applicable grace periods) and during the pendency of any other Event of Default, whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Applicable Interest Rate plus five percent (5%), compounded quarterly (the “Default Rate”) from the date of such non-payment until such amount is paid in full.

3.4      Interest Rate Limitation.  In the event interest as computed hereunder would otherwise exceed the highest rate permitted under applicable Law, then notwithstanding any provision of this Note to the contrary: (a) the interest rates hereunder will be reduced to the maximum rate permitted under applicable Law; (b) such excess amount shall be first applied to any unpaid balance owed by New University in the manner set forth in Section 4.2; and (c) if there is any remaining excess, Noteholder shall promptly refund such excess amount to New University and the provisions hereof shall be deemed amended to provide for such permissible rate.

4.	Payment Mechanics.

4.1      Manner of Payments.  All payments due under this Note shall be made in lawful money of the United States no later than 12:00 p.m. (Central time) on the date on which such payment is due by wire transfer of immediately available funds to Noteholder’s account at the bank specified by Noteholder in writing to New University from time to time.

2
Exhibit I-2 – Form of Post-Initial Term Note

4.2      Application of Payments.  All payments made hereunder shall be applied first to the payment of any fees or permitted charges outstanding hereunder, second to accrued interest, third to the payment of any then-outstanding Permitted Shortfall Amount, and fourth to the payment of the principal amount outstanding under this Note.  In the case of prepayments of principal, prepaid amounts shall be applied (a) first to the quarterly installment of principal due on the final Payment Date; and (b) thereafter, in reverse chronological order, to the quarterly installments of principal due on each Payment Date before the final Payment Date.

4.3      Business Day Convention.  Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

4.4      Rescission of Payments.  If at any time any payment made by New University under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of New University or otherwise, New University’s obligation to make such payment under this Note shall be reinstated as though such payment had not been made.

5.	Affirmative Covenants.

5.1      Financial Statements.  Until all amounts outstanding under this Note have been paid in full, New University shall furnish or, as applicable, cause to be furnished, the following to Noteholder:

(a)     Annual Financial Statements.  As soon as available, but in any event within 120 days after the end of each fiscal year of New University, a copy of the annual audit report of New University and its Subsidiaries for such year including a copy of the audited consolidated and consolidating balance sheet of New University and its Subsidiaries as at the end of such year and the related audited consolidated and consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, together with an opinion as to such audit report of independent certified public accountants of nationally recognized standing reasonably acceptable to Noteholder which does not contain a “going concern” or similar qualification or exception, or qualification arising out of the scope of the audit.

(b)     Quarterly Financial Statements.  As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of New University, the unaudited consolidated and consolidating balance sheet of New University and its Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and preceding quarter, certified by New University’s Chief Financial Officer as being fairly stated in all material respects (subject to normal year-end accounting adjustments).

(c)     Preparation under GAAP.  The financial statements called for by this Section 5.1 shall be prepared in accordance with GAAP, applied consistently throughout the periods specified therein and with prior periods (except for the absence of footnotes in the quarterly financial statements), and fairly present, in all material respects, the combined financial position and results of operations of New University and its Subsidiaries as of the dates set forth therein or the periods then ended.

(d)     Additional Certifications; Additional Information.  New University’s Chief Financial Officer shall furnish a signed compliance certificate to Noteholder:

      i.      on each Payment Date setting forth New University’s calculations of its Revenue and Excess Revenue for the applicable Calculation Quarter, and the resulting Permitted Shortfall Amount (if any), together with reasonable supporting information to allow Noteholder to verify such calculations; and

3
Exhibit I-2 – Form of Post-Initial Term Note

  ii.     on each date that financial statements are delivered to Noteholder under this Section 5.1:  (y) setting forth the aggregate outstanding amount of Indebtedness of New University and its Subsidiaries on a consolidated basis and the calculation thereof as of the last day of the applicable fiscal year or fiscal quarter; and (z) stating that, to the best of the certifying Person’s knowledge, during the applicable fiscal year or fiscal quarter, (A) New University has performed in all material respects all covenants and other agreements in this Note to be performed by it, or if, in the opinion such certifying Person, New University has not so performed, a statement as to the nature of any such failures to perform; and (B) no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, a statement as to the nature thereof and whether, as of the date of such compliance certificate, such Default or Event of Default is continuing.

New University shall furnish to Noteholder such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of New University or any of its Subsidiaries as Noteholder may from time to time reasonably request in writing.

5.2            Maintenance of Existence.  Until all amounts outstanding in this Note have been paid in full, New University shall, and shall cause its Subsidiaries to, preserve, renew and maintain in full force and effect their respective organizational existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their respective businesses, except, in each case as otherwise expressly permitted under this Note.

5.3            Insurance.  Until all amounts outstanding under this Note have been paid in full, New University shall, and shall cause its Subsidiaries to, maintain the same levels of insurance coverage as provided for under the Support Agreement.  As soon as available, and in any event within thirty (30) days after the end of each fiscal year, New University shall furnish to Noteholder a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for New University and its Subsidiaries.

5.4            Books and Records; Access Rights; Examination Rights.  Until all amounts outstanding under this Note have been paid in full, New University shall, and shall cause its Subsidiaries to:

(a)     maintain consistently applied, accurate and complete Books and Records in conformance with GAAP and all requirements of Law, which shall be at or accessible from New University’s principal place of business for the period of time required under applicable Law, but not less than seven (7) years after creation;

(b)     upon not less than fifteen (15) day’s advance written notice (unless an Event of Default exists), permit Noteholder or its representatives to (i) visit and inspect any of their respect properties; (ii) examine and make copies from any of their respective Books and Records; and (iii) discuss their respective business operations, properties and financial and other condition with their officers and employees and independent certified public accountants, in each case (unless an Event of Default exists) during normal business hours and in a manner that does not unreasonably interfere with their course of business; and

(c)     during the one year period following (i) the date of this Note, permit Noteholder to examine and audit (or cause its external auditors to examine and audit) the Books and Records of New University and its Subsidiaries as necessary to verify that the original principal amount of this Note is equal to the Post-Initial Term Fee (as such term is defined in the Support Agreement), and (ii) Noteholder’s receipt of any certification under Section 5.1(d), permit Noteholder to examine and audit (or cause its external auditors to examine and audit) the Books and Records of New University and its Subsidiaries as necessary to verify New University’s and its Subsidiaries’ compliance with the terms of this Note, including New University’s calculations of its Revenue and Excess Revenue for any applicable Calculation Quarter, and any resulting Permitted Shortfall Amount.  All such examinations shall be performed in accordance with Section 10.2 of the Support Agreement.

4
Exhibit I-2 – Form of Post-Initial Term Note

5.5      Notices.  Until all amounts outstanding under this Note have been paid in full, New University shall, and shall cause its Subsidiaries to, promptly and in any event within ten (10) days of its discovering actual knowledge thereof give written notice to the Noteholder of:

(a)     any events, developments, circumstances or states of facts that individually or in the aggregate constitute or give rise to, or with or without notice or lapse of time or both could reasonably be expected to constitute or give rise to, a Significant Material Event; and

(b)     the occurrence of any Default or Event of Default.

Each notice pursuant to this Section 5.5 shall be accompanied by a statement signed by New University’s Chief Financial Officer setting forth details of the information set forth therein and, in the case of subsections (a) and (b) of this Section 5.5, stating what action New University proposes to take with respect thereto.

6.   Negative Covenants.  Until all amounts outstanding under this Note have been paid in full, New University shall not, and shall not permit any of its Subsidiaries to directly or indirectly, without the prior written consent of Noteholder:

6.1      Limitation on Indebtedness.  Create, incur, assume, permit to exist or otherwise become liable with respect to any Indebtedness, except (a) Indebtedness of New University existing or arising under this Note; (b) secured Indebtedness of New University or any of its wholly-owned Subsidiaries incurred with the prior written consent of Noteholder after the date of this Note; and (c) unsecured Indebtedness of New University or any of its Subsidiaries incurred after the date of this Note (i) that when aggregated with all other Indebtedness of New University and its Subsidiaries does not exceed the Applicable Debt Cap; and (ii) the terms and conditions of which are no more restrictive on New University than the terms and conditions in this Note.  The term “Applicable Debt Cap” means a dollar amount equal to (A) fifteen percent (15%) of the original principal amount of this Note for periods during which more than seventy-five percent (75%) of the original principal amount of this Note remains outstanding; and (B) twenty-five percent (25%) of the original principal amount of this Note for periods during which no more than seventy-five percent (75%) of the original principal amount of this Note remains outstanding.

6.2      Limitation on Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests of any of its Subsidiaries) now owned or hereafter acquired by it, or on any income or rights in respect of any thereof, in each case except for Permitted Liens.

6.3      Limitation on Fundamental Changes. (a) Enter into any merger or consolidation unless New University is the surviving entity; (b) liquidate, wind-up or dissolve itself; (c) change its jurisdiction of organization; (d) form or otherwise create any new Subsidiary except for wholly-owned domestic Subsidiaries that have agreed in writing (in form and substance reviewed in advance by and reasonably satisfactory to Noteholder) to be bound by all of the terms of, and to be jointly and severally liable with New University for all of New University’s obligations under, this Note; (e) materially reduce or cease to operate any material portion of its business; (f) operate any portion of its business through a Person that is not a wholly-owned Subsidiary of New University; (g) change its accounting policies or accounting principles, including those that affect revenue recognition; (h) sell, convey, transfer, assign, lease, abandon or otherwise dispose of (“Dispose”) in one transaction or in a series of transactions, voluntarily or involuntarily, any material amount of assets (tangible or intangible) to any Person (including any Affiliate or unaffiliated third party) except to a wholly-owned Subsidiary that, as a condition to such Disposition, has fully-complied with the requirements set forth in subsection (d) of this Section 6.3; or (i) acquire all or substantially all of the assets constituting a business, division, branch or other unit of operation of any Person unless no Default or Event of Default exists or would exist as a result of such acquisition.

6.4      Limitation on Distributions and Illiquid Investments.  Declare or make any distribution or payment to Purdue or any other owner of New University, or make any illiquid investment including in a joint-venture, which would prevent New University from timely performing its payment obligations under this Note, or that would cause a breach of any covenant or other agreement under this Note.

5
Exhibit I-2 – Form of Post-Initial Term Note

6.5      Limitation on Transactions With Affiliates.  Enter into or be a party to any transaction including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is in the ordinary course of business of New University and either (a) on fair and reasonable terms no less favorable to New University than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person; or (b) on the basis provided to New University by Noteholder or its Affiliates under the Support Agreement.

6.6      Limitation on Performing under this Note.  Enter into or permit to exist or become effective any agreement with any Person which prohibits or limits the ability of New University or any Subsidiary to perform its obligations under this Note.

7.	Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

7.1      Failure to Pay.  (a) New University fails to pay any principal or the Permitted Shortfall Amount when due under this Note (giving effect to Section 2.2); or (b) fails to pay any interest or other amount that does not constitute principal or the Permitted Shortfall Amount when due under this Note and such failure to pay interest or other amount that does not constitute principal or the Permitted Shortfall Amount continues for five (5) days after the applicable due date.

7.2      Breach of Representations and Warranties.  Any representation or warranty made or deemed made by New University or any of its Subsidiaries to Noteholder in any written agreement delivered to Noteholder pursuant to the terms of this Note is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

7.3      Breach of Covenants.  New University fails to observe or perform any covenant, obligation or other agreement contained in this Note or the Support Agreement (other than breaches of its payment obligations under this Note which are exclusively covered by Section 7.1) and, if the breach is capable of being cured, fails to cure the breach within fifteen (15) days after Noteholder notifies New University of the breach in writing.

7.4      Cross-Defaults.  New University or any of its Subsidiaries fails to pay when due any of its Indebtedness (other than Indebtedness arising under this Note) with an outstanding principal amount in the aggregate exceeding $25 million, or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness.

7.5      Significant Material Event.  A Significant Material Event occurs that causes Noteholder to reasonably conclude that New University’s ability to timely perform its payment and other material obligations under this Note will be significantly impaired.

7.6      Loss of Title IV Eligibility.  The failure of the New University institution to continue to qualify as an educational institution eligible to participate in Title IV Programs (or any successor programs) or maintain any accreditation required to participate in Title IV Programs (or any successor programs).

7.7      Bankruptcy. (a) New University or any of its Subsidiaries commences any case, proceeding or other action (i) under any Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or New University or any of its Subsidiaries makes a general assignment for the benefit of its creditors; (b) there is commenced against New University or any of its Subsidiaries any case, proceeding or other action of a nature referred to in Section 7.7(a) which (i) results in the entry of an order for relief or any such adjudication or appointment; or (ii) remains undismissed, undischarged or unbonded for a period of forty-five (45) days; (c) there is commenced against New University or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) days from the entry thereof; or (d) New University or any of its Subsidiaries is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

6
Exhibit I-2 – Form of Post-Initial Term Note

7.8      Change of Control.  Purdue ceases to be the sole member of New University.

7.9      Judgments.  One or more judgments or decrees in the aggregate amount exceeding $25 million shall be entered against New University or any of its Subsidiaries and either (a) all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (b) enforcement proceedings shall have been commenced by any creditor upon any such judgment or decree.

7.10    Enforceability.  (a) Any provision of this Note shall, for any reason, cease to be valid and binding on New University or any of its Subsidiaries, or New University or any other Person shall so claim in writing to Noteholder; or (b) New University or any other Person challenges the validity of or (as applicable) its liability under this Note.

8.   Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Noteholder may at its option, (a) declare the entire principal amount of this Note, together with all accrued interest thereon, the Permitted Shortfall Amount and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable Law; provided, however that, if an Event of Default under Section 7.7 shall occur, the principal of and accrued interest on this Note together with the Permitted Shortfall Amount shall become immediately due and payable without any notice, declaration or other act on the part of Noteholder.

9.	Miscellaneous.

9.1      Notices.  All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed conclusively to have been given:  (a) when personally delivered, (b) when sent by facsimile (with hard copy to follow in accordance with sub clauses (a), (d) or (e)) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (c) when sent by electronic mail (with hard copy to follow in accordance with sub clauses (a), (d) or (e)) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (d) one Business Day after being sent by reputable overnight express courier (charges prepaid) or (e) three Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, requests, demands and communications to Noteholder and New University shall be sent to the following addresses:

if to Noteholder:

with a copy to:

7
Exhibit I-2 – Form of Post-Initial Term Note

if to New University:

with a copy to:

9.2      Set-off.  All payments required to be made by New University under this Note shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever, including for taxes, except that New University may setoff for amounts claimed and conclusively determined to be owed to New University in accordance with the timing requirements and procedures set forth in the Support Agreement.

9.3      Expenses.  New University shall reimburse Noteholder on demand for all reasonable out-of-pocket costs, expenses and fees (including expenses and fees of its counsel) incurred by Noteholder in connection with the enforcement of Noteholder’s rights under this Note.

9.4      Governing Law.  This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the Laws of the State of Indiana applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the Laws of a different jurisdiction.

9.5      Jurisdiction and Forum.  In any legal action, suit or proceeding arising out of or relating to this Note or any of the transactions contemplated hereby, New University irrevocably submits to the exclusive jurisdiction of the federal courts located in Indiana and any federal courts of appeal with respect to such courts (the “Chosen Courts”), and hereby irrevocably agrees that all claims in respect of such legal action, suit or proceeding may be heard and determined in the Chosen Courts.  New University hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action, suit or proceeding in the Chosen Courts.  Delivery of any process required by any such Chosen Court in accordance with Section 9.1 shall constitute valid and lawful service of process against New University, without necessity for service by any other means provided by statute or rule of court.  To the extent permitted by Law, that final and unappealable judgment against any of them in any legal action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

9.6      WAIVER OF JURY TRIAL.  NEW UNIVERSITY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

9.7      Integration.  This Note and the provisions of the Support Agreement referenced herein constitute the entire agreement between New University and Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

9.8      Successors and Assigns.  This Note may be assigned or transferred by Noteholder to any Person owned, directly or indirectly, by Graham Holdings Company or its successor, or to a purchaser of all or substantially all of the assets of Noteholder (regardless of the form of such transaction).  New University may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Noteholder. This Note shall be binding upon New University and its permitted assigns and inure to the benefit of Noteholder and its permitted assigns.

8
Exhibit I-2 – Form of Post-Initial Term Note

9.9      Waiver of Notice.  New University hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

9.10     Interpretation.  Unless the context requires otherwise:  (a) all references herein to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of or to this Note; (b) the headings in this Note are for convenience of reference only and will not control or affect the meaning or construction of any provisions of this Note; (c) each term defined in this Note has the meaning assigned to it; (d) each accounting term not otherwise defined in this Note has the meaning commonly applied to it in accordance with GAAP; (e) words in the singular include the plural and vice versa; (f) all references to “$” or “dollar” amounts will be to lawful currency of the United States; (g) unless the context implies otherwise to the extent the term “day” or “days” is used, it will mean calendar day(s); (h) all references to “quarter”, unless the expressly indicated otherwise, means a calendar quarter; (i) references to the masculine, feminine or neuter gender include each other gender; (j) the words “herein,” “hereby,” “hereof,” “hereunder,” and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision; (k) the terms “including” and “includes” mean “including or includes without limitation;” (l) the word “or” is not exclusive; (m) reference to, and the definition of, any document or Law shall be deemed a reference to such document or Law as it may be amended, supplemented, revised, or modified, in writing, from time to time; (n) the Schedules and Exhibits are deemed a part of this Note and are incorporated by reference herein; and (o) the term “New University” shall include ED Institution.

9.11     Amendments and Waivers.  No term of this Note may be waived, modified or amended except by an instrument in writing signed by New University and Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

9.12     No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising on the part of Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.13     Severability.  If any term or provision of this Note is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Note shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to New University or Noteholder.  Upon such a determination, New University and Noteholder shall negotiate in good faith to modify this Note so as to effect their original intent as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

9
Exhibit I-2 – Form of Post-Initial Term Note

IN WITNESS WHEREOF, New University has executed this Note as of the date first above written.

PURDUE UNIVERSITY GLOBAL, INC.
by:

Name:
Title:

[Signature Page to Exhibit I-2]

EXHIBIT A

DEFINITIONS

“Academic Functions” means the functions, responsibilities and duties performed in the ordinary course of business in support of the academic operations of New University as further described in Section 2.2 of the Support Agreement.

“Accrediting Body” means any governmental or non-governmental entity, including any institutional and/or specialized accrediting agency, that engages in the granting or withholding of accreditation of postsecondary educational institutions or programs in accordance with standards relating to the performance, operations, financial condition or academic standards of such institutions, including the Higher Learning Commission.

“Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls, is controlled by or is under common control with such Person.  For purposes hereof, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).

“Applicable Debt Cap” has the meaning set forth in Section 6.1.

“Applicable Interest Rate” has the meaning set forth in Section 3.1.

“Books and Records” means originals (or true, correct and complete copies) of all business, accounting, tax and financial records (including supporting orders and invoices), files, lists, ledgers, correspondence, studies, reports databases and other documents (whether in hard copy, electronic or other form).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or obligated by law or executive order to remain closed.

“Calculation Quarter” has the meaning set forth in Section 2.1.

“Chosen Courts” has the meaning set forth in Section 11.5.

“Code” means the Internal Revenue Code of 1986, as amended for time to time.

“Default” means any Event of Default or any event which, upon the giving of notice, the lapse of time, or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning set forth in Section 3.3.

“Dispose” has the meaning set forth in Section 6.3.

“ED Institution” means the accredited, Title IV-participating, post-secondary educational institution operated by New University as of the date of this Note.

“Educational Agency” means any Person, whether governmental, government chartered, private, or quasi-private, that engages in granting or withholding approvals for, or otherwise regulates, postsecondary institutions, their agents or employees in accordance with standards relating to performance, operation, financial condition or academic standards of such institutions, and the provision of financial assistance to such institutions or students attending such institutions, including the United States Department of Education, any Accrediting Body, the Higher Learning Commission, the U.S. Department of Veterans’ Affairs and state educational agencies.

11
Exhibit I-2 – Form of Post-Initial Term Note

“Educational Law” means any federal, state, municipal, foreign or other law, regulation, order, Accrediting Body standard or other requirement that is applicable to New University or Noteholder, including the provisions of Title IV of the Higher Education Act of 1965, 20 U.S.C. § 1001 et seq., as amended, or successor statutes thereto, and any regulations or written guidance implementing or relating thereto, issued or administered by, or related to, any Educational Agency.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning set forth in Section 8.

“Excess Revenue” has the meaning set forth in Section 2.2(b).

“GAAP” has the meaning set forth in Section 2.2(b).

“Governmental Entity” means any court, administrative agency, commission or other governmental authority, body or instrumentality, supranational, national, federal, state, provincial, local, municipal, domestic or foreign government or governmental or regulatory authority or any self-regulatory authority or arbitral or similar forum of any nature, including any agency, branch, bureau, commission, department, entity, official or political subdivision, whether domestic or foreign, including any Educational Agency.

“Indebtedness” of any Person at any date, without duplication, means:  (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of business and not past due for more than ninety (90) days after the date on which each such trade payable or account payable was created); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (e) all attributable indebtedness of such Person under Swap Agreements; and (f) all indebtedness of Persons other than such Person for whom “Indebtedness” is being tested under this definition (the “tested Person”) that is secured by any Lien on property owned by the tested Person, whether or not such indebtedness has been assumed or guaranteed by the tested Person.

“Interest Rate Change Date” means every three months, with the first Interest Rate Change Date occurring on the date of this Note.

“Law” means any laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity or Educational Agency, including any Educational Law, applicable to New University or Noteholder.

“LIBOR” means, with respect to any quarterly period ending on a Payment Date, the rate per annum (expressed as a percentage and rounded upward, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) most recently reported, as of the most recent Interest Rate Change Date to occur on or before the start of such quarterly period, as the London Inter-Bank Offered Rate for U.S. dollar deposits having a term of thirty (30) days (provided, that if such rate is less than zero, such rate shall be deemed to be zero).

12
Exhibit I-2 – Form of Post-Initial Term Note

“Lien” means any lien (statutory or otherwise), mortgage, pledge, charge, license, security interest, purchase agreement, option, right-of-way, easement, restriction on transfer, title defect or other , encumbrance.

“Maturity Date” has the meaning set forth in Section 2.1.

“New University” has the meaning set forth in the introductory paragraph.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Entity, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Payment Date” has the meaning set forth in Section 2.1.

“Permitted Liens” means (a) Liens with respect to Indebtedness expressly permitted under Section 6.1(b); (b) Liens imposed by law for taxes, assessments or governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained in accordance with GAAP on the books of the applicable Person; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained in accordance with GAAP on the books of the applicable Person; and (d) easements, zoning restrictions, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not material in amount and which do not materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of New University or any of its Subsidiaries;

“Permitted Shortfall Amount” has the meaning set forth in Section 2.2(a).

“Person” means any individual, partnership (general or limited), corporation, limited liability company, joint venture, association, or other form of business organization (whether or not regarded as a legal entity under applicable Law), trust or other entity or organization, including a Governmental Entity and an Accrediting Body.

“Prime” means, with respect to any quarterly period ending on a Payment Date, the rate per annum (expressed as a percentage and rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)) most recently published, as of the most recent Interest Rate Change Date to occur on or before the start of such quarterly period, as the “Prime Rate” in The Wall Street Journal; provided, however, that, if The Wall Street Journal ceases to publish the “Prime Rate,” then Noteholder shall select an equivalent publication that publishes such “Prime Rate” and such rate shall be used to calculate Prime.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

13
Exhibit I-2 – Form of Post-Initial Term Note

“Purdue” means The Trustees of Purdue University, an Indiana body corporate that manages and conducts Purdue University, the State of Indiana’s land-grant university.

“Quarterly Principal Amount” has the meaning set forth in Section 2.1.

“Revenue” has the meaning set forth in Section 2.2(c).

“Significant Material Event” means any event, development, circumstance or state of facts that individually or in the aggregate will, or would reasonably be expected to:  (a) be materially adverse to the ability of New University to timely perform its payment obligations under this Note or to the ability of New University to timely perform any of its other obligations under this Note; or (b) cause a material adverse change to the business, assets, liabilities, properties, condition (financial or otherwise), operating results, operations or prospects of New University and its Subsidiaries on a consolidated basis.  Notwithstanding the foregoing or anything to the contrary in this Note, none of the following shall constitute, or shall be taken into account in determining whether there has been or will be, a Significant Material Event:  (1) changes in the economic conditions generally in the United States or any other jurisdiction in which New University operates; (2) changes in the financial condition or operations of New University resulting from events, developments, circumstances, facts or effects that apply to similarly situated businesses operating in the same industry and jurisdiction as New University; (3) changes after the date of this Note in global or national political conditions, including the outbreak or escalation of hostilities or war, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental response to the foregoing; (4) changes in Law or accounting principles; or (5) acts of God (including earthquakes, storms, fires, floods and natural catastrophes).

“Subsidiary” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency); (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture; or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person.

“Support Agreement” means the Transition and Operations Support Agreement, dated as of March 22, 2018, by and among Noteholder, [whichever of Kaplan Higher Education, LLC and Iowa College Acquisition, LLC isn’t Noteholder], New University, and, solely with respect to certain provisions therein, Purdue.

“Support Functions” has the meaning ascribed to such term in the Support Agreement.

“Title IV Programs” shall mean the programs of federal student financial assistance administered pursuant to Title IV of the Higher Education Act of 1965, as amended, or successor statutes thereto, and the rules and regulations thereunder.

14
Exhibit I-2 – Form of Post-Initial Term Note

EXHIBIT I-3

Terms of Security Interest Grant

To secure timely payments of the Early Termination Fee in accordance with the terms of the Early Termination Note (which Early Termination Fee, the Parties acknowledge and agree, is a contingent obligation until the termination date on which the Early Termination Fee becomes payable), New University hereby grants to Contributor a continuing security interest in, and a right to set off against, any and all right, title and interest of New University in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):  all Accounts; all Chattel Paper; all Commercial Tort Claims; all Deposit Accounts; all Documents; all Equipment; all Fixtures; all General Intangibles; all Instruments; all Inventory; all Investment Property; all Letter-of-Credit Rights; all Money; all Software; all Supporting Obligations; and all Accessions and all Proceeds of any and all of the foregoing.  Capitalized terms used in this Section 14.2(b)(i) have the meanings ascribed to such terms in Article 8 or 9 of the UCC (as defined below).  “UCC” means the Uniform Commercial Code as in effect from time-to-time in the state of Indiana except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

New University hereby authorizes Contributor to prepare and file such financing statements (including continuation statements) and amendments thereof and supplements thereto and all other instruments, agreements and documents as Contributor may from time-to-time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).  Furthermore, New University also hereby irrevocably makes, constitutes and appoints Contributor or its nominee, or any other person or entity whom Contributor may designate, as New University’s attorney in fact with full power and for the limited purpose to sign in the name of New University any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any other instruments, agreements and documents which in Contributor’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Early Termination Fee has been paid in full.

New University agrees to not take any action, or allow any omission, that directly or indirectly impairs, in any material respect, Contributor’s continuing first priority lien in the Collateral.

Upon the occurrence of non-payment of the Early Termination Fee, Contributor shall have, in addition to the rights and remedies provided herein, in the Early Termination Note, the Security Agreement or in any other documents relating to the Early Termination Fee, or by law or in equity, the rights and remedies of a secured party under the UCC.

1
Exhibit I-3 – Terms of Security Interest Grant

EXHIBIT J

Transfer - Examples

	Year 1	Year 2	Year 3	Year 4
TTM Revenues of New University	$500M	$490M	$550M	$550M
TTM Revenues of Assets Sold	$50M	---	$55M	$50M
% of TTM New University Revenues	10%	0%	10%	9%
Material Sales Threshold Calculation	$50M $500M	NA	($50M + $55M) = $105M ($550M + $50M) = $600M	($50M + $55M + $50M) = $155M ($550M + $50M + $55M) = $655M
Resulting Threshold %	10%	NA	17.5%	23.7%
Calculation Method	Not Crossed Fee Based Product	NA	Not Crossed Fee Based Product	Crossed Revenue Based Product
Fee Payable to Contributor	$50M x .125 x 6 = $37.5M	NA	$55M x .125 x 6 = $41.3M	$50M x 1.25 = $62.5M

1
Exhibit J – Transfer - Examples